Exhibit 10.25

CREDIT AGREEMENT
Dated as of August 23, 2007
among
POWERSECURE INTERNATIONAL, INC.,
as the Borrower,
CITIBANK, N.A.,
as Administrative Agent,
and
The Other Lenders Party Hereto

i

SCHEDULES

1.01	Inactive Subsidiaries
2.01	Revolving Commitments and Revolving Pro Rata Shares
2.02	Term Commitments and Term Pro Rata Shares
5.05	Supplement to Interim Financial Statements
5.08	Fee Property
5.09	Environmental Matters
5.13	Subsidiaries and Other Equity Investments
5.22	Labor Agreements
5.23	Labor Matters
7.01	Existing Liens
7.02	Existing Investments
7.03	Existing Indebtedness
10.02	Administrative Agent’s Office, Certain Addresses for Notices
EXHIBITS

Form of

A	Revolving Loan Notice
B	Term Loan Notice
C	Revolving Loan Note
D	Term Loan Note
E	Compliance Certificate
F	Assignment and Assumption
G	Guaranty
H	Security Agreement
I	Deed of Trust

CREDIT AGREEMENT
     This CREDIT AGREEMENT (this “Agreement”) is entered into as of August 23, 2007, among POWERSECURE INTERNATIONAL, INC., a Delaware corporation (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and CITIBANK, N.A., as Administrative Agent.
     The Borrower has requested that the Lenders provide a revolving and term credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.
     In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS
     Section 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
     “Account” has the meaning set forth in the UCC.
     “Acquisition” means the acquisition by any Person of (a) a majority of the Equity Interests of another Person, (b) all or substantially all of the assets of another Person or any operating division of another Person or (c) all or substantially all of a line of business of another Person, in each case whether or not involving a merger or consolidation with such other Person.
     “Acquisition Consideration” means the consideration given by the Borrower or any of its Subsidiaries for an Acquisition, including but not limited to the sum of (without duplication) (a) the fair market value of any cash, property (including Equity Interests issued in respect of such Acquisition) or services given, plus (b) the amount of any Indebtedness assumed, incurred or guaranteed (to the extent not otherwise included) in connection with such Acquisition by the Borrower or any of its Subsidiaries.
     “Act” has the meaning specified in Section 10.17.
     “Administrative Agent” means Citibank in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent, and may include any Affiliate of Citibank that performs administrative functions with respect to fundings and notices and similar matters under the Loan Documents.
     “Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.
     “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

     “Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote twenty percent (20%) or more of the Equity Interests having ordinary voting power for the election of directors, managing general partners or the equivalent.
     “Agent Parties” has the meaning specified in Section 10.02(c).
     “Aggregate Commitments” means the Aggregate Revolving Commitments and the Aggregate Term Commitments.
     “Aggregate Revolving Commitments” means the Revolving Commitments of all Lenders.
     “Aggregate Term Commitments” means the Term Commitments of all Lenders.
     “Alternate Base Rate” means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Citibank. as its “prime rate.” The “prime rate” is a rate set by Citibank based upon various factors including Citibank’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Citibank shall take effect at the opening of business on the day specified in the public announcement of such change.
     “Alternate Base Rate Loan” means a Loan that bears interest based on the Alternate Base Rate.
     “April 8-K” means the Form 8-K of the Borrower filed with the SEC on April 20, 2007.
     “Applicable Law” means (a) in respect of any Person, all provisions of Laws applicable to such Person, and all orders and decrees of all courts and determinations of arbitrators applicable to such Person and (b) in respect of contracts made or performed in the State of New York, “Applicable Law” shall also mean the Laws of the United States of America, including, without limitation in addition to the foregoing, 12 USC Sections 85 and 86, as amended to the date hereof and as the same may be amended at any time and from time to time hereafter, and any other statute of the United States of America now or at any time hereafter prescribing the maximum rates of interest on loans and extensions of credit, and the Laws of the State of New York.
     “Applicable Rate” means the following percentages per annum, based upon the Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

				Alternate Base
			Eurodollar Rate	Rate for
Pricing		Revolving Commitment	for Revolving	Revolving and
Level	Leverage Ratio	Fee	and Term Loans	Term Loans
I	Less than 1.25 to 1.00	0.200	1.250	(0.250)
II	Greater than or equal to 1.25 to 1.00 but less than 1.75 to 1.00	0.250	1.500	0.000
III	Greater than or equal to 1.75 to 1.00 but less than 2.25 to 1.00	0.275	1.750	0.250
IV	Greater than or equal to 2.25 to 1.00	0.300	2.000	0.500
     Any increase or decrease in the Applicable Rate resulting from a change in the Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered for any Fiscal Quarter pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section 6.02(a), then Pricing Level IV shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the first Business Day immediately following the date such Compliance Certificate is actually delivered to the Administrative Agent. Notwithstanding the foregoing, the Applicable Rate in effect from and after the Closing Date through and including the date the Compliance Certificate is delivered pursuant to Section 6.02(a) for the Fiscal Quarter ending June 30, 2007 shall be Level 1.
     In the event that any financial statement delivered pursuant to Section 6.01(a) or 6.01(b) or any Compliance Certificate delivered pursuant to Section 6.02(a) is shown to be inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have lead to a higher Applicable Rate for any period (an “Applicable Period”) than the Applicable Rate applied for such Applicable Period, then (i) the Borrower shall immediately deliver to the Administrative Agent a correct Compliance Certificate for such Applicable Period, (ii) the Applicable Rate shall be determined using the Pricing Level applicable for such Applicable Period based upon the corrected Compliance Certificate, and (iii) the Borrower shall immediately pay to the Administrative Agent the accrued additional interest and fees owing as a result of such increased Applicable Rate for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with the terms hereof. This paragraph shall not limit the rights of the Administrative Agent and the Lenders under Section 2.08 and Article VIII and other provisions of this Agreement. The obligations of the Borrower under this paragraph shall survive termination of the Commitments and the repayment of all other Obligations hereunder.
     “Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

     “Asset Coverage Ratio”, as of any date of determination, for the Borrower and its Subsidiaries, on a consolidated basis in accordance with GAAP, the ratio of (a) the sum of (i) 80% of Book Value of Accounts as of such date, (ii) 60% of Book Value of Inventory as of such date and (iii) 50% of Book Value of Net Fixed Assets as of such date to (b) the sum of (i) Consolidated Funded Indebtedness as of such date minus (ii) any outstanding Term Loans on such date.
     “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit F or any other form approved by the Administrative Agent.
     “Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any external counsel.
     “Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease; provided, however, Attributable Indebtedness shall not include any vehicle lease, whether accounted for as a Capital Lease or an operating lease.
     “Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the Fiscal Year ended December 31, 2006, and the related audited consolidated statements of income or operations, shareholders’ equity and cash flows for such Fiscal Year, including the notes thereto.
     “Auto-Extension Letter of Credit” has the meaning specified in Section 2.04(b)(iii).
     “Borrower” has the meaning specified in the introductory paragraph hereto.
     “Borrower Materials” means material and/or information provided by or on behalf of the Borrower hereunder or under any other Loan Document.
     “Borrowing” means a Revolving Borrowing or a Term Borrowing, as the context may require.
     “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.
     “Capital Expenditures” means, for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a Capital Lease) of fixed or capital assets that are required to be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries, excluding, without duplication, any such expenditures to the extent constituting (a) expenditures of insurance proceeds to acquire or repair any asset, (b) leasehold improvement expenditures for which the Borrower or a Subsidiary is reimbursed by the lessor, sublessor or sublessee, (c) vehicle leases, or (d) PowerSecure Shared Savings Projects.
     “Capital Lease” means, as of any date, any lease of property, real or personal, the obligations of lessee in respect of which are required in accordance with GAAP to be capitalized on the balance sheet of the lessee.
     “Cash and Cash Equivalents” means (a) cash; (b) marketable obligations issued or unconditionally guaranteed by the U.S. Government or issued by any of its agencies and backed by the full faith and credit of the U.S., in each case maturing within one year from the date of acquisition (and investments in mutual funds investing primarily in those obligations); (c) short-term investment grade domestic and eurodollar certificates of deposit or time deposits that are fully insured by the Federal Deposit Insurance Corporation or are issued by commercial banks having combined capital, surplus, and undivided profits of not less than $500,000,000 (as shown on its most recently published statement of condition); (d) commercial paper and similar obligations rated “P-1” by Moody’s or “A-1” by S&P; (e) readily marketable tax-free municipal bounds of a domestic issuer rated “Aaa” by Moody’s, or “AAA” by S&P, and maturing within one year from the date of issuance (and investments in mutual funds investing primarily in those bonds); (f) demand deposit accounts maintained in the ordinary course of business; and (g) money market mutual funds at least 95% of the assets of which constitute the items described in clauses (a) through (f) of this definition or a money market fund or a qualified investment fund given one of the two highest-long-term ratings available from S&P or Moody’s.
     “Cash Collateralize” has the meaning specified in Section 2.04(g).
     “Cash Management Document” means any agreement between or among the Borrower or any Affiliate of Borrower and any Lender or, with the Borrower’s consent, any Affiliate of such Lender related to treasury management, deposit accounts, cash management, custodial services, automated clearinghouse or funds transfer services or arrangements or similar services or arrangement or otherwise related to or evidencing any Cash Management Obligations.
     “Cash Management Obligations” means all obligations and liabilities of the Borrower or any of its Subsidiaries owed to any Lender or any Affiliate thereof arising under or in connection with any Cash Management Document.
     “Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, rule, regulation or treaty, (b) any change in any Law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of Law) by any Governmental Authority.
     “Change of Control” means, with respect to any Person, an event or series of events by which:

     (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than the Equity Investors, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the Voting Equity Interests of such Person (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or
     (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person ceases to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or
     (c) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower, or control over the Voting Equity Interests of the Borrower on a fully-diluted basis (and taking into account all such Interests that such Person or group has the right to acquire pursuant to any option right) representing 50% or more of the combined voting power of such Interests.
     “Citibank” means Citibank, N.A., and its successors and assigns.
     “Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 4.01 (or, in the case of Section 4.01(b), waived by the Person entitled to receive the applicable payment).
     “Code” means the Internal Revenue Code of 1986.
     “Collateral” means any collateral in which a Lien is granted by any Person to the Administrative Agent to secure the Secured Obligations pursuant to the Collateral Documents.

     “Collateral Documents” means each Deed of Trust and each Security Agreement and any document related thereto.
     “Commitment” means, as to each Lender, any obligation it may have to (a) make Loans to the Borrower pursuant to Section 2.01 and Section 2.02 and (b) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the respective amounts set forth opposite such Lender’s name on Schedule 2.01 and Schedule 2.02, or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, or in any amendment hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
     “Compliance Certificate” means a certificate substantially in the form of Exhibit E, with such changes, or in such other form, as agreed to by the Administrative Agent.
     “Consolidated EBITDA” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to the sum of (a) Consolidated Net Income, (b) Consolidated Interest Charges, (c) the amount of taxes, based on or measured by income, deducted in determining such Consolidated Net Income, (d) the amount of depreciation and amortization expense deducted in determining such Consolidated Net Income, (e) all non-cash charges or losses which do not represent a cash charge or loss in such period or in a future period, and (f) without duplication, non-recurring charges consisting of Founders Severance Payments and relocation expenses not to exceed $14,200,000 in aggregate amount (in each case with respect to the items set forth in clauses (b) through (f) above, only to the extent included in calculating such Consolidated Net Income and without duplication), minus the following to the extent included in calculating such Consolidated Net Income: (a) Federal, state, local and foreign income tax credits of the Borrower and its Subsidiaries for such period, (b) Consolidated Interest Income, and (c) all non-cash items increasing Consolidated Net Income for such period.
     “Consolidated Funded Indebtedness” means, on any date of determination, the outstanding principal amount of all Indebtedness of the Borrower and its Subsidiaries of the type described in clauses (a), (b), (d), (e) and (f) of the definition of “Indebtedness”, and, without duplication, any Guarantees of the foregoing, in each case, determined on a consolidated basis in accordance with GAAP.
     “Consolidated Interest Charges” means, with respect to any period, total interest expense, whether paid or accrued (including the interest component of Capital Leases), of the Borrower and Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under interest rate contracts and foreign exchange contracts.
     “Consolidated Interest Income” means, with respect to any period, total interest income of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP for such period.
     “Consolidated Net Income” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the net income of the Borrower and its Subsidiaries (excluding extraordinary gains and extraordinary losses) for that period in accordance with GAAP, provided that there shall be excluded (a) the income (or loss) of any Person (other than a Subsidiary of the Borrower whose net income is consolidated into the net income of the Borrower in accordance with GAAP) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions, and (b) the net income of any Subsidiary of the Borrower to the extent that the declaration or payment of Dividends or similar distributions by such Subsidiary is at the time restricted or not permitted by the terms of any Contractual Obligation (other than under any Loan Document) or requirement of Law applicable to such Subsidiary.
     “Consolidated Lease Expense” means, for any period, the aggregate amount of fixed and contingent rentals payable by the Borrower and its Subsidiaries for such period with respect to lease of real and personal property, determined on a consolidated basis in accordance with GAAP.
     “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
     “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
     “Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Extension.
     “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
     “Deed of Trust” means any fee deed of trust executed by any Loan Party, substantially in the form of Exhibit I.
     “Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
     “Default Rate” means (a) when used with respect to Obligations other than the Letter of Credit Fees, an interest rate per annum equal to the lesser of (i) the Highest Lawful Rate and (ii) the sum of (x) the Alternate Base Rate plus (y) the Applicable Rate, if any, applicable to Alternate Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate per annum equal to the lesser of (i) the Highest Lawful Rate and (ii) the sum of (x) the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus (y) 2% per annum and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

     “Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Loans, participations in L/C Obligations required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.
     “Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
     “Disqualified Equity Interests” means any Equity Interests of the Borrower or any of its Subsidiaries that, either by their terms or by the terms of any security into which they are convertible or for which they are exchangeable, or upon the happening of any event or condition (including the passage of time), (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness, or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date which is six months after the Revolving Maturity Date and the Term Maturity Date.
     “Dividends” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Borrower or any Subsidiary.
     “Dollar” and “$” mean Lawful money of the United States.
     “Domestic Subsidiary” means any Subsidiary that is organized under the Laws of any political subdivision of the United States.
     “Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, and the L/C Issuer, and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include any Loan Party, the Sponsor or any of their respective Affiliates or Subsidiaries.
     “Environmental Complaint” has the meaning specified in Section 5.09.
     “Environmental Laws” means any and all Federal, state, local, and foreign statutes, Laws, regulations, ordinances, rules, judgments, orders, decrees, permits, licenses, agreements with any

Governmental Authority or governmental restrictions relating to pollution and the protection of the environment or the release of any Hazardous Materials into the environment.
     “Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
     “Equity Issuance” means the sale or issuance by the Borrower or any of its Subsidiaries of any of its Equity Interests in a public offering or in a private placement or sale.
     “ERISA” means the Employee Retirement Income Security Act of 1974.
     “ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
     “ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.
     “Eurodollar Rate” means, for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “Eurodollar Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Citibank, N.A. and with a term equivalent to such Interest Period would be offered by Citibank, N.A.’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the commencement of such Interest Period.
     “Eurodollar Rate Loan” means a Loan that bears interest at a rate based on the Eurodollar Rate.
     “Event of Default” has the meaning specified in Section 8.01.
     “Exchange Act” means the Securities Exchange Act of 1934.
     “Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 10.13), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.01(a).
     “Extraordinary Receipt” means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustments; provided, however, that an Extraordinary Receipt shall not include cash receipts from proceeds of insurance, condemnation awards (or payments in lieu thereof) or indemnity payments to the extent that such proceeds, awards or payments (a) in respect of loss or damage to equipment, fixed assets or real property are applied (or in respect of which expenditures were previously incurred) to replace or repair the equipment, fixed assets or real property in respect of which such proceeds were received in accordance with the terms of Section 2.05(f) or (b) are received by any Person in respect of any third party claim against such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto.
     “Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Citibank, N.A. on such day on such transactions as determined by the Administrative Agent.
     “Fiscal Quarter(s)” means the three-calendar-month periods ending on March 31, June 30, September 30, and December 31 of each calendar year.
     “Fiscal Year” means the twelve-calendar-month period beginning January 1 of each year and ending December 31 of each year.
     “Fixed Charge Coverage Ratio” means, as of the date of determination, for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP, the ratio of (a) the sum of (i) Consolidated EBITDA, plus (ii) Consolidated Lease Expense minus (iii) cash Taxes to (b) the sum of (i) Consolidated Interest Charges, (ii) scheduled payments of principal of Consolidated Funded Indebtedness, (iii) Consolidated Lease Expense, and (iv) Restricted Payments, in each case for the period of four consecutive Fiscal Quarters ending on such date.
     “Foreign Lender” means any Lender that is organized under the Laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
     “Foreign Subsidiary” means each Subsidiary of the Borrower that is not a Domestic Subsidiary
     “Founders Severance Payments” means the payments to be made to W. Phillip Marcum and A. Bradly Gabbard pursuant to the Separation Agreement and Release and Employment Agreements.
     “FRB” means the Board of Governors of the Federal Reserve System of the United States.
     “Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
     “GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
     “Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority,

instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
     “Guarantee” means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
     “Guarantors” means each Domestic Subsidiary other than any Inactive Subsidiary.
     “Guaranty” means any Guaranty executed by any Guarantor in favor of the Administrative Agent, substantially in the form of Exhibit G.
     “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
     “Highest Lawful Rate” means at the particular time in question the maximum rate of interest which, under Applicable Law, any Lender is then permitted to charge on the Obligations. If the maximum rate of interest which, under Applicable Law, any Lender is permitted to charge on the Obligations shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each change in the Highest Lawful Rate without notice to the Borrower.
     “Honor Date” has the meaning specified in Section 2.04(c)(i).

     “Inactive Subsidiaries” means those Subsidiaries of the Borrower listed on Schedule 1.01.
     “Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
     (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
     (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;
     (c) net obligations of such Person under any Swap Contract;
     (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);
     (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
     (f) Attributable Indebtedness in respect of Capital Leases and Synthetic Lease Obligations;
     (g) Disqualified Equity Interests;
     (h) Founders Severance Payments; and
     (i) all Guarantees of such Person in respect of any of the foregoing.
     For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.
     “Indemnified Taxes” means Taxes other than Excluded Taxes.
     “Information” has the meaning specified in Section 10.07.
     “Interest Payment Date” means, (a) as to any Loan other than a Alternate Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Revolving Maturity Date or Term Maturity Date, as applicable; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any

Alternate Base Rate Loan, the last Business Day of each August, November, February and May and the Revolving Maturity Date or Term Maturity Date, as applicable.
     “Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six (or nine or twelve, if consented to by all Lenders) months thereafter, as selected by the Borrower in its Revolving Loan Notice or Term Loan Notice, as the case may be; provided that:
     (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;
     (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
     (c) no Interest Period shall extend beyond the Revolving Maturity Date or Term Maturity Date, as applicable.
     “Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
     “IP Rights” has the meaning specified in Section 5.17.
     “IRS” means the United States Internal Revenue Service.
     “ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).
     “Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.
     “Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, regulations, ordinances, codes and applicable administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed and enforceable duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.
     “L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Revolving Pro Rata Share. All L/C Advances shall be denominated in Dollars.
     “L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Borrowing.
     “L/C Cash Collateral Account” has the meaning specified in Section 2.04(g).
     “L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.
     “L/C Issuer” means Citibank. (or any Affiliate thereof) in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.
     “L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
     “Lender” has the meaning specified in the introductory paragraph hereto, and as the context requires, may include the L/C Issuer.
     “Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.
     “Letter of Credit” means any standby letter of credit issued hereunder.
     “Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.
     “Letter of Credit Expiration Date” means the day that is seven days prior to the Revolving Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).
     “Letter of Credit Fee” has the meaning specified in Section 2.04(i).

     “Letter of Credit Sublimit” means an amount equal to $5,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.
     “Leverage Ratio” means, as of the date of determination, for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the period of four consecutive Fiscal Quarters ending on such date. For purposes of calculating the Leverage Ratio as at any date, Consolidated EBITDA shall be calculated on a pro forma basis (as certified by the Borrower to the Administrative Agent and as approved by an Administrative Agent) assuming that all Acquisitions and Dispositions completed during the period of four consecutive Fiscal Quarters ending on such date had been made on the first day of such period.
     “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).
     “Litigation” means any proceeding, claim, lawsuit, arbitration and/or investigation by or before any Governmental Authority or arbitrator, including, without limitation, proceedings, claims, lawsuits, and/or such investigations conducted by or before any Governmental Authority or arbitrator or pursuant to any environmental, occupational, safety and health, antitrust, unfair competition, securities, tax or other Law, or under or pursuant to any contract, agreement or other instrument.
     “Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Revolving Loan or a Term Loan.
     “Loan Documents” means this Agreement, the Notes, each Issuer Document, the Guaranties, each Request for Credit Extension, each Compliance Certificate, each Collateral Document, and any other agreement executed, delivered or performable by any Loan Party in connection herewith or as security for the Obligations, excluding any Swap Contract.
     “Loan Parties” means, collectively, the Borrower and each Guarantor.
     “Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities, condition (financial or otherwise) or prospects of the (i) the Acquired Business or (ii) the Borrower and its Subsidiaries, taken as a whole; (b) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party; (c) a material adverse effect upon the Collateral or upon the Liens granted in the Collateral; (d) a material adverse effect on the ability of the Borrower or any other Loan Party to perform its obligations under the Loan Documents; or (e) a material adverse effect on the rights and remedies of the Administrative Agent, the L/C Issuer or the Lenders under the Loan Documents.
     “Moody’s” means Moody’s Investors Service, Inc., or any successor rating agency.

     “Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
     “Net Cash Proceeds” means, with respect to a Disposition or issuance of any Indebtedness by any Person, the cash proceeds received by such Person in connection with such transaction (including any cash received in respect of non-cash proceeds, but only and as when received) after deducting therefrom the aggregate, without duplication, of the following amounts to the extent properly attributable to such transaction or to any asset that may be the subject thereof: (a) all reasonable and customary legal, investment banking, brokerage and accounting fees and expenses incurred in connection with such Disposition or issuance, (b) all taxes paid or payable by such Person to be payable in cash in connection with such Disposition or issuance, (c) payments made by such Person to retire Indebtedness (other than the Credit Extensions) where payment of such Indebtedness is required in connection with such Disposition or issuance, (d) any amounts required to be deposited into escrow in connection with the closing of such Disposition or issuance (until any such amounts are released therefrom to such Person) and (e) the amount of any reserve for adjustments in respect of the sale price of such asset or assets established in accordance with GAAP (until any such reserve is reversed).
     “Net Equity Proceeds” means, with respect to the sale or issuance after the Closing Date by the Borrower or any of its Subsidiaries of any of its Equity Interests, the excess of: (a) the gross cash proceeds received by the Borrower or such other entity from such sale, exercise or issuance over (b) all reasonable and customary underwriting commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements actually incurred in connection with such sale, issuance or exercise.
     “Net Fixed Assets” means, as of any date of determination, the cost of fixed assets of the Borrower and its Subsidiaries minus depreciation expense incurred with respect thereto as of such date of determination, determined on a consolidated basis in accordance with GAAP.
     “Net Recovery Proceeds” means, with respect to any Recovery Event or Extraordinary Receipts, the gross cash proceeds (net of reasonable fees, costs and taxes actually incurred and paid in connection with such Recovery Event or Extraordinary Receipt and any required permanent payment of Indebtedness (other than Indebtedness secured pursuant to the Collateral Documents) which is secured by the property that is the subject of such Recovery Event) received by the respective Person in connection with such Recovery Event or Extraordinary Receipt.
     “Non-Extension Notice Date” has the meaning specified in Section 2.04(b)(iii).
     “Notes” means collectively, the Revolving Loan Notes and the Term Loan Notes.
     “Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, under any treasury management arrangements with any Lender, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
     “Off-Balance Sheet Liabilities” means with respect to any Person as of any date of determination thereof, without duplication and to the extent not included as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP: (a) with respect to any asset securitization transaction (including any accounts receivable purchase facility) (i) the unrecovered investment of purchasers or transferees of assets so transferred, and (ii) any other payment, recourse, repurchase, hold harmless, indemnity or similar obligation of such Person or any of its Subsidiaries in respect of assets transferred or payments made in respect thereof, other than limited recourse provisions that are customary for transactions of such type and that neither (x) have the effect of limiting the loss or credit risk of such purchasers or transferees with respect to payment or performance by the obligors of the assets so transferred nor (y) impair the characterization of the transaction as a true sale under applicable Laws (including Debtor Relief Laws); (b) the monetary obligations under any financing lease or so-called “synthetic,” tax retention or off-balance sheet lease transaction which, upon the application of any Debtor Relief Law to such Person or any of its Subsidiaries, would be characterized as indebtedness; (c) any other monetary obligation arising with respect to any other transaction which (i) upon the application of any Debtor Relief Law to such Person or any of its Subsidiaries, would be characterized as indebtedness or (ii) is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person and its Subsidiaries (for purposes of this clause (c), any transaction structured to provide tax deductibility as interest expense of any dividend, coupon or other periodic payment will be deemed to be the functional equivalent of a borrowing).
     “Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable certificate or agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
     “Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.
     “Outstanding Amount” means (a) with respect to Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date, and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit

Extension occurring on such date and any other changes in the aggregate amount of L/C Obligations as of such date, including as a result of any reimbursement by the Borrower of Unreimbursed Amounts.
     “Participant” has the meaning specified in Section 10.06(d).
     “PBGC” means the Pension Benefit Guaranty Corporation.
     “Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.
     “Permitted Acquisition” means any Acquisition that satisfied each of the following requirements:
     (a) both before and after giving effect to such Acquisition and the Term Loan (if any) requested to be made in connection therewith, no Default exists or will exist or would result therefrom;
     (b) such Acquisition shall not be opposed by the board of directors or governing body of the Person or assets being acquired;
     (c) no Loan Party shall, as a result of or in connection with any such acquisition, assume or incur any direct or contingent liabilities (whether relating to environmental, tax, litigation, or other matters) that could reasonably be expected, as of the date of such acquisition, to result in the existence or occurrence of a Material Adverse Effect;
     (d) the applicable requirements set forth in Section 6.14 are satisfied within the time required therein; and
     (e) the Person or assets subject to such Acquisition is or are (i) in the same or related line of business as that conducted by the Borrower and its Subsidiaries on the date hereof or (ii) in a business that is ancillary and in furtherance of the line of business as that conducted by the Borrower and its Subsidiaries on the date hereof.
     “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
     “Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.
     “Post-Closing Letter” means that certain letter agreement of even date herewith, executed by Borrower and Administrative Agent, and setting forth the required time of delivery of certain items otherwise required under Section 4.01 to be delivered to the Administrative Agent on the Closing Date.
     “PowerSecure” means PowerSecure, Inc., a Delaware corporation and wholly-owned Subsidiary of the Borrower.
     “PowerSecure Shared Savings Projects” means projects whereby PowerSecure builds and provides on-site power units and equipment on property of its customers, and PowerSecure retains ownership of such units and equipment, which projects shall be approved by the Required Lenders (such approval not to be unreasonably withheld or delayed).
     “Premises” has the meaning set forth in Section 5.09.
     “Pro Rata Share” means either a Revolving Pro Rata Share or a Term Pro Rata Share, as the context requires.
     “Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.
     “Recovery Event” means any settlement of or payment in respect of any property insurance or casualty insurance claim or any condemnation proceeding in or deed in lieu thereof relating to any Collateral.
     “Register” has the meaning specified in Section 10.06(c).
     “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.
     “Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
     “Request for Credit Extension” means (a) with respect to a Revolving Borrowing or a conversion or continuation of Revolving Loans, a Revolving Loan Notice, (b) with respect to the Term Borrowing or a conversion or continuation of Term Loans, a Term Loan Notice and (c) with respect to an L/C Credit Extension, a Letter of Credit Application.
     “Required Lenders” means, as of any date of determination, (a) when there is only one Lender, Citibank or its successor and assigns, and (b) where there is more than one Lender, two or more Lenders having at least 66-2/3% of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Lenders holding in the aggregate more than 66-2/3% of the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Lender for purposes of this definition); provided that the Commitments of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided, further, in no event shall Required

Lenders include less than those Lenders who collectively hold more than 50% of the Aggregate Revolving Commitments.
     “Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of the Borrower and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the Borrower so designated by any of the foregoing officers in a notice to the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of the Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower.
     “Restricted Payment” means, collectively, (a) Dividends, (b) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest or on account of any return of capital to the Borrower’s stockholders, partners or members (or the equivalent Person thereof), and (c) any payment of principal, interest, premium or penalty on any Indebtedness or any defeasance, redemption, purchase, repurchase, or other acquisition or retirement for value, in whole or in part, of any Indebtedness (including, without limitation, the setting aside of assets or the deposit of funds therefor).
     “Revolving Availability Period” means the period from and including the Closing Date to the earliest of (a) the Revolving Maturity Date, (b) the date of termination of the Aggregate Revolving Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Revolving Loans pursuant to Section 8.02.
     “Revolving Borrowing” means a borrowing consisting of simultaneous Revolving Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.
     “Revolving Commitment” means, as to each Lender, its obligation to (a) make Revolving Loans to the Borrower pursuant to Section 2.01 and (b) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in any Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement, including any automatic reduction thereof as a result of a Term Loan pursuant to Section 2.02.
     “Revolving Commitment Fee” has the meaning specified in Section 2.09.
     “Revolving Loan” has the meaning specified in Section 2.01.
     “Revolving Loan Note” means a promissory note made by the Borrower in favor of a Lender evidencing Revolving Loans made by such Lender, substantially in the form of Exhibit C.

     “Revolving Loan Notice” means a notice of (a) a Revolving Borrowing, (b) a conversion of Revolving Loans from one Type to the other, or (c) a continuation of Revolving Loans, pursuant to Section 2.03(a), which, if in writing, shall be substantially in the form of Exhibit A.
     “Revolving Maturity Date” means (a) August 23, 2010 or (b) such earlier date as the (i) the Obligations become due and payable pursuant to this Agreement (whether by acceleration, prepayment in full, scheduled reduction or otherwise) or (ii) there shall exist an Event of Default under Section 8.01(f) of this Agreement.
     “Revolving Pro Rata Share” means, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Revolving Commitment of such Lender at such time and the denominator of which is the amount of the Aggregate Revolving Commitments at such time; provided that if the commitment of each Lender to make Revolving Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, then the Revolving Pro Rata Share of each Lender shall be determined based on the Revolving Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. The initial Revolving Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
     “S&P” means Standard & Poor’s Ratings Group, a division of McGraw-Hill, Inc., or any successor rating agency.
     “SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
     “Secured Creditor” has the meaning given to such term in each Security Agreement.
     “Secured Obligations” means, collectively, (a) the Obligations, (b) all Swap Obligations owed to any Lender or an Affiliate of such Lender (provided at the time of execution of the Swap Contract related to such Swap Obligations or prior thereto such Lender is a party to the Credit Agreement), (c) all Cash Management Obligations, (d) any and all out-of-pocket expenses (including, without limitation, expenses and reasonable counsel fees and expenses of any Secured Creditor) incurred by any Secured Creditor in enforcing its rights under this Agreement or under any other Loan Document, and (e) all present and future amounts in respect of the foregoing that would become due but for the operation of any provision of Debtor Relief Laws, and all present and future accrued and unpaid interest, including, without limitation, post-petition interest if any Loan Party voluntarily or involuntarily becomes subject to any Debtor Relief Laws.
     “Securities Act” means the Securities Act of 1933.
     “Security Agreement” means any Security Agreement executed by one or more of the Loan Parties, substantially in the form of Exhibit H.
     “Solvent” means, with respect to any Person, as of any date of determination, that the fair value of the assets (tangible and intangible) of such Person (at fair valuation) is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date, that the present fair saleable value of such assets of such Person will, as of such date, be greater than the amount that will be required to pay the probable liability of such Person on its debts as such debts become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person, and that, as of such date, such Person will be able to pay all liabilities of such Person as such liabilities mature and such Person does not have unreasonably small capital with which to carry on its business. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability discounted to present value at rates believed to be reasonable by such Person.
     “Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the Voting Equity Interests (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower; provided, however, for purposes hereof, the Trust shall not be a Subsidiary.
     “Subsidiary Loan Party” means any Loan Party that is a Subsidiary.
     “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
     “Swap Obligations” means any and all obligations under or in connection with or otherwise owed by the Borrower to any Lender or any Affiliate of a Lender in respect of a Swap Contract.
     “Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in subsection (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
     “Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
     “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
     “Term Borrowing” means a borrowing by the Borrower consisting of Term Loans of the same Type and having the same Interest Period made by each of the Lenders pursuant to Section 2.02.
     “Term Commitment” means, as to each Lender, its obligation to make a Term Loan to the Borrower pursuant to Section 2.02(a), in aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.02.
     “Term Loan” has the meaning specified in Section 2.02.
     “Term Loan Note” means a promissory note made by the Borrower in favor of a Lender evidencing Term Loans made by such Lender, substantially in the form of Exhibit D.
     “Term Loan Notice” means a notice of (a) a Term Borrowing, (b) a conversion of Term Loans from one Type to the other, or (c) a continuation of Term Loans as the same Type, pursuant to Section 2.03(a), which, if in writing, shall be substantially in the form of Exhibit B.
     “Term Maturity Date” means (a)(i) with respect to a Term Loan made prior to August 23, 2008, August 23, 2015, and (ii) with respect to a Term Loan made on or after August 23, 2008, August 23, 2016, or (b) such earlier date as (i) the Obligations become due and payable pursuant to this Agreement (whether by acceleration, prepayment in full, scheduled reduction or otherwise) or (ii) there shall exist an Event of Default under Section 8.01(f).
     “Term Pro Rata Share” means, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Term Commitment of such Lender at such time and the denominator of which is the amount of the Aggregate Term Commitments at such time; provided that if the commitment of each Lender to make Term Loans have been terminated pursuant to Section 8.02, then the Term Pro Rata Share of each Lender shall be a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the Outstanding Amount of Term Loans owed to such Lender and the denominator of which is the Outstanding Amount of Term Loans owed to all Lenders. The initial Term Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.02 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
     “Total Outstandings” means the aggregate Outstanding Amount of all Loans and L/C Obligations.
     “Total Revolving Outstandings” means the aggregate Outstanding Amount of all Revolving Loans and L/C Obligations.
     “Trust” means Marcum Midstream 1995-2 Business Trust, a Delaware statutory trust.
     “Type” means, with respect to a Revolving Loan or a Term Loan, its character as a Alternate Base Rate Loan or a Eurodollar Rate Loan.
     “UCC” means the Uniform Commercial Code of Texas or, where applicable to specific Collateral, any other relevant state.
     “Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.
     “United States” and “U.S.” mean the United States of America.
     “Unreimbursed Amounts” has the meaning specified in Section 2.04(c)(i).
     “Unused Revolver Portion” means, at any time, an amount equal to (a) the Aggregate Revolving Commitment on such date minus (b) the Total Revolving Outstandings on such date.
     “Voting Equity Interests” of any Person means Equity Interests of any class or classes having ordinary voting power for the election of at least a majority of the members of the board of directors, managing general partners or the equivalent governing body of such Person, irrespective of whether, at the time, Equity Interests of any other class or classes or such entity shall have or might have voting power by reason of the happening of any contingency.
     Section 1.02. Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
     (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any

Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any Law shall include all statutory and regulatory provisions consolidating, amending replacing or interpreting such Law and any reference to any Law or regulation shall, unless otherwise specified, refer to such Law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
     (b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
     (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
     (d) For purposes of Section 8.01, a breach of a financial covenant contained in Section 7.12 shall be deemed to have occurred as of any date of determination thereof by the Administrative Agent or as of the last date of any specified measuring period, regardless of when the financial statements or the Compliance Certificate reflecting such breach are delivered to the Administrative Agent and the Lenders.
     Section 1.03. Accounting Terms.
     (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.
     (b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

     Section 1.04. Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
     Section 1.05. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).
     Section 1.06. Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
     Section 1.07. References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions and rulings consolidating, amending, replacing, supplementing or interpreting such Law.
ARTICLE II.
THE COMMITMENTS AND CREDIT EXTENSIONS
     Section 2.01. Revolving Loans. Subject to the terms and conditions set forth herein, each Lender with a Revolving Commitment severally agrees to make loans (each such loan, a “Revolving Loan”) to the Borrower from time to time, on any Business Day during the Revolving Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Commitment; provided, however, that after giving effect to any Revolving Borrowing, (a) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, and (b) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Revolving Pro Rata Share of the Outstanding Amount of all L/C Obligations, shall not exceed such Lender’s Revolving Commitment. Within the limits of each Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.06, and reborrow under this Section 2.01. Revolving Loans may be Alternate Base Rate Loans and/or Eurodollar Rate Loans, as further provided herein.
     Section 2.02. Term Loans. If at any time after the Closing Date the Borrower desires to make an Acquisition and to borrow hereunder to fund all or any part of such Acquisition, the Borrower shall notify the Administrative Agent (which shall promptly notify the Lenders) of its request to fund such Acquisition by requesting a term loan (each such loan, a “Term Loan”) to be made by the Lenders, the proceeds of which will be used by the Borrower to fund such Acquisition; provided that (a) any Term Loan shall be in a minimum principal amount of $1,000,000, or a whole multiple of $50,000 in excess thereof, (b) the Borrower may make a maximum request for three Term Loans, (c) the Aggregate Revolving Commitments shall be automatically reduced by the amount of any Term Loan made and the Revolving Commitment of each Lender shall be automatically reduced pro rata by the amount of any Term Loan made, (d) all conditions precedent to any Credit Extension set forth in Section 4.02 must be satisfied prior to and after giving effect to any Term Loan, and (e) the proceeds of Term Loans may only be used to fund Permitted Acquisitions. Subject to the terms and conditions herein, each Lender with a Term Commitment severally agrees to make Term Loans to the Borrower in the amount of its Term Commitment. Term Loans may not be repaid and then reborrowed.
     Section 2.03. Borrowings, Conversions and Continuations of Loans.
     (a) Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or from, or continuation of, Eurodollar Rate Loans, and (ii) on the requested date of any Borrowing of Alternate Base Rate Loans. Each telephonic notice by the Borrower pursuant to this Section 2.03(a) must be confirmed promptly by delivery to the Administrative Agent of a written Revolving Loan Notice or Term Loan Notice, as applicable, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $50,000 in excess thereof. Each Borrowing of or conversion to Alternate Base Rate Loans shall be in a principal amount of $100,000 or a whole multiple of $50,000 in excess thereof. Each Revolving Loan Notice or Term Loan Notice, as applicable (whether telephonic or written), shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Revolving Loan Notice or Term Loan Notice, as applicable, or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Alternate Base Rate Loans. Any such automatic conversion to Alternate Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Revolving Loan Notice or Term Loan Notice, as applicable, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.
     (b) Following receipt of a Revolving Loan Notice or Term Loan Notice, as applicable, the Administrative Agent shall promptly notify each Lender of the amount of its Revolving Pro Rata Share or Term Pro Rata Share of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Alternate Base Rate Loans described in the preceding subsection. In the case of a Revolving Borrowing or the Term Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Citibank with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.
     (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.
     (d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Alternate Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Citibank’s prime rate used in determining the Alternate Base Rate promptly following the public announcement of such change.
     (e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than five Interest Periods in effect at any one time with respect to all Loans.
     Section 2.04. Letters of Credit.
     (a) The Letter of Credit Commitment.
     (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit in Dollars for the account of the Borrower or certain Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letter of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower and any drawings thereunder; provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Total Revolving Outstandings would exceed the Aggregate Revolving Commitments, (y) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s

Revolving Pro Rata Share of the Outstanding Amount of all L/C Obligations would exceed such Lender’s Revolving Commitment, or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.
     (ii) The L/C Issuer shall not issue any Letter of Credit, if:
     (A) subject to Section 2.04(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or
     (B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date.
     (iii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:
     (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;
     (B) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;
     (C) except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $100,000;
     (D) such Letter of Credit is to be denominated in a currency other than Dollars; or
     (E) a default of any Lender’s obligation to fund under Section 2.04(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless the L/C

Issuer has entered into a satisfactory arrangement with the Borrower or such Lender to eliminate the L/C Issuer’s risk with respect to such Lender.
     (iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.
     (v) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
     (vi) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.
(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.
     (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 10:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require. Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.

     (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender with a Revolving Commitment shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Revolving Pro Rata Share times the amount of such Letter of Credit. Promptly after the end of each calendar quarter, the Administrative Agent shall deliver to each Lender a summary of the Letters of Credit issued during such calendar quarter.
     (iii) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.04(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is two Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.
     (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

     (c) Drawings and Reimbursements; Funding of Participations.
     (i) Promptly upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 10:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Revolving Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Borrowing of Alternate Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Alternate Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Revolving Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Revolving Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.04(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
     (ii) Each Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.04(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Revolving Pro Rata Share of the Unreimbursed Amount not later than 12:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.04(c)(iii), each such Lender that so makes funds available shall be deemed to have made a Alternate Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.
     (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Alternate Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each such Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.04(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.04.
     (iv) Until each Lender funds its Loan or L/C Advance pursuant to this Section 2.04(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Revolving Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.

     (v) Each Lender’s obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.04(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Revolving Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.
     (vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.
     (d) Repayment of Participations.
     (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.04(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Revolving Pro Rata Share thereof in the same funds as those received by the Administrative Agent.
     (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.04(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each such Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Revolving Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
     (e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
     (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;
     (ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
     (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
     (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or
     (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.
     The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.
     (f) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.04(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
     (g) Cash Collateral. Upon the request of the Administrative Agent, (i) if an Event of Default occurs and is continuing, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such Event of Default or the Letter of Credit Expiration Date, as the case may be). For purposes of this Section 2.04 and Section 8.02(c), “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be initially maintained in blocked, non-interest bearing deposit accounts at Citibank (the “L/C Cash Collateral Account”). The Borrower, no more than once in any calendar month, may direct the Administrative Agent to invest the funds held in the L/C Cash Collateral Account (so long as the aggregate amount of such funds exceeds any relevant minimum investment requirement) in (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the

United States or any agency thereof and (ii) one or more other types of investments permitted by the Administrative Agent, in each case with such maturities as the Borrower, with the consent of the Administrative Agent, may specify, pending application of such funds on account of the L/C Obligations or on account of other Obligations, as the case may be. In the absence of any such direction form the Borrower, the Administrative Agent shall invest the funds held in the L/C Cash Collateral Account (so long as the aggregate amount of such funds exceeds any relevant minimum investment requirement) in one or more types of investments with such maturities as the Administrative Agent may specify, pending application of such funds on account of the L/C Obligations or on account of other Obligations, as the case may be. All such investments shall be made in the Administrative Agent’s name for the account of the Lenders, subject to the ownership interest therein of the Borrower. The Borrower recognizes that any losses or taxes with respect to such investments shall be borne solely by the Borrower, and the Borrower agrees to hold the Administrative Agent and the Lenders harmless from any and all such losses and taxes. The Administrative Agent may liquidate any investment held in the L/C Cash Collateral Account in order to apply the proceeds of such investment on account of the L/C Obligations (or on account of any other Obligation then due and payable, as the case may be) without regard to whether such investment has matured and without liability for any penalty or other fee incurred (with respect to which the Borrower hereby agrees to reimburse the Administrative Agent) as a result of such application. Upon reimbursement of the outstanding L/C Obligations in full by the Borrower and provided no Event of Default is continuing, the Administrative Agent shall promptly distribute any Cash Collateral to the Borrower.
     (h) Applicability of ISP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued the rules of the ISP shall apply to each Letter of Credit.
     (i) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Revolving Pro Rata Share a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate for Eurodollar Rate Loans times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.
     (j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. At any time there is more than one Lender under this Agreement, the Borrower shall pay directly to the L/C Issuer for its own account a fronting fee (i) with respect to each Letter of Credit, at the rate equal to 1/8 of 1% per annum of the amount of such Letter of Credit (but in no event less than $500), due and payable on the issuance thereof, and (ii) with respect to any amendment of a commercial Letter of Credit increasing the amount of such Letter of Credit, at a rate separately agreed between the Borrower and the L/C Issuer, computed on the amount of such increase, and payable upon the effectiveness of such amendment. The Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
     (k) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
     Section 2.05. Prepayments.
     (a) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Revolving Loans or Term Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 12:00 noon (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Alternate Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof; and (iii) any prepayment of Alternate Base Rate Loans shall be in a principal amount of $300,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and whether such Loan is a Revolving Loan or a Term Loan. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Each such prepayment shall be applied to the Revolving Loans or the Term Loans, as the case may be, of the Lenders in accordance with their respective Pro Rata Shares of such Loan. Any voluntary prepayments of the Term Loans shall be made and applied as provided in Section 2.05(i).
     (b) If for any reason the Total Revolving Outstandings at any time exceed the Aggregate Revolving Commitments then in effect, the Borrower shall immediately prepay Revolving Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(c) unless, after the prepayment in full of the Revolving Loans referred to in the preceding clause, the Total Revolving Outstandings exceed the Aggregate Revolving Commitment then in effect.
     (c) Concurrently with the receipt of Net Cash Proceeds from the issuance by the Borrower or any of its Subsidiaries of any Indebtedness pursuant to Section 7.03(h), the Borrower shall prepay the Loans in an aggregate principal amount of 100% of such Net Cash Proceeds. Each such mandatory prepayment shall be made and applied as provided in Section 5.01(g).

     (d) Concurrently with the receipt of Net Cash Proceeds from the Disposition by the Borrower or any of its Subsidiaries pursuant to Section 7.05(g), the Borrower shall prepay the Loans in an aggregate principal amount equal to 100% of such Net Cash Proceeds (or, if appropriate, 100% of the Net Cash Proceeds that remain after deducting any amount reinvested by the Borrower or any of its Subsidiaries during the 120-day period described in Section 7.05(g)). Each such mandatory prepayment shall be made and applied as provided in Section 2.05(g).
     (e) Concurrently with the receipt of Net Equity Proceeds from any Equity Issuance by the Borrower or any of its Subsidiaries other than Equity Issuance permitted under clauses (a) and (b) of Section 7.16, the Borrower shall prepay the Loans in an aggregate principal amount equal to 100% of such Net Equity Proceeds. Each such mandatory prepayment shall be made and applied as provided in Section 2.05(g).
     (f) The Borrower shall make mandatory prepayments of the Loans in an amount equal to 100% of the Net Recovery Proceeds of any Recovery Event or Extraordinary Receipt; provided, however, in the event the Borrower or one of its Subsidiaries receives Net Recovery Proceeds on account of a Recovery Event, (A) the Borrower or such Subsidiary may apply such proceeds to the purchase price of replacement property or other property used by the Borrower or its Subsidiaries in its line of business within 120 days of such Recovery Event to the extent required pursuant to Section 7.05(g). Each such mandatory prepayment shall be made and applied as provided in Section 2.05(g).
     (g) Any mandatory prepayment required pursuant to Section 2.05(c), (d), (e) or (f) and any such mandatory prepayment or voluntary prepayment of Term Loans made pursuant to Section 2.05(a) shall (i) in addition include any additional amounts required pursuant to Section 3.05, (ii) not be subject to any notice and minimum payment provisions, and (iii) be applied first to the Term Loans, (A) pro rata, in the case of a voluntary prepayment pursuant to Section 2.05(a), to all of the unpaid scheduled installments and (B) in the inverse order of maturity, in the case of any mandatory prepayment pursuant to Section 2.05(c), (d), (e) or (f), and, second, if the Term Loans have been repaid in full, then to the Revolving Loans, and, third, if the Revolving Loans have been repaid in full, to Cash Collateralize the L/C Obligations.
     Section 2.06. Termination or Reduction of Commitments. The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Revolving Commitments, or from time to time permanently reduce the Aggregate Revolving Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. two Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $2,000,000 or any whole multiple of $1,000,000 in excess thereof, and (iii) the Borrower shall not terminate or reduce the Aggregate Revolving Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Outstandings would exceed the Aggregate Revolving Commitments. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Revolving Commitments. Any reduction of the Aggregate Revolving Commitments shall be applied to the Revolving Commitment of each Lender according to its Revolving Pro Rata Share. All Revolving Commitment Fees accrued until the effective date of any termination of the Aggregate Revolving Commitments shall be paid on the effective date of such termination. The

Aggregate Revolving Commitment shall be automatically and permanently reduced by (a) the amount of any mandatory prepayment of any Revolving Loan or any amount of Cash Collateral provided pursuant to Section 2.05(i) and (b) the amount of any Term Loan made pursuant to Section 2.02.
     Section 2.07. Repayment of Loans.
     (a) The Borrower shall repay to the Lenders on the Revolving Maturity Date the aggregate principal amount of Revolving Loans outstanding on such date.
     (b) To the extent not otherwise required to be paid earlier as provided herein, the Borrower shall repay the principal of each Term Loan, if any, on each March 31, June 30, September 30 and December 31 after each such Term Loan is made, with the amount of each installment payment on each such date being equal to the product of (i) the initial total outstanding principal amount of such Term Loan (without giving effect to any payments made on such Term Loan) and (ii) 1/28. The Borrower shall repay all remaining outstanding principal amount of each Term Loan on such Term Loan’s Term Maturity Date.
     Section 2.08. Interest.
     (a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the lesser of (y) the Highest Lawful Rate and (z) the Eurodollar Rate for such Interest Period plus the Applicable Rate for Eurodollar Rate Loans; and (ii) each Alternate Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the lesser of (y) the Highest Lawful Rate and (z) the Alternate Base Rate plus the Applicable Rate for Alternate Base Rate Loans.
(b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the lesser of (y) the Default Rate and (z) the Highest Lawful Rate, to the fullest extent permitted by Applicable Laws.
     (ii) If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (after giving effect to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the lesser of (y) the Default Rate and (z) the Highest Lawful Rate, to the fullest extent permitted by Applicable Laws.
     (iii) Upon the request of the Required Lenders, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Loans at a fluctuating interest rate per annum at all times equal to the lesser of (y) the Default Rate and (z) the Highest Lawful Rate, to the fullest extent permitted by Applicable Laws.
     (iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

     (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
     Section 2.09. Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender with a Revolving Commitment in accordance with its Revolving Pro Rata Share, a commitment fee (the “Revolving Commitment Fee”) equal to the Applicable Rate for the Revolving Commitment Fee times the actual daily amount by which the Aggregate Revolving Commitments exceed the sum of (i) the Outstanding Amount of Revolving Loans and (ii) the Outstanding Amount of L/C Obligations. The Revolving Commitment Fee shall accrue at all times during the Revolving Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Revolving Maturity Date. The Revolving Commitment Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
     Section 2.10. Computation of Interest and Fees. All computations of interest for Alternate Base Rate Loans when the Alternate Base Rate is determined by Citibank, N.A.’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. Subject to Section 10.09, all other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
     Section 2.11. Evidence of Debt.
     (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Notes and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
     (b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
     Section 2.12. Payments Generally.
     (a) General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its applicable Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in case of any Borrowing of Alternate Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.03 (or, in the case of a Borrowing of Alternate Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.03) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Alternate Base Rate Loans. If the Borrower and such Lender shall pay such interest to the

Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
     (ii) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
     A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
     (c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
     (d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit, and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Revolving Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).
     (e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

     Section 2.13. Sharing of Payments. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it or the participations in L/C Obligations held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its applicable Pro Rata Share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the applicable Loans and subparticipations in L/C Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:
     (a) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
     (b) the provisions of this Section shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).
     Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.
ARTICLE III.
TAXES, YIELD PROTECTION AND ILLEGALITY
     Section 3.01. Taxes.
     (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Borrower shall be required by Applicable Law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law.

     (b) Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.
     (c) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, each Lender and the L/C Issuer, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority, except to the extent that such penalties, interest or expenses are determined by a court of competent jurisdiction by final judgment to have resulted from the Administrative Agent’s or such Lender’s gross negligence or willful misconduct. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender of the L/C Issuer, shall be conclusive absent manifest error.
     (d) Evidence of Payment. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
     (e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the Law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.
     Without limiting the generality of the foregoing, in the event that the Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:
     (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

     (ii) duly completed copies of Internal Revenue Service Form W-8ECI,
     (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or
     (iv) any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower to determine the withholding or deduction required to be made.
     (f) Treatment of Certain Refunds. If the Administrative Agent, any Lender or the L/C Issuer determines, in its reasonable discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the L/C Issuer in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.
     Section 3.02. Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Alternate Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Alternate Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may Lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not

Lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.
     Section 3.03. Inability to Determine Rates. If the Required Lenders reasonably determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or (c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Alternate Base Rate Loans in the amount specified therein.
     Section 3.04. Increased Costs; Reserves on Eurodollar Rate Loans.
     (a) Increased Costs Generally. If any Change in Law shall:
     (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or the L/C Issuer;
     (ii) subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Loan made by it hereunder, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the L/C Issuer); or
     (iii) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Loans made by such Lender hereunder or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan hereunder (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
     (b) Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.
     (c) Certificate for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the L/C Issuer the amount shown as due on any such certificate within 30 days after receipt thereof.
     (d) Delay in Request. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
     (e) Reserves on Eurodollar Rate Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

     Section 3.05. Compensation For Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
     (a) any continuation, conversion, payment or prepayment of any Eurodollar Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
     (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Eurodollar Loan on the date or in the amount notified by the Borrower; or
     (c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13;
including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.
For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.
     Section 3.06. Mitigation Obligations; Replacement of Lenders.
     (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
     (b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrower may replace such Lender in accordance with Section 10.13.

     Section 3.07. Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.
ARTICLE IV.
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
     Section 4.01. Conditions of Initial Credit Extension. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions:
     (a) The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date), unless otherwise specified in the Post-Closing Letter, and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:
     (i) executed counterparts of this Agreement, each Guaranty, the Deed of Trust, and each Security Agreement, together with related UCC-1 financing statements, intellectual property filings and stock or other appropriate certificates, if applicable, for 100% of all Equity Interests of each Domestic Subsidiary and for 66% of all Equity Interests of any Foreign Subsidiary and stock or other appropriate powers, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;
     (ii) a Revolving Loan Note executed by the Borrower in favor of the Lender, in a principal amount equal to the Lender’s Revolving Commitment;
     (iii) a Term Loan Note executed by the Borrower in favor of the Lender, in a principal amount equal to the Lender’s Term Commitment (to be held by the Administrative Agent, pending the funding of any Term Loan);
     (iv) certificates showing the existence of all insurance policies required by Section 6.07, naming the Administrative Agent as loss payee and additional insured.
     (v) such certificates of resolutions or other similar action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party which is not a natural Person as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;
     (vi) such documents and certifications as the Administrative Agent may require to evidence that each Loan Party is duly organized or formed, and that each such Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

     (vii) favorable opinions of counsel to the Loan Parties addressed to the Administrative Agent and each Lender, as to such matters concerning the Loan Parties and the Loan Documents as the Required Lenders may request;
     (viii) a certificate of a Responsible Officer or Secretary of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;
     (ix) a certificate signed by a Responsible Officer of the Borrower certifying that the conditions specified in Sections 4.02(a) and (b) have been satisfied, and that to the knowledge of the Responsible Officer there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;
     (x) a solvency certificate signed by the treasurer of the Borrower, in form and substance satisfactory to the Administrative Agent;
     (xi) a duly completed pro forma Compliance Certificate as of the Closing Date signed by a Responsible Officer of the Borrower;
     (xii) executed landlord’s waivers with respect to Collateral which is located in or about property leased by the Borrower or its Subsidiaries, in form and substance satisfactory to the Administrative Agent;
     (xiii) delivery of the letter referred to in Section 7.05(h); and
     (xiv) such other assurances, certificates, documents, consents or opinions as the Administrative Agent or the Required Lenders reasonably may require.
     (b) The Administrative Agent shall have received on or before the Closing Date a fee in the amount of the product of (A) 0.250% and (B) the Aggregate Revolving Commitments. Any fees required to be paid on or before the Closing Date shall have been paid.
     (c) Unless waived by the Administrative Agent, the Borrower shall have paid all Attorney Costs of the Administrative Agent to the extent invoiced prior to the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).
     (d) The Closing Date shall have occurred on or before August 31, 2007.
     Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
     Section 4.02. Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Revolving Loan Notice requesting only a conversion of Revolving Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:
     (a) The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith that are subject to materiality or Material Adverse Effect qualifications shall be true and correct in all respects and the representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Documents, or which are contained in any document furnished at any time under or in connection herewith or therewith that are not subject to materiality or Material Adverse Effect qualifications, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01.
     (b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.
     (c) The proposed Credit Extension will not violate any restriction on the authority to incur such Indebtedness under the Borrower’s Organization Documents and is permitted under the terms of the Borrower’s Organization Documents pursuant to authority granted the manager of the Borrower with respect thereto prior to the Closing Date.
     (d) The Administrative Agent shall have received a Request for Credit Extension in accordance with the requirements hereof.
     Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.
ARTICLE V.
REPRESENTATIONS AND WARRANTIES
     The Borrower represents and warrants to the Administrative Agent and the Lenders that:

     Section 5.01. Existence, Qualification and Power; Compliance with Laws. Each Loan Party (a) is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing (to the extent applicable) under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to own its assets and carry on its business and execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license and (d) is in compliance with all Laws; except in each case referred to in clause (c) or this clause (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
     Section 5.02. Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have, to the extent applicable, been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law; except in the case of clauses (b) and (c) above to the extent that such conflict, breach, contravention, Lien, payment or violation could not reasonably be expected to have a Material Adverse Effect.
     Section 5.03. Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person not already obtained is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document other than (a) those necessary to perfect the Liens in the Collateral for the benefit of the Lenders, (b) those necessary to release the current Liens in favor of First National Bank of Colorado, (c) those otherwise obtained, taken, given or made prior to or as of the Closing Date, and (d) filing of Form 8-K with the SEC as required to disclose the existence and terms of this Agreement and the transactions contemplated hereby.
     Section 5.04. Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject as to enforcement to any Debtor Relief Laws and to general equitable principles.
     Section 5.05. Financial Statements; No Material Adverse Effect.
     (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness, as and to the extent required to be reported in connection with GAAP.
     (b) The unaudited quarterly consolidated balance sheet of the Borrower and its Subsidiaries dated June 30, 2007, and the related statements of income or operations, shareholders’ equity and cash flows for the period ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries) as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments. Schedule 5.05 sets forth all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries not disclosed on the financial statements referred to in this subsection (b), including liabilities for taxes, material commitments and indebtedness.
     (c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect, except as set forth in the Borrower’s Form 8-K filed with the SEC on April 20, 2007.
     (d) The consolidated forecasted balance sheet and statements of income and cash flows of the Borrower and its Subsidiaries previously delivered to the Administrative Agent were prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable in light of the conditions known to be existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrower’s good faith and reasonable estimate of its future financial performance. The aforementioned forecast is not a guaranty of future performance, and actual results may differ from those in the forecast.
     (e) Neither the Borrower nor any other Loan Party has any Off-Balance Sheet Liabilities.
     Section 5.06. Litigation. There is no Litigation pending or, to the knowledge of the Borrower, threatened, at Law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any other Loan Party or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.
     Section 5.07. No Default. Neither the Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

     Section 5.08. Ownership of Property; Liens. Except as provided in Schedule 5.08, neither the Borrower nor any Subsidiary owns fee simple title to any real property. The Borrower and each Subsidiary has valid leasehold interests in all real property necessary or used in the ordinary conduct of its business. The property of the Borrower and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.
     Section 5.09. Hazardous Materials. Neither the Borrower nor any of its Subsidiaries has used Hazardous Materials on or affecting any premises at which the Borrower or any of its Subsidiaries has a place of business (collectively and singly the “Premises”) in any manner which violates any Environmental Laws governing the use, storage, treatment, handling, manufacture, transportation or disposal of Hazardous Materials, which violation could reasonably be expected to have a Material Adverse Effect. Except as disclosed on Schedule 5.09, the Borrower has not received any notice of any violations of Environmental Laws which could reasonably be expected to have a Material Adverse Effect (“Environmental Complaint”) (and, within five (5) days of receipt of any Environmental Complaint the Borrower shall give the Administrative Agent a copy thereof), and to the best of Borrower’s knowledge, after due inquiry, there have been no actions commenced or threatened by any Person for non-compliance with any Environmental Laws which could reasonably be expected to have a Material Adverse Effect.
     Section 5.10. Insurance. The properties and businesses of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies of similar size engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates.
     Section 5.11. Taxes. The Borrower and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement.
     Section 5.12. ERISA Compliance.
     (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

     (b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or other Litigation, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
     (c) (i) No ERISA Event has occurred or is reasonably expected to occur, (ii) no Pension Plan has any Unfunded Pension Liability, (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA), (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan, and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.
     Section 5.13. Subsidiaries. As of the Closing Date, the Borrower has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by a Loan Party in the amounts specified on Part (a) of Schedule 5.13. The Borrower has no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13. All of the outstanding Equity Interests in the Borrower have been validly issued and are fully paid and nonassessable.
     Section 5.14. Margin Regulations; Investment Company Act.
     (a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.
     (b) None of the Borrower, any Person Controlling the Borrower, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
     Section 5.15. Disclosure. Other than as described in the April 8-K, the Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time in light of the facts, circumstances and conditions then known to the Borrower, and are not intended to be a guaranty of future financial performance.
     Section 5.16. Compliance with Laws. Each of the Borrower and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
     Section 5.17. Intellectual Property; Licenses, Etc. The Borrower and its Subsidiaries own, or possess the right to use, all of the material trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Subsidiary infringes upon any rights held by any other Person. No claim or Litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
     Section 5.18. Businesses. The Borrower is presently engaged directly or through wholly-owned Subsidiaries in the business of providing energy management and conservation solutions through (a) the design and installation of power generation systems and services that manage load curtailment and peak demand conditions, enhance system reliability and provide customers with energy power and (b) providing utilities with legal and regulatory consulting, energy system engineering and construction, and energy conservation services..
     Section 5.19. Common Enterprise. The Borrower and its Subsidiaries are engaged in the businesses set forth in Section 5.18 as of the Closing Date. These operations require financing on a basis such that the credit supplied can be made available from time to time to the Borrower and various of its Subsidiaries, as required for the continued successful operation of the Borrower and its Subsidiaries as a whole. The Borrower has requested the Lender to make credit available hereunder primarily for the purposes set forth in Section 6.12 and generally for the purposes of financing the operations of the Borrower and its Subsidiaries. The Borrower and each of its Subsidiaries expects to derive benefit (and the Board of Directors (or other similar governing body) of the Borrower and each of its Subsidiaries has determined that such Subsidiary may reasonably be expected to derive benefit), directly or indirectly, from a portion of the credit extended by the Lenders hereunder, both in its separate capacity and as a member of the group of companies, since the successful operation and condition of the Borrower and each of its Subsidiaries is dependent on the continued successful performance of the functions of the group as a whole. The Borrower acknowledges that, but for the agreement by each of the Guarantors to execute and deliver the Guaranty, the Administrative Agent and the Lenders would not have made available the credit facilities established hereby on the terms set forth herein.

     Section 5.20. Solvent. The Borrower is, and the Borrower and its Subsidiaries are on a consolidated basis, Solvent.
     Section 5.21. Taxpayer Identification Number. The Borrower’s true and correct U.S. taxpayer identification number is set forth on Schedule 10.02.
     Section 5.22. Employment and Labor Agreements. Except as listed on Schedule 5.22, there are no collective bargaining agreements covering any employees of the Borrower or any of its Subsidiaries.
     Section 5.23. Labor Matters. Except as disclosed on Schedule 5.23, there are no strikes or other labor disputes against the Borrower or any of its Subsidiaries or, to the best of Borrower’s knowledge, after due inquiry, threatened against the Borrower or any of its Subsidiaries, which could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Borrower or, to the best of the Borrower’s knowledge, after due inquiry, any of the Borrower’s Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters which could reasonably be expected to have a Material Adverse Effect. all payments due from the Borrower on account of employee health and welfare insurance which could reasonably be expected to have a Material Adverse Effect if not paid have been paid or, if not due, accrued as a liability on the books of the Borrower.
ARTICLE VI.
AFFIRMATIVE COVENANTS
     So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.11) cause each Subsidiary to:
     Section 6.01. Financial Statements. Deliver to the Administrative Agent, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:
     (a) as soon as available, but in any event within 90 days after the end of each Fiscal Year of the Borrower (commencing with the Fiscal Year ended 2007), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such Fiscal Year, setting forth in the case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders (and the Lenders hereby confirm that Hein & Associates LLP, the Borrower’s current independent certified public accountant, is acceptable to the Required Lenders), which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualifications or exceptions as to the scope of such audit or with respect to the absence of any material misstatement;

     (b) as soon as available, but in any event within 45 days after the end of each Fiscal Quarter of each Fiscal Year of the Borrower (commencing with the Fiscal Quarter ended June 30, 2007), a consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Quarter, and the related consolidated and consolidating statements of income or operations, and consolidated cash flows for such Fiscal Quarter (other than consolidated cash flows, which shall be on a year-to-date basis) and for the portion of the Borrower’s Fiscal Year then ended, setting forth, to the extent the information is available to the Borrower, in each case in comparative form the figures for the corresponding Fiscal Quarter of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year, all in reasonable detail, such consolidated statements to be certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes and such consolidating statements to be certified by a Responsible Officer of the Borrower to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Borrower and its Subsidiaries;
     (c) as soon as available, and in any event within 45 days after the end of each Fiscal Quarter of each Fiscal Year, a listing and aging of the Borrower’s Accounts (other than unbilled Accounts) as of the end of such Fiscal Quarter, with aging of Accounts on the basis of current, 30, 60 and over 90 days from the due date thereof.
     (d) as soon as available, but in any event within 30 days after the end of each Fiscal Year of the Borrower, forecasts prepared by management of the Borrower, in form satisfactory to the Administrative Agent, of consolidated balance sheets and statements of income or operations of the Borrower and its Subsidiaries on a quarterly basis for the immediately following Fiscal Year (including the Fiscal Year in which the Revolving Maturity Date and Term Maturity Date occur).
     As to any information contained in materials furnished pursuant to Section 6.02(d), the Borrower shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.
     Section 6.02. Certificates; Other Information. Deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent:
     (a) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;
     (b) promptly after any request by the Administrative Agent or any Lender, copies of any detailed and final audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them;

     (c) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;
     (d) promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof; and
     (e) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent, at the request of any Lender, may from time to time reasonably request.
     Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent if it or any Lender requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance, the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(a) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting from the Administrative Agent delivery to it of such documents.
     Section 6.03. Notices. Notify the Administrative Agent and each Lender:
     (a) promptly of the occurrence of any Default;
     (b) promptly of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) any breach or non-performance of, or any default under, a material Contractual Obligation of the Borrower or any Subsidiary; (ii) any dispute,

Litigation, or suspension between the Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any Litigation affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws;
     (c) of the occurrence of any ERISA Event within 10 Business Days after the Borrower or an ERISA Affiliate is notified or otherwise becomes aware of such ERISA Event; and
     (d) promptly of any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary.
     Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
     Section 6.04. Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary; (b) all lawful claims which, if unpaid, would by Law become a Lien upon any material portion of its property; and (c) all Indebtedness (other than Indebtedness, individually or in the aggregate, not exceeding $200,000 in principal amount), as and when due and payable, but subject to any applicable grace and/or cure periods and further subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.
     Section 6.05. Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary in the normal conduct of its business, except in a transaction permitted by Section 7.04 or 7.05; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.
     Section 6.06. Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.
     Section 6.07. Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by

Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and as otherwise required pursuant to the Collateral Documents, and providing for not less than 30 days’ prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance.
     Section 6.08. Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or a bona fide dispute exists with respect thereto; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
     Section 6.09. Books and Records. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be, and (b) maintain such books of record and account in material conformity with all applicable material requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Subsidiary, as the case may be.
     Section 6.10. Inspection Rights. Permit representatives and independent contractors of the Administrative Agent to, visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, at the expense of the Borrower, and at such reasonable times during normal business hours, upon no less than two Business Days advance notice to the Borrower; provided, however, that when an Event of Default exists and while the same is continuing the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at any time during normal business hours and without advance notice.
     Section 6.11. Compliance with ERISA. Do, and cause each of its ERISA Affiliates to do, each of the following: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; unless the failure to maintain such qualification would not violate the applicable provisions of ERISA, the Code and other Federal or state Law to the extent, individually or in the aggregate, such violations could not reasonably be expected to have a Material Adverse Effect, and (c) make all required contributions to any Plan subject to Section 412 of the Code.
     Section 6.12. Use of Proceeds. Use the proceeds of the Credit Extensions for working capital, Capital Expenditures to the extent permitted hereunder, and for other general corporate purposes not in contravention of any Law or of any Loan Document; provided, however, notwithstanding the foregoing, the proceeds of the Term Loans may only be used for Permitted Acquisitions.
     Section 6.13. Further Assurances. Within five Business Days of a request by the Administrative Agent, the Borrower shall or shall cause any of the Guarantors or other Subsidiaries whose Equity Interests are being pledged hereunder to execute and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order to effect fully the purposes of this Agreement and the other Loan Documents and to provide for payment of the Obligations in accordance with the terms of this Agreement and the other Loan Documents.
     Section 6.14. Subsidiaries and Other Assets. Within ten Business Days after the time that any Person becomes a Domestic Subsidiary as a result of an Acquisition, the creation of such Subsidiary or otherwise, then, unless such Domestic Subsidiary is merged into the Borrower or a Subsidiary Loan Party (with the Borrower or such Subsidiary Loan Party being the surviving Person) prior to the expiration of such ten Business Day period, (a) such Subsidiary shall execute a Guaranty of the Obligations, a Security Agreement, and any related Collateral Documents reasonably required by the Administrative Agent, to secure the Secured Obligations, and (b) 100% of such Subsidiary’s Equity Interest shall be pledged to secure the Secured Obligations, and (c) the Lenders shall receive such board resolutions, officer’s certificates, corporate and other documents and opinions of counsel as the Administrative Agent shall reasonably request in connection with the actions described in subsections (a) and (b) above. Within thirty days after the time that any Person becomes a Foreign Subsidiary as a result of the creation of such Subsidiary or otherwise, (a) 65% of such Subsidiary’s Equity Interest shall be pledged to secure the Obligations and (b) the Lenders shall receive such board resolutions, officer’s certificates, corporate and other documents and opinions of counsel as the Administrative Agent shall reasonably request in connection with such pledge.
     Section 6.15. Post-Closing Deliveries. Without limiting the generality of Section 6.13 of this Agreement, deliver to the Administrative Agent the items described in the Post-Closing Letter on or before the applicable date set forth in the Post-Closing Letter.
ARTICLE VII.
NEGATIVE COVENANTS
     So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, the Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly, without the prior written consent of the Required Lenders:
     Section 7.01. Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:
     (a) Liens pursuant to any Loan Document;
     (b) Liens existing on the date hereof and listed on Schedule 7.01 and any renewals or extensions thereof, provided that (i) the property covered thereby is not supplemented, (ii) the amount secured or benefited thereby is not increased, and (iii) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(b);
     (c) Liens for taxes not yet due and payable or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

     (d) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;
     (e) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;
     (f) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
     (g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;
     (h) judgment Liens which would not constitute an Event of Default;
     (i) Liens securing Indebtedness permitted under Section 7.03(e); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;
     (j) licenses (with respect to intellectual property Collateral and other property), leases or subleases granted to third parties in accordance with any applicable terms of the Loan Documents and not interfering in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries or resulting in a material diminution in the value of any Collateral as security for the Secured Obligations;
     (k) any (i) interest or title of a lessor or sublessor under any lease not prohibited by this Agreement, (ii) Lien or restriction that the interest or title of such lessor or sublessor may be subject to, or (iii) subordination of the interest of the lessee or sublessee under such lease to any Lien or restriction referred to in the preceding clause (ii), so long as the holder of such Lien or restriction agrees to recognize the rights of such lessee or sublessee under such lease;
     (l) Liens arising from filing UCC financing statements relating solely to leases not prohibited by this Agreement;
     (m) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property;
     (n) Liens arising out of conditional sale or title retention, consignment or similar arrangements for the sale of good entered into by the Borrower or any of its Subsidiaries in the ordinary course of business and not prohibited by this Agreement;

     (o) Liens in favor of Caterpillar Financial Services Corporation related to generators and related equipment for PowerSecure Shared Savings Projects and sold to the Borrower or any of its Subsidiaries and any renewals and extensions thereof, provided that the aggregate principal amount of Indebtedness secured thereby does not exceed $7,500,000;
     (p) Liens with respect to vehicle leases of the Borrower and its Subsidiaries entered into in the ordinary course of business; and
     (q) Liens with respect to operating leases of copiers, fax machines and similar office equipment in the ordinary course of business.
     Section 7.02. Investments. Make any Investments, except:
     (a) Investments not otherwise permitted by subsections (b) through (l) below existing on the date hereof and listed on Schedule 7.02;
     (b) Investments held by the Borrower or such Subsidiary in the form of Cash and Cash Equivalents and Investments by the Borrower or such Subsidiary in accounts at Citibank;
     (c) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;
     (d) Investments as Capital Expenditures;
     (e) Investments of any Subsidiary in the Borrower or any Subsidiary Loan Party or Investments by the Borrower in any Subsidiary Loan Party;
     (f) Investments constituting (i) accounts receivable arising, (ii) trade debt granted, or (iii) deposits made in connection with the purchase price of goods or services, in each case, in the ordinary course of business;
     (g) Investments consisting of (i) any deferred portion of the sales price or (ii) non-cash consideration, in each case, received by the Borrower or any Subsidiary in connection with any Disposition permitted under Section 7.05;
     (h) Investments in respect of loans and advances made by the Borrower and its Subsidiaries in the ordinary course of business to their respective directors, officers and employees, so long as the aggregate principal amount thereof at any one time outstanding does not exceed $50,000 in the aggregate for all such Persons;
     (i) Investments pursuant to Swap Contracts permitted pursuant to Section 7.03(d);
     (j) Investments in the ordinary course of business consisting of endorsements for collection or deposit;
     (k) Investments in the form of Permitted Acquisitions; and

     (l) Investments not otherwise permitted pursuant to clauses (a) through (k) above made by the Borrower and its Subsidiaries in an aggregate amount not to exceed $100,000 at any time outstanding.
     Section 7.03. Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:
     (a) Indebtedness under the Loan Documents;
     (b) Indebtedness outstanding on the date hereof and listed on Schedule 7.03 and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder (each a “Permitted Refinancing”);
     (c) Guarantees of the Borrower or any Subsidiary Loan Party in respect of Indebtedness of the Borrower or any Subsidiary Loan Party otherwise permitted hereunder;
     (d) obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under any Swap Contract with any Lender (or Affiliate thereof) for the purpose of directly mitigating risks associated with respect to the Loans outstanding under this Agreement;
     (e) Indebtedness (i) evidencing the deferred purchase price of newly acquired property or incurred to finance the acquisition of other assets of the Borrower or its Subsidiaries (pursuant to purchase money mortgages or otherwise, whether owed to the seller or a third party) used in the ordinary course of business of the Borrower or its Subsidiaries and any Indebtedness assumed in connection with such acquisition (provided that such Indebtedness is incurred within 180 days of the acquisition of such property other assets) and contingent obligations of the borrower and its Subsidiaries in respect of such Indebtedness, (ii) in respect of Capital Leases and contingent obligations of the Borrower and its Subsidiaries in respect of such Indebtedness and (iii) any Permitted Refinancing of Indebtedness referred to in clauses (i) and (ii); provided that the aggregate principal amount of all Indebtedness outstanding pursuant to this Section 7.03(e) shall not at any time exceed $100,000;
     (f) Indebtedness of (i) the Borrower or any Subsidiary Loan Party owing to the Borrower or any Subsidiary Loan Party and (ii) the Borrower or any of its Subsidiaries owing to a Subsidiary which is not a Loan Party so long as the repayment obligations of the Borrower or any Subsidiary Loan Party are subordinated to the repayment in full of the Obligations on terms and conditions that are reasonably satisfactory to the Administrative Agent;
     (g) the Founders Severance Payments; and
     (h) other unsecured Indebtedness, either (i) the Net Cash Proceeds of which are applied in accordance with Section 2.06(c) or (ii) not otherwise permitted pursuant to clauses (a) through (g) above incurred by the Borrower and its Subsidiaries not to exceed $100,000 in aggregate amount at any time outstanding.

     Section 7.04. Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:
     (a) any Subsidiary may merge with (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that when any Subsidiary Loan Party is merging with another Subsidiary, the Subsidiary Loan Party shall be the continuing or surviving Person; and
     (b) any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Subsidiary; provided that if the transferor in such a transaction is a Subsidiary Loan Party, then the transferee must either be the Borrower or a Subsidiary Loan Party.
     Section 7.05. Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:
     (a) Dispositions of inventory or obsolete, damaged, worn out or surplus property in the ordinary course of business;
     (b) Dispositions by the Borrower or any Subsidiary to the Borrower or any Subsidiary Loan Party (including any Disposition effected pursuant to a merger, consolidation, liquidation or dissolution permitted under Section 7.04);
     (c) Dispositions to the extent constituting a Restricted Payment permitted by Section 7.06;
     (d) Dispositions of overdue accounts receivable arising in the ordinary course of business, but only in connection with the collection or compromise thereof;
     (e) Dispositions of Cash and Cash Equivalents in the ordinary course of business;
     (f) Dispositions not otherwise permitted in clauses (a) through (e) above, provided, that (i) at the time of such Disposition no Default exists or would result from such Disposition and (ii) the aggregate Book Value of all property disposed of in reliance on this clause (f) in any Fiscal Year shall not exceed $150,000;
     (g) so long as there exists no Default immediately before and after giving effect to any such transaction, Dispositions not otherwise permitted in clauses (a) through (f) above, the Net Cash Proceeds of which are used within 120 days of such Disposition to purchase assets useful in the business of the Borrower and its Subsidiaries, provided that (i) the aggregate amount of Net Cash Proceeds outstanding and pending reinvestment pursuant to this clause (g) shall not exceed $50,000 and (ii) if such Net Cash Proceeds are not used within such 120 days to purchase assets useful in the business of the Borrower and its Subsidiaries, then such Net Cash Proceeds shall be applied in accordance with Section 2.05(d); and

     (h) Disposition by the Borrower of assets and Equity Interests as disclosed to the Administrative Agent in writing prior to the Closing Date;
provided, however, that any Disposition pursuant to clauses (a) through (h) shall be for fair market value.
     Section 7.06. Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:
     (a) each Subsidiary may declare and pay Dividends to the Borrower or any Subsidiary Loan Party;
     (b) the Borrower and each Subsidiary may declare and make Dividends payable solely in the common stock or other common Equity Interests of such Person;
     (c) the Borrower and each Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests;
     (d) the Borrower and each Subsidiary may make regularly scheduled payments of principal and interest on Indebtedness;
     (e) the Borrower may declare and pay Dividends; and
     (f) the Borrower may repurchase its common Equity Interests pursuant to stock option plans approved by its Board of Directors.
     Section 7.07. ERISA. At any time engage in a transaction which could be subject to Section 4069 or 4212(c) of ERISA, or permit any Plan to (a) engage in any non-exempt “prohibited transaction” (as defined in Section 4975 of the Code); (b) fail to comply with ERISA or any other Applicable Laws; or (c) incur any material “accumulated funding deficiency” (as defined in Section 302 of ERISA), which, with respect to each event listed above, could be reasonably expected to have a Material Adverse Effect.
     Section 7.08. Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the date hereof and business activities that are ancillary or related thereto; provided that the Borrower shall not conduct any business other than performance of its obligations under the Loan Documents or own any material assets other than (a) Equity Interests in Subsidiaries, (b) Cash and Cash Equivalents, and (c) other supplies, equipment and similar assets not in excess of $250,000.
     Section 7.09. Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower (other than a Subsidiary Loan Party), other than arm’s-length transactions with Affiliates that are otherwise permitted hereunder and which are on fair and reasonable terms substantially as favorable to the Borrower or any Subsidiary as would be obtainable by the Borrower or such Subsidiary in a comparable arm’s-length transaction with a Person other than an Affiliate.
     Section 7.10. Burdensome Agreements. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to the Borrower or to otherwise transfer property to the Borrower, (ii) of any Subsidiary to Guarantee the Indebtedness of the Borrower, or (iii) of the Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.03(e) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.
     Section 7.11. Use of Proceeds. Use the proceeds of (a) any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the Board) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose or (b) any Term Loan for other than a Permitted Acquisition.
     Section 7.12. Financial Covenants.
     (a) Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio as of the end of any Fiscal Quarter of the Borrower to be less than 1.75 to 1.00.
     (b) Leverage Ratio. Permit the Leverage Ratio as of the end of any Fiscal Quarter of the Borrower to exceed 2.75 to 1.00.
     (c) Asset Coverage Ratio. Permit the Asset Coverage Ratio at any time to be less than 1.25 to 1.00.
     Section 7.13. Capital Expenditures. Make or become legally obligated to make any Capital Expenditure in an aggregate amount during any Fiscal Year in excess of $2,000,000.
     Section 7.14. Fiscal Year and Accounting Methods. Change its Fiscal Year or its method of accounting other than (a) changes as required by GAAP or (b) changes required by Applicable Law.
     Section 7.15. Limitation on Restrictive Agreements. Enter into any agreement or instrument that prohibits the Borrower from entering into any amendment, supplement, modification or restatement of this Agreement.
     Section 7.16. Issuance of Equity Interests. Make any Equity Issuance except:
     (a) Equity Interests in respect of any initial capitalization of a Subsidiary;
     (b) Qualified Equity Interests of Subsidiaries issued to the Borrower and, if required under this Agreement or any other Loan Document, pledged to the Administrative Agent;

     (c) an Equity Issuance in which the Net Equity Proceeds thereof are applied as required pursuant to Section 2.05(e);
     (d) Equity Interests under the Borrower’s 1998 Stock Incentive Plan, as amended and restated, including but not limited to granting stock options, issuing restricted stock and restricted stock units, and issuing shares of common Equity Interests underlying stock options and restricted stock units; and
     (e) shares of common Equity Interests underlying outstanding warrants.
     Notwithstanding anything in this Article VII or elsewhere in this Agreement to the contrary, in no event shall the Borrower permit (a) any Inactive Subsidiary to conduct any business and (b) the Inactive Subsidiaries to own assets in excess of $100,000 in aggregate value.
ARTICLE VIII.
EVENTS OF DEFAULT AND REMEDIES
     Section 8.01. Events of Default. Any of the following shall constitute an Event of Default:
     (a) Non-Payment. The Borrower or any other Loan Party fails to pay (i) when due and payable and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within three Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any commitment or other fee due hereunder, or (iii) within five days after the Borrower receives written notice from the Administrative Agent specifying the amount is due and payable, any other amount payable hereunder or under any other Loan Document; or
     (b) Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained in (i) any of Section 6.03(a), 6.10, 6.12, or Article VII (other than Section 7.01) required to be performed or observed by it or (ii) Section 7.01 required to be performed or observed by it, and, in the case of clause (ii) only, such failure continues for 15 days after the earlier of (A) the Borrower’s knowledge and (B) the Borrower receives written notice thereof specifying such default from the Administrative Agent; or
     (c) Other Defaults. The Borrower or any other Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of (i) the Borrower’s knowledge and (ii) the Borrower receives written notice thereof specifying the default from the Administrative Agent; or
     (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

     (e) Cross-Default. (i) The Borrower or any other Loan Party (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder, Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $200,000 after the giving of any required notice and the expiration of any applicable grace period, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, in each case, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, after the giving of any required notice and the expiration of any applicable grace period, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any other Loan Party is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such other Loan Party as a result thereof is greater than $100,000 and the amount of the Swap Termination Value remains unpaid for a period of 10 days; or (iii) the Borrower or any other Loan Party shall default in the payment when due, or in the performance or observance, of any material obligation or material condition of any Contractual Obligation (other than any Indebtedness) the result of which could reasonably be expected to have a Material Adverse Effect, unless, but only as long as, the existence of any such default is being contested by the Borrower or such other Loan Party in good faith by appropriate proceedings and adequate reserves in respect thereof have been established on the books of the Borrower or such other Loan Party to the extent required by GAAP; or
     (f) Insolvency Proceedings, Etc. The Borrower or any other Loan Party institutes or consents to the institution of any proceeding under any Debtor Relief Law in which such Person is the debtor, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or
     (g) Inability to Pay Debts; Attachment. (i) The Borrower or any other Loan Party becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or
     (h) Judgments. There is entered against the Borrower or any other Loan Party (i) a final judgment or order for the payment of money in an aggregate amount exceeding $200,000 (to the extent not covered by independent third-party insurance or surety bond as to which the insurer or surety does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order or (B) such judgment or order shall continue unsatisfied, undischarged and unstayed for a period of 30 days; or
     (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $100,000; or
     (j) Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or under such other Loan Documents or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document other than in accordance with its terms; or
     (k) Change of Control. There occurs any Change of Control.
     Section 8.02. Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
     (a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
     (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;
     (c) require that the Borrower Cash Collateralize the L/C Obligations in an amount equal to the then Outstanding Amount thereof; and

     (d) exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents or Applicable Law;
provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
     Section 8.03. Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:
     First, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
     Second, to payment of that portion of the Secured Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;
     Third, to payment of that portion of the Secured Obligations constituting accrued and unpaid interest on the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;
     Fourth, to payment of that portion of the Secured Obligations constituting unpaid principal of the Loans and Swap Obligations, ratably among the Guarantied Parties (as defined in the Guaranties) and the Secured Creditors (as defined in the Security Agreement) in proportion to the respective amounts described in this clause Fourth held by them;
     Fifth, to payment of Cash Management Obligations, ratably among the Guarantied Parties and the Secured Creditors in proportion to the respective amounts described in this clause Fifth held by them;
     Sixth, to payment of any other Secured Obligations, ratably among the Guarantied Parties and the Secured Creditors in proportion to the respective amounts described in this clause Sixth held by them; and
     Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

ARTICLE IX.
ADMINISTRATIVE AGENT
     Section 9.01. Appointment and Authority. Each of the Lenders and the L/C Issuer hereby irrevocably appoints Citibank to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.
     Section 9.02. Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
     Section 9.03. Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:
     (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
     (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law; and
     (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
     The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or the L/C Issuer.
     The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
     Section 9.04. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
     Section 9.05. Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents (which may be other Affiliates of Citibank) appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
     Section 9.06. Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with approval of the Borrower so long as no Event of Default is in existence (which approval shall not be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer and, so long as no Event of Default is in existence, with approval of the Borrower (which approval shall not be unreasonably withheld or delayed), appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such Collateral until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
     Any resignation by Citibank as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, (b) the retiring L/C Issuer shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.
     Section 9.07. Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
     Section 9.08. Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise
     (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.04(i) and (j), 2.09 and 10.04) allowed in such judicial proceeding; and
     (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.
     Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer or to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer in any such proceeding.
     Section 9.09. Collateral and Guaranty Matters. The Lenders and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,
     (a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders;
     (b) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i); and
     (c) to release on behalf of the Administrative Agent and the Lenders any Guarantor from its obligations under its Guaranty and under the other Loan Documents (i) upon termination of the Aggregate Commitments and payment in full of all Secured Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder or (iii) subject to Section 10.01, if approved, authorized or ratified in writing, by the Lenders required for such action.
     Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under its Guaranty pursuant to this Section 9.09.
ARTICLE X.
MISCELLANEOUS
     Section 10.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
     (a) waive any condition set forth in Section 4.01(a) without the written consent of each Lender;
     (b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;
     (c) postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;
     (d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate or (ii) to amend the Leverage Ratio (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;
     (e) change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly affected thereby;
     (f) change any provision of this Section, the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;
     (g) release any Guarantor from its Guaranty without the written consent of each Lender, unless otherwise permitted pursuant to clause (i) or (ii) of Section 9.09(c); or
     (h) release all or substantially all of the Collateral without the written consent of each Lender, unless otherwise permitted by Section 9.09(a);
and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; and (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.
     Section 10.02. Notices; Effectiveness; Electronic Communication.
     (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
     (i) if to the Borrower, the Administrative Agent or the L/C Issuer to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and
     (ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire; and
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
     (b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
     Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
     (c) In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
     (d) Change of Address, Etc. Each of the Borrower, the Administrative Agent and the L/C Issuer may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent and the L/C Issuer. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

     (e) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Revolving Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
     Section 10.03. No Waiver; Cumulative Remedies. No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.
     Section 10.04. Expenses; Indemnity; Damage Waiver.
     (a) Costs and Expenses. The Borrower shall pay within 30 days after demand thereof (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
     (b) INDEMNIFICATION BY THE BORROWER. THE BORROWER SHALL INDEMNIFY THE ADMINISTRATIVE AGENT (AND ANY SUB-AGENT THEREOF), EACH LENDER AND THE L/C ISSUER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES (INCLUDING THE REASONABLE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE), INCURRED BY ANY INDEMNITEE OR ASSERTED AGAINST ANY

INDEMNITEE BY ANY THIRD PARTY OR BY THE BORROWER OR ANY OTHER LOAN PARTY ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (I) THE EXECUTION OR DELIVERY OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER, THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR, IN THE CASE OF THE ADMINISTRATIVE AGENT (AND ANY SUB-AGENT THEREOF) AND ITS RELATED PARTIES ONLY, THE ADMINISTRATION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, (II) ANY LOAN OR LETTER OF CREDIT OR THE USE OR PROPOSED USE OF THE PROCEEDS THEREFROM (INCLUDING ANY REFUSAL BY THE L/C ISSUER TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT), (III) ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE BORROWER OR ANY OF ITS SUBSIDIARIES, OR ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE BORROWER OR ANY OF ITS SUBSIDIARIES, OR (IV) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY, WHETHER BROUGHT BY A THIRD PARTY OR BY THE BORROWER OR ANY OTHER LOAN PARTY, AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES (X) ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE OR (Y) RESULT FROM A CLAIM BROUGHT BY THE BORROWER OR ANY OTHER LOAN PARTY AGAINST AN INDEMNITEE FOR BREACH IN BAD FAITH OF SUCH INDEMNITEE’S OBLIGATIONS HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT, IF THE BORROWER OR SUCH LOAN PARTY HAS OBTAINED A FINAL JUDGMENT IN ITS FAVOR ON SUCH CLAIM AS DETERMINED BY A COURT OF COMPETENT JURISDICTION.
     (c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer, or such Related Party, as the case may be, such Lender’s applicable Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the

Administrative Agent (or any such sub-agent) or the L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.13(d).
     (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby unless such damages are determined by a court of competent jurisdiction by final judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.
     (e) Payments. All amounts due under this Section shall be payable not later than 30 days after demand therefor.
     (f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, the L/C Issuer, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
     Section 10.05. Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
     Section 10.06. Successors and Assigns.
     (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document (except as expressly contemplated by Section 7.04) without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
     (b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations) at the time owing to it); provided that
     (i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);
     (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations with respect to its Revolving Commitment and its portion of the Term Loan;
     (iii) any assignment of a Commitment must be approved by the Administrative Agent and the L/C Issuer unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and
     (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (which fee shall not be reimburseable by any Loan Party), and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
     (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by each of the Borrower and the L/C Issuer at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender wishing to consult with other Lenders in connection therewith may request and receive from the Administrative Agent a copy of the Register.
     (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.
     Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that directly affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.
     (e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01(e) as though it were a Lender.
     (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
     (g) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act.
     (h) Resignation as L/C Issuer after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Citibank assigns all of its Commitment and Loans pursuant to subsection (b) above, Citibank may, upon 30 days’ notice to the Borrower and the Lenders, resign as L/C Issuer. In the event of any such resignation as L/C Issuer, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder provided such Lender has consented to such appointment; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Citibank as L/C Issuer. If Citibank resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Alternate Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.04(c)). Upon the appointment of a successor L/C Issuer, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Citibank to effectively assume the obligations of Citibank with respect to such Letters of Credit.
     Section 10.07. Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates’ and to its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives who are, or are expected to be, engaged in evaluating, approving, structuring or administering the credit facility provided herein (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.
     For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
     Section 10.08. Set-off. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their Affiliates is hereby authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other

Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the L/C Issuer and their Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
     Section 10.09. Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the Highest Lawful Rate. If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Highest Lawful Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Highest Lawful Rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
     Section 10.10. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.
     Section 10.11. Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.
     Section 10.12. Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     Section 10.13. Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, if any Lender is a Defaulting Lender or if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
     (a) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b), unless the assignment is to replace a Defaulting Lender;
     (b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
     (c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and
     (d) such assignment does not conflict with Applicable Laws.
     A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
     Section 10.14. Exceptions to Covenants. Neither the Borrower nor any Subsidiary shall be deemed to be permitted to take any action or fail to take any action which is permitted as an exception to any of the covenants contained herein or which is within the permissible limits of any of the covenants contained herein if such action or omission would result in the breach of any other covenant contained herein.
     Section 10.15. Governing Law; Jurisdiction; Etc.
     (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT EACH PARTY HERETO SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

     (b) THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK, NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
     (c) THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
     (d) THE PARTIES HERETO AND EACH OTHER LOAN PARTY AGREE THAT N.Y. GEN. OBLIG. LAWS §5-1401 AND §5-1402 SHALL APPLY TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.
     Section 10.16. Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A

COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
     Section 10.17. USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into Law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.
     Section 10.18. Time of the Essence. Time is of the essence of the Loan Documents.
     Section 10.19. ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

POWERSECURE INTERNATIONAL, INC.
By:	/s/ Sidney Hinton
Sidney Hinton
President and Chief Executive Officer

Signature Page

CITIBANK, N.A., as Administrative Agent
By:	/s/ Gary D. Pitcock
Gary D. Pitcock
Vice President

CITIBANK, N.A., as a Lender
By:	/s/ Gary D. Pitcock
Gary D. Pitcock
Vice President

Signature Page

SCHEDULE 2.01
REVOLVING COMMITMENTS
AND REVOLVING PRO RATA SHARES

	Revolving	Revolving
Lender	Commitment	Pro Rata Share

Citibank, N.A.	$25,000,000	100.000000000%
Total	$25,000,000	100.000000000%
Schedule 2.01

SCHEDULE 2.02
TERM COMMITMENTS
AND TERM PRO RATA SHARES

	Term	Term Pro Rata
Lender	Commitment	Share

Citibank, N.A.	$5,000,000 *	100.000000000%

*	The Term Commitment is only available to fund Acquisitions and results in a dollar-for-dollar reduction in the Revolving Commitment if and when utilized.
Schedule 2.01

SCHEDULE 1.01
INACTIVE SUBSIDIARIES
Metretek Contract Manufacturing Company, Inc. (Florida corporation)
PowerSpring, Inc. (Delaware corporation)
Mercator Energy Incorporated (Colorado corporation)
Marcum Denver, Inc. (Colorado corporation)
Schedule 5.05

SCHEDULE 5.05
SUPPLEMENT TO INTERIM FINANCIAL STATEMENTS
Schedule 5.05

SCHEDULE 5.08
FEE PROPERTY
4011 Shilling Way
Dallas, Texas 75266
Schedule 5.05

SCHEDULE 5.09
ENVIRONMENTAL MATTERS
None
Schedule 5.09

SCHEDULE 5.13
SUBSIDIARIES AND OTHER EQUITY INVESTMENTS
Part (a): Subsidiaries
Southern Flow Companies, Inc.
PowerSecure, Inc.
UtilityEngineering, Inc.
PowerServices, Inc.
EnergyLite, Inc.
Reid’s Trailer, Inc.
UtilityDesign, Inc.
Metretek, Incorporated
Marcum Gas Transmission, Inc.
Note: Does not include Inactive Subsidiaries listed on Schedule 1.01
Part (b): Other Equity Investments
Marcum Midstream 1995-2 Business Trust
Schedule 5.13

SCHEDULE 5.22
LABOR AGREEMENTS
None
Schedule 5.22

SCHEDULE 5.23
LABOR MATTERS
None
Schedule 5.23

SCHEDULE 7.01
EXISTING LIENS
Caterpillar Financial Services Corporation (PowerSecure equipment)
Copelco Capital, Inc. (Metretek, Incorporated equipment)
Citicapital Commercial Corporation (Metretek, Incorporated equipment)
De Lage Landen Financial Services, Inc.; Solarcom LLC (Metretek, Incorporated equipment lease)
First National Bank of Colorado:
Currently holds a blanket lien and first priority security interest on the assets of the Borrower, Southern Flow, PowerSecure, Metretek, Incorporated and Metretek Contract Manufacturing Company, Inc. in connection with the Borrower’s current credit facility with First National Bank of Colorado. These liens and security interest will be extinguished and terminated in connection with the Closing of the Loan with Lender.
Schedule 7.01

SCHEDULE 7.02
EXISTING INVESTMENTS
None other than listed on Part (b) of Schedule 5.13
Schedule 7.02

SCHEDULE 7.03
EXISTING INDEBTEDNESS
Credit Facility with First National Bank of Colorado (to be terminated at Closing)
Caterpillar Financial Services Corporation (up to $7.5 million from time to time)
Borrower:
GE Capital — Konica C350 Digital Imager (copier/scanner)
P.O. Box 3083
Cedar Rapids, IA 52406
Southern Flow:
Xerox Capital Services, LLC — Xerox Copier and Scanner Model WCP 45-DADF-HCF
Building 300
1301 Ridgeview Drive
Lewisville, TX 75057
Schedule 7.03

SCHEDULE 10.02
ADMINISTRATIVE AGENT’S OFFICE,
CERTAIN ADDRESSES FOR NOTICES
POWERSECURE INTERNATIONAL, INC.
1609 Heritage Commerce Ct.
Wake Forest, North Carolina, 27587

Attention:	Linda Koch
Telephone:	(919) 556-3056 ext. 246
Facsimile:	(919) 453-1768
E-mail:	lkoch@powersecure.com and gzuiderveen@powersecure.com
U.S. Taxpayer Identification No.: 84-1169358
ADMINISTRATIVE AGENT:
Administrative Agent’s Office
(for payments and Requests for Credit Extensions):
CITIBANK, N.A.
One Lincoln Park
8401 North Central Expressway
Dallas, Texas 75225

Attention:	Gary D. Pitcock
Telephone:	(972) 419-3352
E-mail:	gary.d.pitcock@citigroup.com
Other Notices as Administrative Agent:
CITIBANK, N.A.
One Lincoln Park
8401 North Central Expressway
Dallas, Texas 75225

Attention:	Gary D. Pitcock
Telephone:	(972) 419-3352
E-mail:	gary.d.pitcock@citigroup.com
Schedule 10.02 - 1

L/C ISSUER:

CITIBANK, N.A.
One Lincoln Park
8401 North Central Expressway
Dallas, Texas 75225

Attention:	Gary D. Pitcock
Telephone:	(972) 419-3352
E-mail:	gary.d.pitcock@citigroup.com
Schedule 10.02 - 2

EXHIBIT A
FORM OF REVOLVING LOAN NOTICE
     Date:                     ,
To: Citibank, N.A., as Administrative Agent
Ladies and Gentlemen:
     Reference is made to that certain Credit Agreement, dated as of August 23, 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among PowerSecure International, Inc. (the “Borrower”), the Lenders from time to time party thereto, and Citibank, N.A., as Administrative Agent.
     The undersigned hereby requests (select one):
     ☐ A Borrowing of Revolving Loans ☐ A conversion or continuation of Revolving Loans
1.	On (a Business Day).

2.	In the amount of $ .

3.	Comprised of .
[Type of Revolving Loan requested]
4.	For Eurodollar Rate Loans: with an Interest Period of [ month(s)].
     [The Revolving Borrowing requested herein complies with the proviso to the first sentence of Section 2.01 of the Agreement.]

POWERSECURE INTERNATIONAL, INC.

By:

Name:
Title:

Exhibit A - Page 1

EXHIBIT B
FORM OF TERM LOAN NOTICE
Date:                     ,
To: Citibank, N.A., as Administrative Agent
Ladies and Gentlemen:
     Reference is made to that certain Credit Agreement, dated as of August 23, 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among PowerSecure International, Inc. (the “Borrower”), the Lenders from time to time party thereto, and Citibank, N.A., as Administrative Agent.
     The undersigned hereby requests (select one):
     ☐ A Borrowing of Term Loans ☐ A conversion or continuation of Term Loans
1.	On (a Business Day).

2.	In the amount of $ .

3.	Comprised of .
     [Type of Term Loan requested]
4.	For Eurodollar Rate Loans: with an Interest Period of [ month(s)].

5.	The proceeds of Term Loan requested will only be used to fund a Permitted Acquisition.

POWERSECURE INTERNATIONAL, INC.

By:

Name:
Title:

Exhibit B - Page 1

EXHIBIT C
FORM OF REVOLVING LOAN NOTE

$
     FOR VALUE RECEIVED, POWERSECURE INTERNATIONAL, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of                                                              (the “Lender”), on the Revolving Maturity Date (as defined in the Credit Agreement referred to below) the principal amount of                                          DOLLARS ($                    ), or such lesser principal amount of Revolving Loans (as defined in such Credit Agreement) due and payable by the Borrower to the Lender on the Revolving Maturity Date under that certain Credit Agreement, dated as of August 23, 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Citibank, N.A., as Administrative Agent.
     The Borrower promises to pay interest on the unpaid principal amount of each Revolving Loan from the date of such Revolving Loan until such principal amount is paid in full, at such interest rates, and at such times as are specified in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.
     This Note is one of the Revolving Loan Notes referred to in the Agreement, is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. This Note is also entitled to the benefits of the Subsidiary Guaranty and the Collateral Documents. Upon the occurrence of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Revolving Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Revolving Loans and payments with respect thereto.
     The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, intent to accelerate, acceleration, dishonor and non-payment of this Note.

Exhibit C - Page 1

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

POWERSECURE INTERNATIONAL, INC.

By:

Name:
Title:

Exhibit C - Page 2

REVOLVING LOANS AND PAYMENTS WITH RESPECT THERETO

Amount of
				Principal or	Outstanding
			End of	Interest	Principal
	Type of	Amount of	Interest	Paid This	Balance	Notation
Date	Loan Made	Loan Made	Period	Date	This Date	Made By

Exhibit C - Page 3

EXHIBIT D
FORM OF TERM LOAN NOTE

$
     FOR VALUE RECEIVED, POWERSECURE INTERNATIONAL, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of                                          (the “Lender”), on the Term Maturity Date (as defined in the Credit Agreement referred to below) the principal amount of                                          DOLLARS ($                    ), or such lesser principal amount of Term Loans (as defined in such Credit Agreement), if any, due and payable by the Borrower to the Lender on the Term Maturity Date under that certain Credit Agreement, dated as of August 23, 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Citibank, N.A., as Administrative Agent.
     The Borrower promises to pay interest on the unpaid principal amount of each Term Loan from the date of such Term Loan until such principal amount is paid in full, at such interest rates, and at such times as are specified in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.
     This Note is one of the Term Loan Notes referred to in the Agreement, is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. This Note is also entitled to the benefits of the Subsidiary Guaranty and the Collateral Documents. Upon the occurrence of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Term Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Term Loans and payments with respect thereto.
     The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, intent to accelerate, acceleration, dishonor and non-payment of this Note.

Exhibit D - Page 1

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

POWERSECURE INTERNATIONAL, INC.

By:

Name:
Title:

Exhibit D - Page 2

REVOLVING LOANS AND PAYMENTS WITH RESPECT THERETO

Amount of
				Principal or	Outstanding
			End of	Interest	Principal
	Type of	Amount of	Interest	Paid This	Balance	Notation
Date	Loan Made	Loan Made	Period	Date	This Date	Made By

Exhibit D - Page 3

EXHIBIT E
FORM OF COMPLIANCE CERTIFICATE
Financial Statement Date:
To: Citibank, N.A., as Administrative Agent under the Agreement defined below
Ladies and Gentlemen:
     Reference is made to that certain Credit Agreement, dated as of August 23, 2007 (as amended, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among PowerSecure International, Inc. (the “Borrower”), the Lenders from time to time party thereto, and Citibank, N.A., as Administrative Agent.
     The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                                                               of the Borrower, that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:
[Use following for Fiscal Year-end financial statements]
     1. Attached hereto as Schedule 1 are the Fiscal Year end audited financial statements required by Section 6.01(a) of the Agreement for the Fiscal Year of the Borrower ended as of the date set forth above as the Financial Statement Date, together with the report and opinion of an independent certified public accountant required by such section. Such financial statements fairly present in all material respects when considered in relation to the consolidated financial statements of the Borrower and its Subsidiaries.
[Use following for Fiscal Quarter-end financial statements]
     1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the Fiscal Quarter of the Borrower ended as of the date set forth above as the Financial Statement Date. Such financial statements fairly present in all material respects when considered in relation to the consolidated financial statements of the Borrower and its Subsidiaries.
     2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.
     3. A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents [add, if applicable: except as hereinafter listed], and to the best knowledge of the undersigned as of the date hereof no Default or Event of Default under the Agreement has occurred and is continuing as of the date hereof [add, if applicable: except the following list of each Default or

Exhibit E - Page 1

Event of Default under the Agreement, and its nature and status, that has occurred and is continuing as of the date of this Certificate.]
     4. The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date set forth above as the Financial Statement Date.

Exhibit E - Page 2

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of              ,                     .

POWERSECURE INTERNATIONAL, INC.

By:

Name:
Title:

Exhibit E - Page 3

     For the Fiscal Quarter/Year ended                                         (“Financial Statement Date”)
SCHEDULE 2
to the Compliance Certificate
($ in 000’s)
I.	Section 7.12(a) – Fixed Charge Coverage Ratio.

A. Consolidated EBITDA:
1. Consolidated Net Income for Subject Period:	$

2. To the extent involved in calculating such Net Increase and without duplication, Consolidated Interest Charges:	$

3. To the extent included in calculating such Consolidated Net Income and without duplication, amount of taxes, based on or measured by income, deducted in determining such Consolidated Net Income for Subject Period:
$

4. To the extent included in calculating such Consolidated Net Income and without duplication, depreciation and amortization expense deducted in determining such Consolidated Net Income for Subject Period:
$

5. To the extent included in calculating such Consolidated Net Income and without duplication, all non-cash charges or losses which do not represent a cash charge or loss for Subject Period or in a future period:
$

6. To the extent included in calculating such Consolidated Net Income and without duplication, non-recurring charges consisting of Founders Severance Payments and relocations expenses of not to exceed $14,200,000 in aggregate amount:
$

7. To the extent included in calculating such Consolidated Net Income, Federal, state, local and foreign income tax credits of the Borrower and its Subsidiaries for Subject Period:	$

8. To the extent included in calculating such Consolidated Net Income, Consolidated Interest Income for Subject Period:	$

9. To the extent included in calculating such Consolidated Net Income, all non-cash items increasing Consolidated Net Income for Subject Period:	$

10. Consolidated EBITDA (Lines I.A.1. + 2. + 3. + 4. + 5. + 6. - 7. - 8. - 9.):	$

B. Consolidated Lease Expense for Subject Period:	$

Exhibit E - Page 1

C. Cash Taxes for Subject Period:	$

D. Consolidated Interest Charges for Subject Period:	$

E. Scheduled payments of principal of Consolidated Funded Indebtedness for Subject Period:	$

F. Consolidated Lease Expense for Subject Period:	$

G. Restricted Payments for Subject Period:	$

H. Fixed Charge Coverage Ratio ((Line I.A.10. + I.B. – I.C.) ÷ (Lines I.D.	to 1.00
+ I.E. + I.F. + I.G.)):
Minimum permitted – See Section 7.12(a) of the Agreement		1.75 to 1.00
II. Section 7.12(b) – Leverage Ratio.

A. Consolidated Funded Indebtedness at Statement Date:
1. all obligations for borrowed money and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments:	$

2. all direct or contingent obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments:	$

3. all obligations to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business):	$

4. indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed or is limited in recourse:
$

5. Attributable Indebtedness in respect of Capital Leases and Synthetic Lease Obligations:	$

6. Guarantees of Indebtedness of types specified in Lines II.A.1., II.A.2., II.A.3., II.A.4. and II.A.5. above:	$

7. Consolidated Funded Indebtedness (Lines II.A.1. + 2. + 3. + 4. + 5. + 6.):	$

B. Consolidated EBITDA for Subject Period:
1. Consolidated EBITDA for Subject Period (See Line I.A.10.):	$

C. Leverage Ratio (Line II.A.7. ÷ Line II.B.1.):	to 1.00
Minimum required – See Section 7.12(b) of the Agreement		2.75 to 1.00

Exhibit E - Page 2

III. Section 7.12(c) – Asset Coverage Ratio.

A. 80% of Book Value of Accounts on the determination date:	$

B. 60% of Book Value of Inventory on the determination date:	$

C. 50% of Book Value of Net Fixed Assets on the determination date:	$

D. Consolidated Funded Indebtedness (See Line II.A.7.):	$

E. Outstanding Term Loans on the determination date:	$

F. Minimum Asset Coverage Ratio (Lines III.A. + III.B. + III.C.) ÷ (Lines	to 1.00
III.D. – III.E.):
Minimum required – See Section 7.12(c) of the Agreement		1.25 to 1.00
For purposes hereof, “Subject Period” is the period of four consecutive Fiscal Quarters ending on the Financial Statement Date.

Exhibit E - Page 3

EXHIBIT F
FORM OF ASSIGNMENT AND ASSUMPTION
ASSIGNMENT AND ASSUMPTION
     This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
     For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, Letters of Credit, Collateral Guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.
     Prior to the Effective Date (defined below) of this Assignment, the parties shall deliver to the Administrative Agent a processing and recordation fee of $3,500 in accordance with Section 10.06 of the Credit Agreement.

1. Assignor:

2. Assignee:	[and is an Affiliate/Approved Fund of [identify Lender]1]
3. Borrower(s): PowerSecure International, Inc.

[1]	Select as applicable.

Exhibit F - Page 1

4. Administrative Agent:	Citibank, N.A., as the administrative agent under the Credit Agreement

5. Credit Agreement:	The Credit Agreement, dated as of August 23, 2007, among PowerSecure International, Inc., the Lenders party thereto, and Citibank, N.A., as Administrative Agent

6. Assigned Interest:

Aggregate
		Amount of	Amount of	Percentage
		Commitment	Commitment	Assigned of
Facility Assigned		for all Lenders*	Assigned*	Commitment[2]

	[3]	$	$	%

		$	$	%

		$	$	%

[7. Trade Date:                                         ]4
Effective Date:                                         , 20      [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[2]	Set forth, to at least 9 decimals, as a percentage of the Commitment of all Lenders thereunder.

[3]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Commitment”, “Term Commitment”, etc.).

[4]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Exhibit F - Page 2

     The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]
By:
Title:

ASSIGNEE [NAME OF ASSIGNEE]
By:
Title:
[Consented to and]5 Accepted:
CITIBANK, N.A., as Administrative Agent

By:
Title:

[Consented to:][6]

By:
Title:

[5]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

[6]	To be added only if the consent of the Borrower and/or other parties (e.g. L/C Issuer) is required by the terms of the Credit Agreement.

Exhibit F - Page 3

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
     1. Representations and Warranties.
     1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
     1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
     2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments

Exhibit F - Page 4

in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.
     3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit F - Page 5

Exhibit G
Guaranty
     GUARANTY (this agreement, together with all amendments and restatements and all Guaranty Supplements, this “Guaranty”), dated as of August 23, 2007, made by each of the parties listed on the signature pages hereof and each other Person which may from time to time become a party to this Guaranty pursuant to Section 23 (collectively, the “Additional Guarantors,” and each, an “Additional Guarantor,” and together with each of the signatories party hereto, collectively the “Guarantors,” and each, a “Guarantor”), in favor of Administrative Agent, for the benefit of Guaranteed Parties.
BACKGROUND.
     Citibank, N.A., as Administrative Agent, the Lenders party thereto, and PowerSecure International, Inc., a Delaware corporation (“Borrower”), entered into the Credit Agreement dated as of August 23, 2007 (such agreement, together with all amendments and restatements, the “Credit Agreement”).
     Borrower and each of Guarantors are members of the same consolidated group of companies and are engaged in operations which require financing on a basis in which credit can be made available from time to time to Borrower, and Guarantors will derive direct and indirect economic benefit from the Loans under the Credit Agreement and Swap Contracts and Cash Management Documents.
     It is a condition precedent to the obligation of Lenders to make Loans under the Credit Agreement and to extend other financial accommodations under the Loan Documents and of Lenders and their Affiliates to provide financial accommodations pursuant to Guarantied Swap Contracts and Cash Management Documents that Guarantors shall have executed and delivered this Guaranty.
     Lenders, Administrative Agent, any Lender or Affiliate of any Lender that is a party to any Swap Contract (provided that such Lender was a Lender at the time such Swap Contract was entered into) with Borrower or any Affiliate of Borrower, any Lender or Affiliate of any Lender that is owed any Cash Management Obligation (provided that such Lender was a Lender at the time such Cash Management Obligation arose), and the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document are herein referred to as the “Guaranteed Parties.”
AGREEMENT.
     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration and to induce Guaranteed Parties to make (a) Loans under the Credit Agreement and extend other credit and financial accommodations under the Loan Documents and (b) make financial accommodations under Swap Contracts and Cash Management Documents, each Guarantor hereby agrees as follows:
     SECTION 1. Guaranty. Guarantors hereby jointly and severally unconditionally and irrevocably guarantee the full and prompt payment when due, whether at stated maturity, by acceleration or otherwise, of, and the performance of, (a) the Obligations, whether now or hereafter existing and whether for principal, interest, fees, expenses or otherwise, (b) all Swap

Obligations owed to any Lender or any Affiliate of a Lender (provided at the time of execution of the Swap Contract related to such Swap Obligations such Lender is a party to the Credit Agreement, herein called a “Guarantied Swap Contract”), (c) all Cash Management Obligations owed to any Lender or any Affiliate of a Lender (provided that during the effectiveness of a Cash Management Document related to such Cash Management Obligations such Lender is a party to the Credit Agreement), (d) any and all out-of-pocket expenses (including, without limitation, expenses and counsel fees and expenses of Administrative Agent and Lenders) incurred by any of Guaranteed Parties in enforcing any rights under this Guaranty, and (e) all present and future amounts that would become due but for the operation of any provision of Debtor Relief Laws, and all present and future accrued and unpaid interest, including, without limitation, all post-petition interest if Borrower, any Guarantor or any other Loan Party voluntarily or involuntarily becomes subject to any Debtor Relief Laws (the items set forth in clauses (a), (b), (c), (d) and (e) being herein referred to as the “Guarantied Obligations”). Upon failure of Borrower to pay any of the Guarantied Obligations when due after the giving by Administrative Agent and/or Guaranteed Parties of any notice and the expiration of any applicable cure period in each case provided for in the Credit Agreement and other Loan Documents, any Guarantied Swap Contract or any Cash Management Document (whether at stated maturity, by acceleration or otherwise), Guarantors hereby further jointly and severally agree to promptly pay the same to Administrative Agent for the benefit of Guaranteed Parties, without any other demand or notice whatsoever, including without limitation, any notice having been given to any Guarantor of either the acceptance by Guaranteed Parties of this Guaranty or the creation or incurrence of any of the Guarantied Obligations. This Guaranty is an absolute guaranty of payment and performance of the Guarantied Obligations and not a guaranty of collection, meaning that it is not necessary for Guaranteed Parties, in order to enforce payment by Guarantors, first or contemporaneously to accelerate payment of any of the Guarantied Obligations, to institute suit or exhaust any rights against any Loan Party, or to enforce any rights against any Collateral. Notwithstanding anything herein or in any other Loan Document, Guarantied Swap Contract of Cash Management Document to the contrary, in any action or proceeding involving any state corporate Law, or any state or federal bankruptcy, insolvency, reorganization or other Law affecting the rights of creditors generally, if, as a result of applicable Law relating to fraudulent conveyance or fraudulent transfer, including Section 548 of Bankruptcy Code or any applicable provisions of comparable state Law (collectively, “Fraudulent Transfer Laws”), the obligations of any Guarantor (other than Holdings) under this Section 1 would otherwise, after giving effect to (a) all other liabilities of such Guarantor, contingent or otherwise, that are relevant under such Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor in respect of intercompany Indebtedness to Borrower to the extent that such Indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder) and (b) to the value as assets of such Guarantor (as determined under the applicable provisions of such Fraudulent Transfer Laws) of any rights of subrogation, contribution, reimbursement, indemnity or similar rights held by such Guarantor pursuant to (i) applicable requirements of Law, (ii) Section 10 hereof or (iii) any other contractual obligations providing for an equitable allocation among such Guarantor and other Loan Parties or Subsidiaries or Affiliates of Borrower of obligations arising under this Guaranty or other guaranties of the Guarantied Obligations by such parties, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under this Section 1, then the amount of such liability shall, without any further action by such Guarantor, any Guaranteed Party, Administrative Agent or any other Person, be automatically

2

limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.
     SECTION 2. Guaranty Absolute. Each Guarantor guarantees that the Guarantied Obligations will be paid strictly in accordance with the terms of the Credit Agreement, the Notes, the other Loan Documents, the Guarantied Swap Contracts and the Cash Management Documents, without set-off or counterclaim, and regardless of any Applicable Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Guaranteed Parties with respect thereto. The liability of each Guarantor under this Guaranty shall be absolute and unconditional irrespective of:
     (a) any lack of validity or enforceability of any provision of any other Loan Document, any Guarantied Swap Contract or any Cash Management Document, any other agreement or instrument relating to any of the foregoing or avoidance or subordination of any of the Guarantied Obligations;
     (b) any change in the time, manner or place of payment of, or in any other term of, or any increase in the amount of, all or any of the Guarantied Obligations, or any other amendment or waiver of any term of, or any consent to departure from any requirement of, the Credit Agreement, the Notes or any of the other Loan Documents, the Guarantied Swap Contracts or Cash Management Document;
     (c) any exchange, release or non-perfection of any Lien on any Collateral for, or any release of any other Loan Party or amendment or waiver of any term of any other guaranty of, or any consent to departure from any requirement of any other guaranty of, all or any of the Guarantied Obligations;
     (d) the absence of any attempt to collect any of the Guarantied Obligations from Borrower or from any other Loan Party or any other action to enforce the same or the election of any remedy by any of Guaranteed Parties;
     (e) any waiver, consent, extension, forbearance or granting of any indulgence by any of Guaranteed Parties with respect to any provision of any other Loan Document, any Guarantied Swap Contract or any Cash Management Document (except to the extent any written waiver, consent, forbearance or indulgence executed in accordance with the Credit Agreement, such Swap Contract or such Cash Management Document, as applicable, expressly modifies or terminates the obligations of such Guarantor);
     (f) the election by any of Guaranteed Parties in any proceeding under any Debtor Relief Law;
     (g) any borrowing or grant of a security interest by Borrower, as debtor-in-possession, under any Debtor Relief Law; or
     (h) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of Borrower, any Guarantor or any other Loan Party other than payment or performance of the Guarantied Obligations.

3

     SECTION 3. Waiver.
     (a) Each Guarantor hereby (i) waives (A) promptness, diligence, and, except as otherwise provided herein, notice of acceptance and any and all other notices, including, without limitation, notice of intent to accelerate and notice of acceleration, with respect to any of the Guarantied Obligations or this Guaranty, (B) any requirement that any of Guaranteed Parties protect, secure, perfect or insure any security interest in or other Lien on any property subject thereto or exhaust any right or take any action against Borrower or any other Person or any Collateral, (C) the filing of any claim with a court in the event of receivership or bankruptcy of Borrower or any other Person, (D) except as otherwise provided herein, protest or notice with respect to nonpayment of all or any of the Guarantied Obligations, (E) except as otherwise provided herein, all demands whatsoever (and any requirement that demand be made on Borrower or any other Person as a condition precedent to such Guarantor’s obligations hereunder), (F) all rights by which any Guarantor might be entitled to require suit on an accrued right of action in respect of any of the Guarantied Obligations or require suit against Borrower or any other Guarantor or Person, (G) any defense based upon an election of remedies by any Guaranteed Party, or (H) notice of any events or circumstances set forth in clauses (a) through (h) of Section 2; and (ii) covenants and agrees that, except as otherwise agreed by the parties, this Guaranty will not be discharged except by complete payment and performance of the Guarantied Obligations and any other obligations of such Guarantor contained herein.
     (b) If, in the exercise of any of its rights and remedies in accordance with the provisions of Applicable Law, any of Guaranteed Parties shall forfeit any of its rights or remedies, including, without limitation, its right to enter a deficiency judgment against Borrower or any other Person, whether because of any Applicable Law pertaining to “election of remedies” or the like, each Guarantor hereby consents to such action by such Guaranteed Party and waives any claim based upon such action. Any election of remedies which, by reason of such election, results in the denial or impairment of the right of such Guaranteed Party to seek a deficiency judgment against Borrower or any other Person shall not impair the obligation of such Guarantor to pay the full amount of the Guarantied Obligations or any other obligation of such Guarantor contained herein.
     (c) In the event any of Guaranteed Parties shall bid at any foreclosure or trustee’s sale or at any private sale permitted by Law or under any of the Loan Documents, Guarantied Swap Contracts of Cash Management Document, to the extent not prohibited by Applicable Law, such Guaranteed Party may bid all or less than the amount of the Guarantied Obligations and the amount of such bid, if successful, need not be paid by such Guaranteed Party but shall be credited against the Guarantied Obligations.
     (d) Each Guarantor agrees that notwithstanding the foregoing and without limiting the generality of the foregoing if, after the occurrence and during the continuance of an Event of Default, Guaranteed Parties are prevented by Applicable Law from exercising their respective rights to accelerate the maturity of the Guarantied Obligations, to collect interest on the Guarantied Obligations, or to enforce or exercise any other right or remedy with respect to the Guarantied Obligations, or Administrative Agent is prevented from taking any action to realize on any Collateral, such Guarantor agrees to pay to Administrative Agent for the account of Guaranteed Parties, upon demand therefor, for application to the Guarantied Obligations, the

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amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by Guaranteed Parties.
     (e) Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of Borrower and of each other Loan Party, and of all other circumstances bearing upon the risk of nonpayment of the Guarantied Obligations or any part thereof, that diligent inquiry would reveal. Each Guarantor hereby agrees that Guaranteed Parties shall have no duty to advise any Guarantor or any other Loan Party of information known to any of Guaranteed Parties regarding such condition or any such circumstance. In the event that any of Guaranteed Parties in its sole discretion undertakes at any time or from time to time to provide any such information to any Guarantor or other Loan Party, such Guaranteed Party shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which, pursuant to accepted or reasonable banking or commercial finance practices, such Guaranteed Party wishes to maintain as confidential, or (iii) to make any other or future disclosures of such information or any other information to such Guarantor or other Loan Party.
     (f) Each Guarantor consents and agrees that Guaranteed Parties shall be under no obligation to marshal any assets in favor of any Guarantor or any other Loan Party or otherwise in connection with obtaining payment of any or all of the Guarantied Obligations from any Person or source.
     SECTION 4. Representations and Warranties.
     (a) Each Guarantor hereby represents and warrants to Guaranteed Parties that the representations and warranties set forth in Article V of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party are true and correct in all material respects in the manner specified in the Credit Agreement and Guaranteed Parties shall be entitled to rely on each of them as if they were fully set forth herein.
     (b) All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.
     SECTION 5. Amendments, Etc. No amendment or waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor therefrom, shall be effective unless in writing signed by Required Lenders and the applicable Loan Party, as the case may be, and acknowledged by Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

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     SECTION 6. Addresses for Notices. All notices and other communications provided for herein shall be effectuated in the manner provided for in Section 10.02 of the Credit Agreement; provided, that if a notice or communication hereunder is sent to a Guarantor, said notice shall be addressed to such Guarantor, in care of Borrower at Borrower’s then current address (or facsimile number) for notice under the Credit Agreement.
     SECTION 7. No Waiver; Remedies.
     (a) No failure on the part of any Guaranteed Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by Applicable Law or any of the other Loan Documents, Guarantied Swap Contracts of Cash Management Documents.
     (b) No waiver by Guaranteed Parties of any default shall operate as a waiver of any other default or the same default on a future occasion, and no action by any of Guaranteed Parties permitted hereunder shall in way affect or impair any of the rights of Guaranteed Parties or the obligations of any Guarantor under this Guaranty, under any of the other Loan Documents, under any Guarantied Swap Contract or under any Cash Management Document, except as specifically set forth in any such waiver. Any determination by a court of competent jurisdiction of the amount of any principal and/or interest or other amount constituting any of the Guarantied Obligations shall be conclusive and binding on each Guarantor irrespective of whether such Guarantor was a party to the suit or action in which such determination was made.
     SECTION 8. Right of Set-off. If an Event of Default exists, each of Guaranteed Parties is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set-off and apply any and all deposits (general or special (except trust and escrow accounts), time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Guaranteed Party to or for the credit or the account of each Guarantor against any and all of the obligations of such Guarantor now or hereafter existing under this Guaranty, irrespective of whether or not such Guaranteed Party shall have made any demand under this Guaranty and although such obligations may be contingent and unmatured; provided, however, such Guaranteed Party shall promptly notify such Guarantor and Borrower after such set-off and the application made by such Guaranteed Party; provided, further, any failure to deliver such notice shall not invalidate any such action. The rights of each Guaranteed Party under this Section 8 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Guaranteed Party may have.
     SECTION 9. Continuing Guaranty; Transfer of Notes. This Guaranty (a)(i) is a continuing guaranty and shall remain in full force and effect until the date upon which all of the Guarantied Obligations are finally paid in full, the Revolving Commitments and the Term Commitments are terminated and all Guarantied Swap Contracts have expired or terminated (the “Release Date”) and (ii) binding upon each Guarantor, its permitted successors and assigns, and (b) inures to the benefit of and be enforceable by Guaranteed Parties and their respective successors, permitted transferees, and permitted assigns. Without limiting the generality of the foregoing clause (b), each of Guaranteed Parties may assign or otherwise transfer any Note held by it or the Guarantied Obligations owed to it to any other Person, and such other Person shall

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thereupon become vested with all the rights in respect thereof granted to such Guaranteed Party herein or otherwise with respect to such of the Notes and the Guarantied Obligations so transferred or assigned, subject, however, to compliance with the provisions of Section 10.06 of the Credit Agreement in respect of assignments. Except as the result of the consummation of a transaction permitted under Section 7.04 of the Credit Agreement, no Guarantor may assign any of its obligations under this Guaranty without first obtaining the written consent of Lenders as set forth in the Credit Agreement.
     SECTION 10. Reimbursement. To the extent that any Guarantor shall be required hereunder to pay a portion of the Guarantied Obligations exceeding the greater of (a) the amount of the economic benefit actually received by such Guarantor from the Loans, Guarantied Swap Contracts and Cash Management Documents and (b) the amount such Guarantor would otherwise have paid if such Guarantor had paid the aggregate amount of the Guarantied Obligations (excluding the amount thereof repaid by Borrower) in the same proportion as such Guarantor’s net worth at the date enforcement is sought hereunder bears to the aggregate net worth of all Guarantors at the date enforcement is sought hereunder, then such Guarantor shall be reimbursed by such other Guarantors for the amount of such excess, pro rata, based on the respective net worths of such other Guarantors at the date enforcement hereunder is sought. Notwithstanding anything to the contrary, each Guarantor agrees that the Guarantied Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing its guaranty herein or effecting the rights and remedies of Guaranteed Parties hereunder. This Section 10 is intended only to define the relative rights of Guarantors, and nothing set forth in this Section 10 is intended to or shall impair the obligations of Guarantors, jointly and severally, to pay to Guaranteed Parties the Guarantied Obligations as and when the same shall become due and payable in accordance with the terms hereof.
     SECTION 11. Application of Payments. All amounts and property received by Administrative Agent and Guaranteed Parties pursuant to this Guaranty (including amounts and property received or applied pursuant to Section 8 or application of other rights of set-off) shall be applied as provided in Section 8.03 of the Credit Agreement.
     SECTION 12. Reinstatement; Termination. This Guaranty shall remain in full force and effect and continue to be effective should any petition be filed by or against any Loan Party for liquidation or reorganization, should any Loan Party become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of any Loan Party’s assets, and shall, to the fullest extent permitted by Applicable Law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Guarantied Obligations, or any part thereof, is, pursuant to Applicable Law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligees of the Guarantied Obligations or such part thereof, whether as a “voidable preference,” “fraudulent transfer,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Guarantied Obligations shall, to the fullest extent permitted by Law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned. Subject to the reinstatement provisions of this Section 12, this Guaranty shall remain in full force and effect until the date upon which (a) all of the Guaranteed Obligations are fully, indefeasibly, absolutely and unconditionally paid and performed, (b) the Revolving Commitments and Term Commitments are terminated, and (c) all Swap Contracts with respect to all Swap Obligations

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have expired, been terminated or secured on terms that are reasonably acceptable to the parties to such Swap Contract.
     SECTION 13. Governing Law; Waiver of Jury Trial; Submission to Jurisdiction and Service of Process.
     (a) THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT ADMINISTRATIVE AGENT AND EACH OTHER GUARANTEED PARTY SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.
     (b) EACH GUARANTOR, ADMINISTRATIVE AGENT AND EACH GUARANTEED PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK, NEW YORK AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH GUARANTOR, ADMINISTRATIVE AGENT AND EACH GUARANTEED PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH GUARANTOR, ADMINISTRATIVE AGENT AND EACH GUARANTEED PARTY HERETO, AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ADMINISTRATIVE AGENT OR ANY GUARANTEED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT AGAINST ANY GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
     (c) EACH GUARANTOR, ADMINISTRATIVE AGENT AND EACH GUARANTEED PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH GUARANTOR, ADMINISTRATIVE AGENT AND EACH GUARANTEED PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
     SECTION 14. Waiver of Right to Trial by Jury. EACH GUARANTOR, ADMINISTRATIVE AGENT AND EACH GUARANTEED PARTY HEREBY EXPRESSLY

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WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH GUARANTOR, ADMINISTRATIVE AGENT AND EACH GUARANTEED PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
     SECTION 15. Section Titles. The Section titles contained in this Guaranty are and shall be without substantive meaning or content of any kind whatsoever and are not to be used in any interpretation of this Guaranty.
     SECTION 16. Definitions. Capitalized terms not otherwise defined herein have the meaning specified in the Credit Agreement.
     SECTION 17. Execution in Counterparts. This Guaranty may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, all of which when taken together shall constitute a single contract.
     SECTION 18. Miscellaneous. All references herein to Borrower or to any Guarantor shall include their respective successors and assigns, including, without limitation, a receiver, trustee or debtor-in-possession of or for Borrower or such Guarantor. All references to the singular shall be deemed to include the plural where the context so requires.
     SECTION 19. Subrogation and Subordination.
     (a) Subrogation. Notwithstanding any reference to subrogation contained herein to the contrary, until the Release Date, each Guarantor hereby irrevocably waives any claim or other rights which it may have or hereafter acquire against Borrower that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of any Guaranteed Party against Borrower or any Collateral which any Guaranteed Party now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statutes or common law, including without limitation, the right to take or receive from Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Guarantied Obligations shall not have been paid in full, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, Guaranteed Parties, and shall forthwith be paid to Administrative Agent to be credited and applied upon the Guarantied Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement or other Loan Document,

9

Guarantied Swap Contracts or Cash Management Documents. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this Section 18 is knowingly made in contemplation of such benefits.
     (b) Subordination. With respect to each Guarantor, all debt and other liabilities of each Borrower or any other Loan Party to such Guarantor (“Loan Party Debt”) are expressly subordinate and junior to the Guarantied Obligations and any instruments evidencing the Guarantied Obligations to the extent provided below.
     (i) Until the Release Date, each Guarantor agrees that it will not request, demand, accept, or receive (by set-off or other manner) any payment amount, credit or reduction of all or any part of the amounts owing under the Loan Party Debt or any security therefor, except as specifically allowed pursuant to clause (ii);
     (ii) Notwithstanding the provisions of clause (i), Borrower and each other Loan Party may pay to such Guarantor and such Guarantor may request, demand, accept and receive and retain from Borrower payments, credits or reductions of all or any part of the amounts owing under the Loan Party Debt or any security therefor on the Loan Party Debt; provided, that each Borrower’s and other Loan Party’s right to pay and such Guarantor’s right to receive any such amount shall automatically and be immediately suspended and cease (A) upon the occurrence and during the continuance of an Event of Default or (B) if, after taking into account the effect of such payment, an Event of Default would occur and be continuing. Such Guarantor’s right to receive amounts under this clause (ii) (including any amounts which theretofore may have been suspended) shall automatically be reinstated at such time as the Event of Default which was the basis of such suspension has been cured or waived (provided that no subsequent Event of Default has occurred) or such earlier date, if any, as Administrative Agent gives notice to Guarantors of reinstatement by Required Lenders, in Required Lenders’ sole discretion;
     (iii) If any Guarantor receives any payment on the Loan Party Debt in violation of this Guaranty, such Guarantor will hold such payment in trust for Guaranteed Parties and will promptly deliver such payment to Administrative Agent; and
     (iv) In the event of the commencement or joinder of any suit, action or proceeding of any type (judicial or otherwise) or proceeding under any Debtor Relief Law against Borrower or any other Loan Party (an “Insolvency Proceeding”) and subject to court orders issued pursuant to the applicable Debtor Relief Law, the Guarantied Obligations shall first be paid, discharged and performed in full before any payment or performance is made upon the Loan Party Debt notwithstanding any other provisions which may be made in such Insolvency Proceeding. In the event of any Insolvency Proceeding, each Guarantor will at any time prior to the Release Date (A) file, at the request of any Guaranteed Party, any claim, proof of claim or similar instrument necessary to enforce Borrower’s or such other Loan Party’s obligation to pay the Loan Party Debt, and (B) hold in trust for and pay to Administrative Agent, for the benefit of Guaranteed Parties, any and all monies, obligations, property, stock dividends or other assets received in any such proceeding on account of the Loan Party Debt in order that

10

Guaranteed Parties may apply such monies or the cash proceeds of such other assets to the Guarantied Obligations.
     SECTION 20. Guarantor Insolvency. Should any Guarantor voluntarily seek, consent to, or acquiesce in the benefits of any Debtor Relief Law or become a party to or be made the subject of any proceeding provided for by any Debtor Relief Law (other than as a creditor or claimant) that could suspend or otherwise adversely affect the rights of any Guaranteed Party granted hereunder, then, the obligations of such Guarantor under this Guaranty shall be, as between such Guarantor and such Guaranteed Party, a fully-matured, due, and payable obligation of such Guarantor to such Guaranteed Party (without regard to whether there is an Event of Default under the Credit Agreement or whether any part of the Guarantied Obligations is then due and owing by Borrower to such Guaranteed Party), payable in full by such Guarantor to Administrative Agent, for the benefit of such Guaranteed Party, upon demand, which shall be the estimated amount owing in respect of the contingent claim created hereunder.
     SECTION 21. Rate Provision. It is not the intention of any Guaranteed Party to make an agreement violative of the Laws of any applicable jurisdiction relating to usury. Regardless of any provision in this Guaranty, no Guaranteed Party shall ever be entitled to contract, charge, receive, collect or apply, as interest on the Guarantied Obligations, any amount in excess of the Highest Lawful Rate. In no event shall any Guarantor be obligated to pay any amount in excess of the Highest Lawful Rate. If from any circumstance Administrative Agent or any Guaranteed Party shall ever receive, collect or apply anything of value deemed excess interest under Applicable Law, an amount equal to such excess shall be applied first to the reduction of the principal amount of outstanding Revolving Loans and Term Loans and then to the principal of any other Guarantied Obligations, and any remainder shall be promptly refunded to the payor. In determining whether or not interest paid or payable with respect to the Guarantied Obligations, under any specified contingency, exceeds the Highest Lawful Rate, Guarantors and Guaranteed Parties shall, to the maximum extent permitted by Applicable Law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) amortize, prorate, allocate and spread the total amount of interest throughout the full term of such Guarantied Obligations so that the interest paid on account of such Guarantied Obligations does not exceed the Highest Lawful Rate and/or (c) allocate interest between portions of such Guarantied Obligations; provided, that if the Guarantied Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Highest Lawful Rate, Guaranteed Parties shall refund to the payor the amount of such excess or credit the amount of such excess against the total principal amount owing, and, in such event, no Guaranteed Party shall be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the Highest Lawful Rate.
     SECTION 22. Severability. If any provision of this Guaranty is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Guaranty shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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     SECTION 23. No Setoff or Deductions; Taxes. Each Guarantor represents and warrants that it is incorporated or formed, and resides in, the United States of America. All payments by each Guarantor hereunder shall be paid in full, without setoff or counterclaim (other than mandatory) or any deduction or withholding whatsoever, including, without limitation, for any and all present and future taxes other than Excluded Taxes. If each Guarantor must make a payment under this Guaranty, each Guarantor represents and warrants that it will make the payment from one of its U.S. resident offices to Administrative Agent or each other Guaranteed Party so that no withholding tax is imposed on the payment. If notwithstanding the foregoing, each Guarantor makes a payment under this Guaranty to which withholding tax applies, or any taxes (other than taxes on income (a) imposed by the country or any subdivision of the country in which the principal office or actual lending office of Administrative Agent or any other Guaranteed Party is located and (b) measured by the United States taxable income of Administrative Agent or any other Guaranteed Party would have received is all payments under or in respect of this Guaranty were exempt from taxes levied by such Guarantor’s country) are at any time imposed on any payments under or in respect of this Guaranty including, but not limited to, payments made pursuant to this Section 23, each Guarantor shall pay all such taxes to the relevant authority in accordance with Applicable Law such that Administrative Agent or any other Guaranteed Party receives the sum it would have received had no such deduction or withholding been made and shall also pay to Administrative Agent or any other Guaranteed Party, on demand, all additional amounts which Administrative Agent or any other Guaranteed Party specifies as necessary to preserve the after-tax yield Administrative Agent or such other Guaranteed Party would have received if such taxes had not been imposed. Each Guarantor shall promptly provide Administrative Agent or any other Guaranteed Party with an original receipt or certified copy issued by the relevant authority evidencing the payment of ay such amount required to be deducted or withheld.
     SECTION 24. Additional Guarantors. Upon the execution and delivery by any other Person of a Guaranty Supplement in substantially the form of Exhibit A (each, a “Guaranty Supplement”), such Person shall become a “Guarantor” hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any Guaranty Supplement shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guaranty.
     SECTION 25. ENTIRE AGREEMENT. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS. OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

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     IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its duly authorized officer on the date first above written.

POWERSECURE, INC. POWERSERVICES, INC. ENERGYLITE, INC. UTILITYENGINEERING, INC. UTILITYDESIGN, INC. MARCUM GAS TRANSMISSION, INC. REID’S TRAILER, INC.
By:
Sidney Hinton
Chief Executive Officer for all

SOUTHERN FLOW COMPANIES, INC. METRETEK, INCORPORATED
By:
Gary J. Zuiderveen
Chief Financial Officer for each

Signature Page - Guaranty

EXHIBIT A to Guaranty
Guaranty Supplement No. ___
     THIS GUARANTY SUPPLEMENT NO. ___(this “Guaranty Supplement”) is made as of                                         , to the Guaranty dated as of August 23, 2007 (such agreement, together with all amendments and restatements, the “Guaranty”), among the initial signatories thereto and each other Person which from time to time thereafter became a party thereto pursuant to Section 24 thereof (each, individually, a “Guarantor” and, collectively, the “Guarantors”), in favor of Administrative Agent for the benefit of Guaranteed Parties (as defined in the Guaranty).
BACKGROUND.
     Capitalized terms not otherwise defined herein have the meaning specified in the Guaranty. The Guaranty provides that additional parties may become Guarantors under the Guaranty by execution and delivery of this form of Guaranty Supplement. Pursuant to the provisions of Paragraph 24 of the Guaranty, the undersigned is becoming an Additional Guarantor under the Guaranty. The undersigned desires to become a Guarantor under the Guaranty in order to induce Guaranteed Parties to continue to make credit extensions and accommodations under the Loan Documents, Guarantied Swap Contracts and Cash Management Documents.
AGREEMENT.
     NOW, THEREFORE, the undersigned agrees with Administrative Agent and each other Guaranteed Party as follows:
     SECTION 1. In accordance with the Guaranty, the undersigned hereby becomes a Guarantor under the Guaranty with the same force and effect as if it were an original signatory thereto as a Guarantor and the undersigned hereby (a) agrees to all the terms and provisions of the Guaranty applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a “Guarantor” or an “Additional Guarantor” in the Guaranty shall be deemed to include the undersigned.
     SECTION 2. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect in accordance with its terms.
     SECTION 3. THIS GUARANTY SUPPLEMENT AND THE GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED, THAT ADMINISTRATIVE AGENT AND EACH OTHER GUARANTEED PARTY SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.
     SECTION 4. This Guaranty Supplement hereby incorporates by reference the provisions of the Guaranty, which provisions are deemed to be a part hereof, and this Guaranty Supplement shall be deemed to be a part of the Guaranty.

     SECTION 5. This Guaranty Supplement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

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2

     EXECUTED as of the date above first written.

ADDRESS:	[ADDITIONAL GUARANTOR]

By:

Print Name:

Attention:	Print Title:

ACCEPTED BY:
CITIBANK, N.A.,
as Administrative Agent

By:
Print Name:
Print Title:

Exhibit H
SECURITY AGREEMENT
     SECURITY AGREEMENT (this agreement, together with all amendments and restatements, this “Agreement”), dated as of August 23, 2007, made by ___, a ___ (“Grantor”), in favor of Citibank, N.A., as Administrative Agent, as secured party (Administrative Agent in such capacity, “Secured Party”), for Secured Party and the benefit of each Secured Creditor.
BACKGROUND.
     Citibank, N.A., as Administrative Agent, the Lenders party thereto, and [Grantor][Metretek Technologies, Inc., a Delaware corporation (“Borrower”)], entered into the Credit Agreement dated as of August 23, 2007 (such agreement, together with all amendments and restatements thereto, the “Credit Agreement”).
     It is the intention of the parties hereto that this Agreement create a first priority security interest in property of Grantor in favor of Secured Party for Secured Party and the benefit of Secured Creditors securing the payment and performance of the Secured Obligations.
     It is a condition precedent to effectiveness of the Credit Agreement that Grantor shall have executed and delivered this Agreement.
AGREEMENT.
     NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Secured Creditors to (a) make the Loans and issue Letters of Credit under the Credit Agreement and to extend other credit and financial accommodations under the Loan Documents, and (b) make financial accommodations under Swap Contracts and Cash Management Documents, Grantor hereby agrees with the Secured Party, for its benefit and the benefit of Secured Creditors, and each Secured Creditor as follows:
ARTICLE I
DEFINITIONS
     1.1. Definitions. For purposes of this Agreement:
     “Accession” means all right, title, and interest of Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to an accession (as defined in the UCC), and (whether or not included in that definition), a good that is physically united with another good in such a manner that the identity of the original good is not lost.
     “Account” means all right, title, and interest of Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to an account (as defined in the UCC), and (whether or not included in such definition), a right to payment of a monetary obligation, whether or not earned by performance for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, and for service rendered or to be rendered, and all right, title, and interest in any returned property, together with all rights, titles, securities, and guarantees

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with respect thereto, including any rights to stoppage in transit, replevin, reclamation, and resales, and all related Liens whether voluntary or involuntary.
     “Account Grantor” means any Person who is or who may become obligated to Grantor under, with respect to or on account of an Account.
     “Acquisition Rights” means all right, title, and interest of Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to each warrant, option, instrument, subscription right, redemption right and other right (including any instrument or right convertible into an Equity Interest) to acquire or sell any Equity Interest in any Person.
     “Chattel Paper” means all right, title, and interest of Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to chattel paper (as defined in the UCC), and (whether or not included in such definition), a Record or Records that evidence both a monetary obligation and a security interest in specific Goods, a security interest in specific Goods and Software used in the Goods, or a lease of specific Goods.
     “Collateral” means all (a) Accounts, (b) Accessions, (c) Chattel Paper, (d) Collateral Records, (e) Commercial Tort Claims, including but not limited to the specific Commercial Tort Claims described on Schedule 12, (f) Commodity Accounts, (g) Commodity Contracts, (h) Deposit Accounts, (i) Documents, (j) Equipment, (k) Financial Assets, (l) Fixtures, (m) General Intangibles, (n) Goods, (o) Insurance, (p) Intellectual Property, (q) Instruments, (r) Inventory, (s) Investment Property, (t) Letters of Credit, (u) Letter-of-Credit Rights, (v) Licenses, (w) Money, (x) Payment Intangibles, (y) Permits, (z) Pledged Equity Interest, (aa) Securities, (ab) Securities Accounts, (ac) Security Entitlements, (ad) Software, (ae) Supporting Obligations, and (ag) Proceeds.
     “Collateral Records” means books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.
     “Commercial Tort Claim” means all right, title, and interest of Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to a commercial tort claim (as defined in the UCC), and (whether or not included in such definition), all claims arising in tort with respect to which the claimant (a) is an organization, or (b) an individual and the claim (i) arose in the course of the claimant’s business or profession, and (ii) does not include damages arising out of personal injury to or the death of an individual.
     “Commodity Account” means all right, title, and interest of Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to a commodity account (as defined in the UCC), and (whether or not included in such definition), an account maintained by a Commodity Intermediary in which a Commodity Contract is carried for Grantor.
     “Commodity Contract” means all right, title, and interest of Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to a commodity futures contract, an option on a commodity futures contract, a commodity option, or any other contract if the contract or option is (a) traded on or subject to the rules of a board of trade that has been

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designated as a contract market for such a contract pursuant to the federal commodities Laws, or (b) traded on a foreign commodity board of trade, exchange, or market, and is carried on the books of a Commodity Intermediary for Grantor.
     “Commodity Intermediary” means (a) a Person that is registered as a futures commission merchant under the federal commodities Laws or (b) a Person that in the ordinary course of its business provides clearance or settlement services for a board of trade that has been designated as a contract market pursuant to federal commodities Laws.
     “Copyright License” means all right, title, and interest of Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by Grantor or which Grantor otherwise has the right to license, or granting any right to Grantor under any Copyright now or hereafter owned by any third party, and all rights of Grantor under any such agreement.
     “Copyrights” means all right, title, and interest of Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to (a) all copyright rights in any work subject to the copyright Laws of any Governmental Authority, whether as author, assignee, transferee, or otherwise, (b) all registrations and applications for registration of any such copyright in any Governmental Authority, including registrations, recordings, supplemental registrations, and pending applications for registration in any jurisdiction, and (c) all rights to use and/or sell any of the foregoing.
     “Deposit Account” means all right, title, and interest of Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to a deposit account (as defined in the UCC), and (whether or not included in such definition), a demand, time, savings, passbook, or similar account maintained at a bank (as defined in the UCC).
     “Document” means all right, title, and interest of Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to a document (as defined in the UCC), and (whether or not included in such definition), a document of title, bill of lading, dock warrant, dock receipt, warehouse receipt, or order for the delivery of Goods.
     “Electronic Chattel Paper” means all right, title, and interest of Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to electronic chattel paper (as defined in the UCC), and (whether or not included in such definition), chattel paper evidenced by a Record or Records consisting of information stored in electronic medium.
     “Entitlement Holder” means a Person identified in the records of a Securities Intermediary as the Person having a Security Entitlement against the Securities Intermediary. If a Person acquires a Security Entitlement by virtue of Section 8-501(b)(2) or (3) of the UCC, such Person is the Entitlement Holder.
     “Equipment” means all right, title, and interest of Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to equipment (as defined in the UCC), and (whether or not included in such definition), all Goods other than Inventory or consumer goods, and all improvements, accessions, or appurtenances thereto. The term Equipment shall include Fixtures.

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     “Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests, other than a net profits based bonus program solely for the benefit of employees, in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
     “Financial Asset” means all right, title, and interest of Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to a financial asset (as defined in the UCC), and (whether or not included in such definition), (a) a Security, (b) an obligation of a Person or a share, participation or other interest in a Person or in property or an enterprise of a Person, that is, or is of a type, dealt in or traded on financial markets or that is recognized in any area in which it is issued or dealt in as a medium for investment, or (c) any property that is held by a Securities Intermediary for another Person in a Securities Account if the Securities Intermediary has expressly agreed with the other Person that the property is to be treated as a financial asset under Article 8 of the Uniform Commercial Code. As the context requires, “Financial Asset” means either the interest itself or the means by which a Person’s claim to it is evidenced, including a certificated or uncertificated Security, a certificate representing a Security, or a Security Entitlement.
     “Fixtures” means all right, title, and interest of Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to fixtures (as defined in the UCC), and (whether or not included in such definition), all Goods that have become so related to particular real property that an interest in them arises under the real property Law of the state in which the real property is situated.
     “General Intangible” means all right, title, and interest of Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to a general intangible (as defined in the UCC, and (whether or not included in such definition), all personal property, including things in action, other than Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Goods, Instruments, Investment Property, Letter-of-Credit Rights, Letters of Credit, money, and oil, gas or other minerals before extraction.
     “Goods” means all right, title, and interest of Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to goods (as defined in the UCC), and (whether or not included in such definition), all things that are movable when a security interest attaches.
     “Instrument” means all right, title, and interest of Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to an instrument (as defined in the UCC), and (whether or not included in such definition), a negotiable instrument or any other writing that evidences a right to the payment of a monetary obligation, is not itself a security agreement or lease, and is of a type that in ordinary course of business is transferred by delivery with any necessary endorsement or assignment.

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     “Insurance” means all insurance policies covering any or all of the Collateral (regardless of whether the Secured Party is the loss payee thereof).
     “Intellectual Property” means all right, title, and interest of Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to all intellectual and similar property of every kind and nature, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, Trade Secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, Software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.
     “Inventory” means all right, title, and interest of Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to inventory (as defined in the UCC), and (whether or not included in such definition), Goods that (a) are leased by a Person as lessor, (b) are held by a Person for sale or lease or to be furnished under a contract of service, (c) are furnished by a Person under a contract of service, or (d) consist of raw materials, work in process, or materials used or consumed in a business, including packaging materials, scrap material, manufacturing supplies and spare parts, and all such Goods that have been returned to or repossessed by or on behalf of such Person.
     “Investment Property” means all right, title, and interest of Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to investment property (as defined in the UCC), and (whether or not included in such definition), a Security (whether certificated or uncertificated), a Commodity Contract, a Commodity Account, a Security Entitlement, Securities Account, and Pledged Debt.
     “Letter of Credit” means all right, title, and interest of Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to a letter of credit (as defined in the UCC).
     “Letter-of-Credit Right” means all right, title, and interest of Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to a letter-of-credit right (as defined in the UCC), and (whether or not included in such definition), (a) a right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance, and (b) the right of a beneficiary to demand payment or performance under a letter of credit.
     “License” means any Patent License, Trademark License, Copyright License, or other similar license or sublicense.
     “Money” means “money” as defined in the UCC.
     “Patent License” means all right, title, and interest of Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by Grantor or which Grantor otherwise has the right to license, is in existence, or granting to Grantor any right to make, use or sell any invention on

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which a Patent, now or hereafter owned by any third party, is in existence, and all rights of Grantor under any such agreement.
     “Patents” means all right, title, and interest of Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to (a) all letters patent of any Governmental Authority, all registrations and recordings thereof, and all applications for letters patent of any Governmental Authority, and (b) all reissues, continuations, divisions, continuations-in-part, renewals, or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.
     “Payment Intangible” means all right, title, and interest of Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to a payment intangible (as defined in the UCC), and (whether or not included in such definition), a General Intangible under which the Account Grantor’s principal obligation is a monetary obligation.
     “Permit” means all right, title, and interest of Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to any authorization, consent, approval, permit, license or exemption of, registration or filing with, or report or notice to, any Governmental Authority.
     “Pledged Debt” means all indebtedness owed to Grantor, the instruments evidencing such indebtedness, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness.
     “Pledged Equity Interests” means all Acquisition Rights, Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests; provided, however, notwithstanding anything herein to the contrary, the amount of pledged Equity Interests of any Foreign Subsidiary shall be limited to 65% of the issued and outstanding Equity Interests of such Foreign Subsidiary.
     “Pledged LLC Interests” means, with respect to Grantor, all interests of Grantor in any limited liability company and the certificates, if any, representing such limited liability company interests and any interest of Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests; provided, however, notwithstanding anything herein to the contrary, the amount of pledged limited liability company interests of any Foreign Subsidiary shall be limited to 65% of the issued and outstanding limited liability company interests of such Foreign Subsidiary.
     “Pledged Partnership Interests” means, with respect to Grantor, all interests of Grantor in any general partnership, limited partnership, limited liability partnership or other partnership and the certificates, if any, representing such partnership interests and any interest of Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or

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otherwise distributed in respect of or in exchange for any or all of such partnership interests; provided, however, notwithstanding anything herein to the contrary, the amount of pledged general partnership, limited partnership, limited liability partnership or other partnership interests of any Foreign Subsidiary shall be limited to 65% of the issued and outstanding general partnership, limited partnership, limited liability partnership or other partnership interests of such Foreign Subsidiary.
     “Pledged Stock” means, with respect to Grantor, all shares of capital stock owned by Grantor and the certificates, if any, representing such shares and any interest of Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares; provided, however, notwithstanding anything herein to the contrary, the amount of pledged capital stock of any Foreign Subsidiary shall be limited to 65% of the issued and outstanding capital stock of such Foreign Subsidiary; provided, further, treasury stock of Grantor shall not be Pledged Stock.
     “Pledged Trust Interests” means, with respect to Grantor, all interests of Grantor in a business trust or other trust and the certificates, if any, representing such trust interests and any interest of Grantor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests.
     “Proceeds” means all right, title, and interest of Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to proceeds (as defined in the UCC), and (whether or not included in such definition), (a) whatever is acquired upon the sale, lease, license, exchange, or other disposition of the Collateral, (b) whatever is collected on, or distributed on account of, the Collateral, (c) rights arising out of the Collateral, (d) claims arising out of the loss, nonconformity, or interference with the use of, defects or infringement of rights in, or damage to the Collateral, (e) proceeds of Insurance, including insurance payable by reason of the loss or nonconformity of, defects or infringement of rights in, or damage to the Collateral, and (f) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.
     “Record” means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.
     “Release Date” means the date on which (a) all of the Secured Obligations are fully, indefeasibly, absolutely and unconditionally paid and performed, (b) the Revolving Commitment, the Term Commitment of each Lender are terminated, (c) all Letters of Credit have expired, been terminated or secured on terms that are reasonably satisfactory to L/C Issuer, and (d) all Swap Contracts with respect to all Swap Obligations have expired, been terminated or secured on terms that are reasonably satisfactory to the parties to such Swap Contract.
     “Secured Creditor” or “Secured Creditors” means (a) Secured Party, (b) Administrative Agent, (c) Lenders, (d) any Lender or Affiliate of any Lender that is a party to any Swap

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Contract (provided that such Lender was a Lender at the time such Swap Contract was entered into) with Borrower or any Affiliate of Borrower, (e) any Lender or Affiliate of any Lender that is owed any Cash Management Obligation (provided that such Lender was a Lender at the time such Cash Management Obligation arose), and (f) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document.
     “Securities Account” means all right, title, and interest of Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to an account to which a Financial Asset is or may be credited in accordance with an agreement under which the Person maintaining the account undertakes to treat the Person for whom the account is maintained as entitled to exercise rights that comprise the Financial Asset.
     “Securities Intermediary” means (a) a clearing corporation, or (b) a Person, including a bank or broker, that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity.
     “Security” means all right, title, and interest of Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to any obligations of an issuer or any shares, participations or other interests in an issuer or in property or an enterprise of an issuer which (a) are represented by a certificate representing a security in bearer or registered form, or the transfer of which may be registered upon books maintained for that purpose by or on behalf of the issuer, (b) are one of a class or series or by its terms is divisible into a class or series of shares, participations, interests or obligations, and (c)(i) are, or are of a type, dealt with or traded on securities exchanges or securities markets or (ii) are a medium for investment and by their terms expressly provide that they are a security governed by Article 8 of the UCC.
     “Security Entitlements” means all right, title, and interest of Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to the rights and property interests as and of an Entitlement Holder with respect to a Financial Asset.
     “Software” means all right, title, and interest of Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to software (as defined in the UCC), and (whether or not included in such definition), a computer program (including both source and object code) and any supporting information provided in connection with a transaction relating to the program.
     “Supporting Obligations” means all right, title, and interest of Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to a supporting obligation (as defined in the UCC), and whether or not included in such definition, a Letter-of-Credit Right or secondary obligation that supports the payment or performance of an Account, Chattel Paper, a Document, a General Intangible, an Instrument, or Investment Property.
     “Swap Contracts” means each Swap Contract and each related agreement.
     “Tangible Chattel Paper” means all right, title, and interest of Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to tangible chattel paper (as defined in the UCC), and (whether or not included in such definition), chattel paper evidenced by a Record or Records consisting of information that is inscribed on a tangible medium.

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     “Trade Secrets” means all right, title, and interest of Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to trade secrets, all know-how, inventions, processes, methods, information, data, plans, blueprints, specifications, designs, drawings, engineering reports, test reports, materials standards, processing standards and performance standards, and all Software directly related thereto, and all Licenses or other agreements to which Grantor is a party with respect to any of the foregoing.
     “Trademark License” means all right, title, and interest of Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by Grantor or which Grantor otherwise has the right to license, or granting to Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of Grantor under any such agreement.
     “Trademarks” means all right, title, and interest of Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, all registrations and recordings thereof, and all registration and recording applications filed with any Governmental Authority in connection therewith, and all extensions or renewals thereof, (b) all goodwill associated therewith or symbolized thereby, (c) all other assets, rights and interests that uniquely reflect or embody such goodwill, (d) all rights to use and/or sell any of the foregoing, and (e) the portion of the business to which each trademark pertains.
     “UCC” means Chapters 8 and 9 of the Uniform Commercial Code as in effect from time to time in the State of New York or, where applicable as to specific items or types of Collateral, any other relevant state.
     1.2. Other Definitional Provisions. Capitalized terms not otherwise defined herein have the meaning specified in the Credit Agreement, and, to the extent of any conflict, terms as defined herein shall control (provided, that a more expansive or explanatory definition shall not be deemed a conflict).
     1.3. Construction. Unless otherwise expressly provided in this Agreement or the context requires otherwise, (a) the singular shall include the plural, and vice versa, (b) words of a gender include the other gender, (c) monetary references are to Dollars, (d) time references are to Dallas time, (e) references to “Articles,” “Sections,” “Exhibits,” and “Schedules” are to the Articles, Sections, Exhibits, and Schedules of and to this Agreement, (f) headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof, (g) references to any Person include that Person’s heirs, personal representatives, successors, trustees, receivers, and permitted assigns, that Person as a debtor-in possession, and any receiver, trustee, liquidator, conservator, custodian, or similar party appointed for such Person or all or substantially all of its assets, (h) references to any Law include every amendment or restatement to it, rule and regulation adopted under it, and successor or replacement for it, (i) references to a particular Loan Document include each amendment or restatement to it made in accordance with the Credit Agreement and such Loan Document, (j) references to a particular Swap Contract include each amendment or restatement to it made in

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accordance with such Swap Contract, (k) references to a particular Cash Management Document includes each amendment or restatement to it made in accordance with such Cash Management Document, and (l) the inclusion of Proceeds in the definition of “Collateral” shall not be deemed a consent by Secured Party or any other Secured Creditor to any sale or other disposition of any Collateral not otherwise specifically permitted by the terms of the Credit Agreement or this Agreement. This Agreement is a Loan Document.
ARTICLE II
GRANT OF SECURITY INTEREST
     2.1. Assignment and Grant of Security Interest. As security for the payment and performance, as the case may be, in full of the Secured Obligations, Grantor hereby assigns to, and pledges and grants to Secured Party, for it and the benefit of Secured Creditors, a security interest in the entire right, title, and interest of Grantor in and to all property (except as otherwise set forth herein) of Grantor, whether now or hereafter existing, owned, arising or acquired, including but not limited to all Collateral (provided, the amount of Equity Interests of any Foreign Subsidiary pledged by Grantor hereunder shall be limited to 65% of the issued and outstanding Equity Interests of such Foreign Subsidiary).
     2.2. Grantor Remains Liable. Anything herein to the contrary notwithstanding, (a) Grantor shall remain liable with respect to and under all Collateral, (b) the exercise by Secured Party or any other Secured Creditor of any of the rights hereunder shall not release Grantor from any of its duties or obligations with respect to or under any Collateral or under this Agreement, and (c) neither Secured Party nor any other Secured Creditor shall have any obligation or liability with respect to or under any Collateral by reason of this Agreement, nor shall Secured Party or any other Secured Creditor be obligated to perform any of the obligations or duties of Grantor thereunder or to take any action to collect or enforce any claim for payment assigned or in which a security interest is granted hereunder.
     2.3. Delivery of Security and Instrument Collateral. All certificates, if any, or Instruments constituting or evidencing the Collateral shall be delivered to and held by or on behalf of Secured Party pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by undated and duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to Secured Party. If an Event of Default exists, Secured Party has the right to transfer to or to register in the name of Secured Party or any of its nominees any or all of such Collateral. Secured Party shall endeavor to provide Grantor with notice of such transfer and registration; provided, any failure to provide any such notice shall not impair any right or action of Secured Party or any Secured Creditor. In addition, Secured Party has the right, if Secured Party reasonably determines that the exercise of such right is necessary to protect its rights, at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.
     2.4. Agreement With Respect to Collateral. Grantor and Secured Party agree that to the extent that any of the Collateral may be deemed to be a Fixture as opposed to Equipment, Inventory, or any other form of Collateral that may be perfected by the filing of a UCC financing statement, it is the intention of Grantor, Secured Party and Secured Creditors that such Collateral be deemed to be Equipment, Inventory, or any other form of Collateral that, to the extent not

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prohibited by Law, may be perfected by the filing of a UCC financing statement and such Collateral not be deemed to be a Fixture.
     2.5. Future Advances. Grantor acknowledges that the Loan Documents provide for future advances and financial accommodations and this Agreement secures performance of such future advances and financial accommodations.
     2.6. Limited Exclusions. (a) Notwithstanding anything herein to the contrary, in no event shall the security interest granted in Section 2.1(a) attach to any lease, license, contract, property rights or agreement to which Grantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in the abandonment, termination pursuant to the terms of, or a breach or default under, any such lease, license, contract, property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9.406, 9.407, 9.408 or 9.409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable Law (including any Grantor Relief Law) or principles of equity); provided, however, that such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and to the extent severable, shall attach immediately to any portion of such lease, license, contract, property rights or agreement that does not result in any of the consequences specified above. So long any property of Grantor is excluded from the security interest granted in Section 2.1(a) pursuant to the immediately preceding sentence, such property shall be excluded from the term “Collateral” for all purposes hereunder.
     (b) The security interest granted in Section 2.1(a) shall not attach to any (i) equity interest in any Foreign Subsidiary which is not directly owned by Grantor, or (ii) any treasury stock of Grantor.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
     3.1. Representations and Warranties. Grantor represents and warrants to Secured Party and each Secured Creditor with respect to itself and the Collateral that:
     (a) This Agreement and the grant of the security interest pursuant to this Agreement in the Collateral create a valid first priority security interest (other than such Collateral that would require the execution of a control agreement for such first priority security interest or the notation of the Lien in favor of Secured Party on vehicle certificates of title) in favor of Secured Party for the benefit of Secured Creditors in (i) the Collateral other than Pledged Equity Interests (subject to Permitted Liens), and (ii) Pledged Equity Interests, securing the payment and performance of the Secured Obligations. All filings and other actions necessary to perfect and protect such security interest and such priority have been duly taken (or will be taken upon Grantor obtaining rights in Collateral after the date hereof) and, upon the filing of UCC-1 financing statements for Grantor, in the form delivered by Grantor to Secured Party on or prior to the date of this Agreement and in the filing offices listed on Schedule 1, Section (g), and delivery to and continuing possession by Secured Party of all certificates evidencing the Pledged Equity Interests (together with undated stock powers executed in blank), if any, all filings and other actions necessary to perfect and protect such security interest and such priority have been duly

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taken (or will be taken upon Grantor obtaining rights in Collateral after the date hereof); subject, however, with respect to Proceeds, to the provisions of Section 9.315 of the UCC.
     (b) The execution, delivery and performance by Grantor of this Agreement have been duly authorized by all necessary organizational action, and do not and will not (i) contravene the terms of any of Grantor’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (A) any Contractual Obligation to which Grantor is a party or affecting Grantor or the properties of Grantor or any of its Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which Grantor or its property is subject; or (C) violate any Law.
     (c) This Agreement has been, and each other Loan Document to which Grantor is a party, when delivered hereunder, will have been, duly executed and delivered by Grantor. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of Grantor, enforceable against Grantor in accordance with its terms, subject as to enforcement of remedies to any Grantor Relief Laws and to general equitable principles.
     (d) Grantor has good and indefeasible title to, or a valid leasehold interest in, all of the Collateral free and clear of any Lien, except for Permitted Liens. Grantor has not granted a security interest or other Lien in or made an assignment of any of the Collateral (except for Permitted Liens). Grantor has neither entered into nor is it or of its property subject to any agreement limiting the ability of Grantor to grant a Lien in any of the Collateral, or the ability of Grantor to agree to grant or not grant a Lien in any of the Collateral. None of the Collateral is consigned Goods, subject to any agreement of repurchase, or subject to any dispute, defense, or counterclaim. No effective financing statement or other similar effective document used to perfect and preserve a security interest or other Lien under the Laws of any jurisdiction covering all or any part of the Collateral is on file in any recording office, except such as may have been filed (i) pursuant to this Agreement or other Loan Document, or (ii) relating to Permitted Liens. Grantor has not sold any interest in any of its Accounts, Chattel Paper, promissory notes, or Payment Intangibles, or consigned any of its Goods. No control agreement in favor of anyone other than Secured Party exists with respect to any Collateral.
     (e) All of the Pledged Equity Interests have been duly and validly issued, and the Pledged Stock, if any, is fully paid and nonassessable. None of the Pledged Equity Interests were issued in violation of the preemptive rights of any Person or any agreement to which Grantor or the issuer thereof is a party or the Pledged Equity Interest is subject. All capital contributions required to be made by the terms of each partnership agreement for each partnership any interest in which is a Pledged Partnership Interest have been made. All of the Pledged Equity Interests consisting of certificated securities, if any, have been delivered to Secured Party. Other than Pledged Partnership Interests and Pledged LLC Interests constituting General Intangibles, there are no Pledged Equity Interests other than that represented by certificated securities in the possession of Secured Party. The Pledged Equity Interests include (i) 100% of the issued and outstanding Equity Interests of each Domestic Subsidiary of Grantor, and (ii) 65% of the issued and outstanding capital stock and other Equity Interests of each first-tier Foreign Subsidiary, if any, of Grantor. There are no restrictions in any Organization Document governing any Pledged Equity Interest or any other document related thereto which

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would limit or restrict (i) the grant of a Lien in the Pledged Equity Interests, (ii) the perfection of such Lien or (iii) the exercise of remedies in respect of such perfected Lien in the Pledged Equity Interests as contemplated by this Agreement or (iv) the admission of any transferee of the Collateral as a shareholder, member, partner or equity holder of the issuer of such Collateral. The Organization Documents of each issuer which is a partnership or limited liability company do not provide that any interest in such issuer is a security governed by Chapter 8 of the UCC and no equity interest of such issuer is evidenced by a certificate or other instrument. Grantor has delivered to Secured Party complete and correct copies of all Organization Documents for each issuer of Collateral. Upon the exercise of remedies in respect of Pledged Partnership Interests and Pledged LLC Interests, a transferee or assignee of a partnership interest or membership interest, as the case may be, of such partnership or limited liability company, as the case may be, shall become a partner or member, as the case may be, of such partnership or limited liability company, as the case may be, entitled to participate in the management thereof and, upon the transfer of the entire interest of Grantor, Grantor ceases to be a partner or member, as the case may be.
     (f) Schedule 1 states the exact name of Grantor, as such name appears in its currently effective Organization Documents as filed with the appropriate authority of the jurisdiction of Grantor’s organization. Schedule 1, Section (a) states the jurisdiction of organization of Grantor. Grantor is not organized in more than one jurisdiction. Schedule 1, Section (b) sets forth the current type of entity of Grantor. Schedule 1, Section (c) states each other entity type, jurisdiction of organization and name Grantor has had in the past five years, together with the date of the relevant change. Except as set forth in Schedule 1, Section (c), Grantor has not changed its identity or type of entity, jurisdiction of organization or name in any way within the past five years. Changes in identity or type of entity include mergers, consolidations, acquisitions (including both equity and asset acquisitions), and any change in the form, nature, or jurisdiction of organization. Schedules 1 and 2 contain the information required by this Section as to each acquiree or constituent party to a merger, consolidation, or acquisition. Schedule 1, Section (d) states all other names (including trade, assumed, and similar names) used by Grantor or any of its divisions or other business units at any time during the past five years. Schedule 1, Section (e) states the Federal Taxpayer Identification Number of Grantor. Schedule 1, Section (f) states the corporate or other organizational number of Grantor issued by Grantor’s jurisdiction of organization (or “N/A” if such jurisdiction does not issue an organizational number for Grantor’s entity type).
     (g) The chief executive office of Grantor is located at the address stated on Schedule 2, Section (a). The chief executive officer of Grantor has not been located at any other address. Schedule 2, Section (b) states all locations where Grantor maintains originals or copies of all books or records relating to all Accounts (with each location at which Chattel Paper, if any, is kept being indicated by an “*”). All Tangible Chattel Paper, promissory notes, and other Instruments evidencing the Accounts have been delivered and pledged to Secured Party duly endorsed and accompanied by such duly executed instruments of transfer or assignment as are necessary for such pledge, to be held as pledged collateral. Schedule 2, Section (c) states all locations where Grantor maintains any tangible personal property (including Equipment and Inventory). Schedule 2, Section (d) states all real property owned or leased by Grantor. Schedule 2, Section (e) states all the places of business of Grantor or other locations of Collateral not identified in Schedule 2, Sections 2(a), (b), (c), or (d). Schedule 2, Section (f) states the

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names and addresses of all Persons other than Grantor who have possession of any of the Collateral or other property of Grantor.
     (h) All Accounts have been originated by Grantor and all Inventory has been acquired by Grantor in the ordinary course of business.
     (i) Grantor has exclusive possession and control of the Equipment and Inventory pledged by it hereunder.
     (j) Schedule 3 is a complete and correct list of all stock, partnership interests, limited liability company membership interests, or other Equity Interests in which Grantor has a direct ownership interest. Except as described on Schedule 3, Grantor does not have any equity investment that represents 50% or less of the equity of the entity in which such investment was made.
     (k) Schedule 4 is a complete and correct list of all promissory notes and other instruments evidencing indebtedness held by Grantor, including all intercompany notes and other instruments between Grantor and each Subsidiary, and each Subsidiary and each other Subsidiary.
     (l) Schedule 5(a) is a complete and correct list of each Trademark registration in which Grantor has any interest (whether as owner, licensee, or otherwise), including the name of the registered owner and the nature of Grantor’s interest if not owned by Grantor, the registered Trademark, the Trademark serial and/or registration number, the date of Trademark registration, and the country or state registering the Trademark.
     (m) Schedule 5(b) is a complete and correct list of each Trademark application in which Grantor has any interest (whether as owner, licensee, or otherwise), including the name of the Person applying to be the registered owner and the nature of Grantor’s interest if Grantor is not the Person applying to be the registered owner, the applied for Trademark, the Trademark application serial and/or registration number, the date of Trademark application, and the country or state with which the Trademark application was filed.
     (n) Schedule 5(c) is a complete and correct list of each Patent in which Grantor has any interest (whether as owner, licensee, or otherwise), including the name of the registered owner and the nature of Grantor’s interest if not owned by Grantor, the Patent number, the date of Patent issuance, and the country issuing the Patent.
     (o) Schedule 5(d) is a complete and correct list of each Patent application in which Grantor has any interest (whether as owner, licensee, or otherwise), including the name of the Person applying to be the registered owner and the nature of Grantor’s interest if Grantor is not the Person applying to be the registered owner, the Patent application number, the date of Patent application filing, and the country with which the Patent application was filed.
     (p) Schedule 5(e) is a complete and correct list of each Copyright registration in which Grantor has any interest (whether as owner, licensee, or otherwise), including the name of the registered owner and the nature of Grantor’s interest if Grantor is not the owner, the title of the work which is the subject of the registered Copyright, the date of Copyright issuance, the registration number (if applicable) and the country issuing the Copyright.

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     (q) Schedule 5(f) is a complete and correct list of each Copyright application in which Grantor has any interest (whether as owner, licensee, or otherwise), including the name of the Person applying to be the registered owner and the nature of Grantor’s interest if Grantor is not the Person applying to be the registered owner, the title of the work which is the subject of the applied for Copyright, the date of Copyright application, the registration number (if applicable) and the country with which the Copyright application was filed.
     (r) Schedule 6 is a complete and correct list of all Deposit Accounts maintained by or in which Grantor has any interest and correctly describes the bank in which such account is maintained (including the specific branch), the street address (including the specific branch) and ABA number of such bank, the account number, and account type.
     (s) Schedule 7 is a complete and correct list of all Securities Accounts in which Grantor has any interest, including the complete name and identification number of the account, the jurisdiction the Law of which governs such account, and the name and street address of the Securities Intermediary maintaining the account.
     (t) Schedule 8 is a complete and correct list of all Commodity Accounts in which Grantor has any interest, including the complete name and identification number of the account, the jurisdiction the Law of which governs such account, and the name and street address of the Commodity Intermediary maintaining the account.
     (u) Schedule 9 is a complete and correct list of all letters of credit in which Grantor has any interest (other than solely as an applicant) and correctly describes the bank which issued the letter of credit, and the letter of credit’s number, issue date, expiry, and face amount.
     (v) Except as set forth on Schedule 10, no consent of any other Person and no authorization, approval or other action by, and no notice to or filing (other than filings required by the UCC) with, any Governmental Authority is required (i) for the pledge by Grantor of the Collateral pledged by it hereunder, for the grant by Grantor of the security interest granted hereby, or for the execution, delivery, or performance of this Agreement by Grantor, (ii) for the perfection or maintenance of the pledge, assignment, and security interest created hereby (including the first priority nature of such pledge, assignment, and security interest) or (iii) for the enforcement of remedies by Secured Party or any other Secured Creditor.
     (w) Schedule 11 is a complete and correct list of all insurance policies owned by Grantor, or for which Grantor is a named insured, additional insured, loss payee, or beneficiary.
     (x) Schedule 12 is a complete and correct list of all Commercial Tort Claims in which Grantor has any interest, including the complete case name or style, the case number, and the court or other Governmental Authority in which the case is pending.
     (y) All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by Secured Party and each Secured Creditor, regardless of any investigation made by Secured Party or any Secured Creditor or on their behalf and notwithstanding that Secured Party or any Secured Creditor may have had notice or

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knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Secured Obligation shall remain unpaid or unsatisfied.
ARTICLE IV
COVENANTS
     4.1. Further Assurances.
     (a) Grantor will, from time to time and at Grantor’s expense, promptly execute and deliver all further instruments and documents (including the delivery of certificated securities, if any, and supplements to all schedules), authenticate and execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be reasonably necessary, or as Secured Party may reasonably request, in order to perfect and preserve the pledge, assignment, and security interest granted or purported to be granted hereby, and take all further action that Secured Party may reasonably request, in order to perfect and protect any pledge, assignment, or security interest granted or purported to be granted hereby, and the priority thereof, or to enable Secured Party to exercise and enforce Secured Party’s and other Secured Creditors’ rights and remedies hereunder with respect to any Collateral.
     (b) In addition to such other information as shall be specifically provided for herein, Grantor shall furnish to Secured Party such other information with respect to Grantor and the Collateral as Secured Party may reasonably request.
     (c) Grantor authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the authentication of Grantor where permitted by Law and that (i) indicate the Collateral (A) as all assets of Grantor (or words of similar effect), regardless of whether any particular asset included in the Collateral is within the scope of UCC Article 9 of the state or such jurisdiction or whether such assets are included in the Collateral, or (B) as being of an equal or lesser scope or with greater detail, and (ii) contain any other information required by UCC Article 9 of the state or such jurisdiction for the sufficiency or filing office acceptance of any financing statement, continuation or amendment, including (A) whether Grantor is an organization, the type of organization, and any organization identification number issued to Grantor and, (B) in the case of a financing statement filed as a fixture filing or indicating Collateral to be as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Grantor agrees to furnish any such information to Secured Party promptly upon request. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by Law. Grantor ratifies its execution and delivery of, and the filing of, any financing statement or amendment thereto describing any of the Collateral which was filed prior to the date of this Agreement.
     (d) Grantor will not, and will not permit any Person to, revise, modify, amend or restate the Organization Documents of any Person the Equity Interests in which is Pledged Equity Interests in a manner that adversely affects the security interest of the Secured Party therein except as permitted by the Loan Documents, or terminate, cancel, or dissolve any such Person except as permitted by the Loan Documents.

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     (e) Grantor shall cooperate to determine what may or shall be required to satisfy the Laws or regulations throughout the world with respect to the recordation and validation of the license of and Lien in Intellectual Property as Secured Party may reasonably require, or otherwise to render this Agreement and the Intellectual Property effective, and shall execute all documents which may be necessary or desirable to implement this subsection, including registered user statements or other documents suitable for filing with the appropriate Governmental Authorities.
     4.2. Place of Perfection; Records; Collection of Accounts, Chattel Paper and Instruments.
     (a) Grantor shall not change the jurisdiction of its organization from the jurisdiction specified in Schedule 1, Section (a), its type of entity from the type of entity specified in Schedule 1, Section (b), its name from the name specified in Schedule 1, or its organizational identification number from the organizational number specified in Scheduled 1, Section (f), unless Grantor has delivered to Secured Party 10 days prior written notice and taken such actions as Secured Party may reasonably require with respect to such change. Grantor shall keep its chief executive office at the address specified in Schedule 2, Section (a), and the office where it keeps its records concerning the Accounts, and the originals of all Chattel Paper and Instruments, at the address specified in Schedule 2, Section (b), unless Grantor has delivered to Secured Party 30 days prior written notice and taken such actions as Secured Party may reasonably require with respect to such change. Grantor will hold and preserve such records and Chattel Paper and Instruments in a commercially reasonable manner and will permit representatives of Secured Party at any time (or, if no Default exists, upon two Business Days prior notice) during normal business hours to inspect and make abstracts from and copies of such records and Chattel Paper and Instruments. Grantor shall bear all costs associated with (a) each inspection that occurs during the existence of a Default or Event of Default, and (b) one inspection in each calendar year if no Default or Event of Default exists during such inspection, such costs being part of the Secured Obligation and payable in accordance with Section 5.6.
     (b) Except as otherwise provided in this Section 4.2(b), Grantor shall continue to collect, in accordance with commercially reasonable procedures and at its own expense, all amounts due or to become due Grantor under the Accounts, Chattel Paper, and Instruments. In connection with such collections, Grantor may take (and, at Secured Party’s direction, shall take) such action as Grantor or Secured Party may deem necessary or advisable to enforce collection of the Accounts, Chattel Paper, and Instruments; provided, however, that Secured Party shall have the right, if an Event of Default exists, without notice to Grantor, to notify the Account Grantors or obligors under any Accounts, Chattel Paper, and Instruments of the assignment of such Accounts, Chattel Paper, and Instruments to Secured Party and to direct such Account Grantors or obligors to make payment of all amounts due or to become due to Grantor thereunder directly to Secured Party and, at the expense of Grantor, to enforce collection of any such Accounts, Chattel Paper, and Instruments, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Grantor might have done or as Secured Party reasonably deems appropriate. Secured Party shall endeavor to provide notice to Grantor of any action by Secured Party described in the preceding sentence; provided, any failure to provide any such notice shall not impair any right or action of Secured Party or any Secured Creditor. If any Event of Default exists, all amounts and proceeds (including Instruments) received by Grantor in respect of the Accounts, Chattel Paper, and Instruments shall

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be received in trust for the benefit of Secured Party hereunder, shall be segregated from other funds and property of Grantor and shall be forthwith paid or delivered over to Secured Party in the same form as so received (with any necessary endorsement) to be held as cash collateral, thereafter to be applied as provided in the Credit Agreement. Grantor shall not adjust, settle, or compromise the amount or payment of any Account, Chattel Paper, or Instrument, release wholly or partly any Account Grantor or obligor thereof, or allow any credit or discount thereon, except in the ordinary course of business.
     4.3. Chattel Paper and Instruments. (a) Grantor will: (i) mark conspicuously each item of Tangible Chattel Paper in the original amount of $10,000 or greater and all Tangible Chattel Paper if the aggregate original amount of all Tangible Chattel Paper is $50,000 or greater and each of its Records pertaining to the Collateral with the following legend:
THIS *[INSTRUMENT]*[OTHER RECORD]* IS SUBJECT TO THE SECURITY INTEREST AND LIEN PURSUANT TO THE SECURITY AGREEMENT DATED ______ ___, 20___ (AS THE SAME MAY BE AMENDED OR RESTATED) MADE BY *[DEBTOR]*, IN FAVOR OF CITIBANK, N.A., AS SECURED PARTY.
or such other legend, in form and substance reasonably satisfactory to and as specified by Secured Party, indicating that such Tangible Chattel Paper or Collateral is subject to the pledge, assignment, and security interest granted hereby; and (ii) if any Collateral shall be or be evidenced by a promissory note or other Instrument or be Tangible Chattel Paper, and is, in each case, in the original amount of $10,000 or greater or the aggregate original amount of all promissory notes, other Instruments and Tangible Chattel Paper is $50,000 or greater, pledge to Secured Party hereunder and deliver to Secured Party such note, Instrument, or Chattel Paper duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Secured Party.
     (b) Grantor shall not have any rights in any Electronic Chattel Paper unless Grantor has taken all actions reasonably necessary to establish in Secured Party control (as that term is defined in the UCC) of such Electronic Chattel Paper and Secured Party (and no other Person) has control of each item of Electronic Chattel Paper in the original amount of $10,000 or greater and all Electronic Chattel Paper if the aggregate original amount of all Electronic Chattel Paper is $50,000 or greater.
     4.4. Deposit Accounts, Securities Accounts, Commodity Accounts and Letter-of-Credit Rights. Grantor shall not establish or maintain any (a) Deposit Account or similar bank account not listed on Schedule 6, (b) Securities Account not listed on Schedule 7 or (c) any Commodity Account not listed on Schedule 8, unless prior to the establishment of such new Deposit Account, Securities Account, or Commodity Account Grantor delivers to Secured Party an updated Schedule as required by the first sentence of Section 4.17 and executes and delivers to Secured Party assignments of, and control agreements with respect to, such new Deposit Account, Securities Account, or Commodity Account in such form as Secured Party may reasonably request, and cause the bank, Securities Intermediary or Commodity Intermediary, as appropriate, in which such account is or will be maintained, to deliver to Secured Party acknowledgments of the assignment of, and control agreements with respect to, such account, in form and substance satisfactory to Secured Party, and take all actions necessary to establish in Secured Party control (as that term is defined in the UCC) with respect to such Deposit Account,

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Securities Account, and Commodity Account. Contemporaneously with the acquisition by Grantor of any rights in a Letter of Credit (other than rights as an account party), Grantor shall deliver to Secured Party an updated Schedule 9 as required by the first sentence of Section 4.17 and shall execute and deliver to Secured Party assignments of, and control agreements with respect to, such Letter of Credit and Letter-of-Credit Right in such form as Secured Party may reasonably request, and cause the bank or other Person that is the issuer of such Letter of Credit to deliver to Secured Party acknowledgments of the assignment of, and control agreements with respect to, such Letter of Credit and Letter-of-Credit Right in form and substance satisfactory to Secured Party, and take all actions necessary to establish in Secured Party control (as that term is defined in the UCC) with respect to such Letter of Credit and Letter-of-Credit Right. Grantor shall not obtain or maintain any interest in any Securities Entitlement other than Securities Entitlements held in and subject to a Securities Account described in Schedule 7 with respect to which Grantor has complied with this Section 4.4. Grantor shall not obtain or maintain any interest in any Commodity Contract other than Commodity Contracts held in and subject to a Commodity Account described in Schedule 8 with respect to which Grantor has complied with this Section 4.4.
     4.5. Transferable Record. Grantor shall, upon acquisition by Grantor of any transferable record, as that term is defined in the federal Electronic Signatures in Global and National Commerce Act, or in the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, promptly notify Secured Party thereof and take such action as Secured Party may reasonably request to vest in Secured Party control (as that term is defined in the UCC) of such transferable record or control under the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.
     4.6. Vehicles. Upon the written request of Secured Party, Grantor shall cause the Lien in favor of Secured Party to be noted on all certificates of title included in or issued with respect to Collateral.
     4.7. Rolling Stock, Aircraft. Grantor has no interest in any rolling stock or other railroad equipment or aircraft or aircraft parts (including engines and avionics).
     4.8. Real Property and Leases. With respect to any real or personal property (including leased real and personal property) in which Grantor has an interest, if required by Secured Party, Grantor shall use commercially reasonable efforts to cause each lessor and mortgagee and other lienholder of any such property to execute and deliver subordination and non-disturbance agreements in form and substance satisfactory to Secured Party.
     4.9. Patents, Trademarks, and Copyrights.
     (a) Grantor shall ensure that an acknowledgment (approved in form and substance by Secured Party) containing a description of all Collateral consisting of Intellectual Property shall have been received and recorded by the United States Patent and Trademark Office within one month after the execution of this Agreement with respect to United States Patents and Trademarks and by the United States Copyright Office within one month after the execution of this Agreement with respect to United States registered Copyrights pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205, and otherwise as may be required pursuant to the Laws of

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any other necessary jurisdiction, to protect the validity of and to establish a legal, valid, and perfected security interest in favor of Secured Party in respect of all Collateral consisting of Patents, Trademarks, and Copyrights in which a security interest may be perfected by filing, recording, or registration in the United States and its territories and possessions, or in such other jurisdictions as may be required by Secured Party, and no further or subsequent filing, refiling, recording, rerecording, registration, or reregistration is necessary (other than such actions as are necessary to perfect the security interest with respect to any Collateral consisting of Patents, Trademarks, and Copyrights (or registration or application for registration thereof) acquired or developed after the date hereof).
     (b) Except as permitted pursuant to the Loan Documents and where an act or failure to act could not reasonably be expected to result in a Material Adverse Effect, Grantor (either itself or through licensees or sublicensees) will not do any act, or omit to do any act, whereby any Patent may become invalidated or dedicated to the public, and shall continue to mark any products covered by a Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under Applicable Laws.
     (c) Except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, Grantor (either itself or through licensees or sublicensees) will, for each Trademark, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, except as permitted pursuant to the Loan Documents; (ii) maintain the quality of products and services offered under such Trademark, except products and services offered under Trademarks Disposed of as permitted pursuant to the Loan Documents, (iii) display such Trademark with notice of United States federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under Applicable Law, except as to Trademarks Disposed of as permitted pursuant to the Loan Documents, and (iv) not use or permit the use of such Trademark in violation of any third party rights.
     (d) Except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, Grantor (either itself or through licensees or sublicensees) will, for each work covered by a Copyright, continue to publish, reproduce, display, adopt, and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under Applicable Laws.
     (e) Grantor shall notify Secured Party immediately if it knows or has reason to know that any Intellectual Property may become abandoned, lost, or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office, or any Governmental Authority in any jurisdiction) regarding Grantor’s ownership of any Intellectual Property, its right to register the same, or its rights with respect to a License, or to keep and maintain the same, except to the extent that the abandonment, loss, or dedication to the public, or any adverse determination or development regarding Grantor’s ownership of any Intellectual Property its right to register the same, or to keep and maintain the same, is permitted pursuant to the Loan Documents and could not reasonably be expected to have a Material Adverse Effect.
     (f) In no event shall Grantor, either itself or through any agent, employee, licensee, or designee, file an application for any Patent, Trademark, or Copyright (or for the registration of

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any Trademark or Copyright) with the United States Patent and Trademark Office, United States Copyright Office, or any Governmental Authority in any jurisdiction, unless it informs Secured Party within 5 Business Days of such filing, and, upon request of Secured Party, executes and delivers any and all agreements, instruments, documents, and papers as Secured Party may reasonably request to evidence Secured Party’s and Secured Creditors’ security interest in such Patent, Trademark, or Copyright, and Grantor hereby appoints Secured Party as its attorney-in-fact to execute and file such writings for the foregoing purposes.
     (g) Except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, Grantor will take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office, or any Governmental Authority in any other jurisdiction as may be reasonably required by Secured Party, to maintain and pursue each application relating to the Patents, Trademarks, and/or Copyrights (and to obtain the relevant grant or registration), and to maintain each issued Patent and each registration of the Trademarks and Copyrights, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference, and cancellation proceedings against third parties.
     (h) If Grantor has reason to believe that any Collateral consisting of a Patent, Trademark, or Copyright has been or is about to be infringed, misappropriated, or diluted by a third party, Grantor promptly shall notify Secured Party and shall, if consistent with good business judgment, unless Grantor shall reasonably determine that such Patent, Trademark or Copyright is not material to the conduct of its business or operations, promptly sue for infringement, misappropriation, or dilution and to recover any and all damages for such infringement, misappropriation, or dilution, and take such other actions as are appropriate under the circumstances to protect such Collateral.
     (i) If an Event of Default exists, upon the request of Secured Party, Grantor shall use commercially reasonable efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License, or Trademark License to effect the assignment of all of Grantor’s right, title, and interest thereunder to Secured Party or its designee.
     (j) In no event shall Grantor acquire or purchase any Patent, Trademark, or Copyright unless it informs Secured Party within 30 Business Days of such purchase or acquisition, and, upon request of Secured Party, executes and delivers any and all agreements, instruments, documents, and papers as Secured Party may request to evidence Secured Party’s and Secured Creditors’ security interest in such purchased or acquired Patent, Trademark, or Copyright. Grantor hereby appoints Secured Party as its attorney-in-fact to execute and file any application for any Patent, Trademark, or Copyright (or for the registration of any Trademark or Copyright) with the United States Patent and Trademark Office, United States Copyright Office, or any Governmental Authority in any other jurisdiction as may be required by Secured Party, in connection with such purchase or acquisition of any Patent, Trademark, or Copyright.
     (k) The parties acknowledge and agree that the Intellectual Property is the sole and exclusive property of Grantor, subject to the terms and conditions stated in this Agreement. Other than in connection with any security interest in the Intellectual Property that Grantor has granted to Secured Party, or any rights and remedies of Secured Party and Secured Creditors

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under Laws, Secured Party shall not challenge Grantor’s ownership of the Intellectual Property. Grantor expressly retains all rights, at such times when no Event of Default exists, to license third parties to use the Intellectual Property for any purpose whatsoever not in violation of the Loan Documents and which are not exclusive as to prevent Secured Party from using any of the Intellectual Property.
     (l) The license granted to Secured Party hereunder shall include the right of Secured Party to grant sublicenses to others to use the Intellectual Property if an Event of Default exists, and to enable such sublicensees to exercise any rights and remedies of Secured Party with respect to the Collateral, as Secured Party reasonably deems necessary or appropriate in the exercise of the rights and remedies of Secured Party. In any country where sublicenses are incapable of registration or where registration of a sublicense will not satisfactorily protect the rights of Grantor and Secured Party, Secured Party shall also have the right to designate other parties as direct licensees of Grantor to use the Intellectual Property if an Event of Default exists and to enable such direct licensees to exercise any rights and remedies of Secured Party as such licensees reasonably deem necessary or appropriate and Grantor agrees to enter into direct written licenses with the parties as designated on the same terms as would be applicable to a sublicense, and any such direct license may, depending on the relevant local requirements, be either (a) in lieu of a sublicense or (b) supplemental to a sublicense. In either case, the parties hereto shall cooperate to determine what shall be necessary or appropriate in the circumstances. For each sublicense to a sublicensee and direct license to a licensee, Grantor appoints Secured Party its agent for the purpose of exercising quality control over the sublicensee. Grantor shall execute this Agreement and each other agreement necessary to effect the purposes of this Agreement in any form, content and language suitable for recordation, notice and/or registration in all available and appropriate agencies of foreign countries as Secured Party may reasonably require.
     (m) In connection with the assignment or other transfer (in whole or in part) of its obligations to any other Person, Secured Party may assign the license granted herein without Grantor’s consent (other than any consent required by the Credit Agreement) and upon such assignment or transfer such other Person shall thereupon become vested with all rights and benefits in respect thereof granted to Secured Party under this Agreement (to the extent of such assignment or transfer).
     (n) The parties hereto shall take reasonable action to preserve the confidentiality of the Intellectual Property; provided, that Secured Party shall not have any liability to any Person for any disclosure of the Intellectual Property in connection with Secured Party’s enforcement of its rights under this Agreement or Laws.
     (o) With respect to each franchisee of Grantor who has been granted a license or other right to use any Intellectual Property of Grantor, Grantor shall use commercially reasonable efforts to cause to be maintained, at all times that such franchisee has any right to use such Intellectual Property, an effective license agreement between Grantor and such franchisee.
     4.10. Rights to Dividends and Distributions. With respect to any certificates, bonds, or other Instruments or Securities constituting a part of the Collateral, Secured Party shall have authority if an Event of Default exists either to have the same registered in Secured Party’s name or in the name of a nominee, and, with or without such registration, to demand of the issuer

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thereof, and to receive and receipt for, any and all dividends and distributions (including any stock or similar dividend or distribution) payable in respect thereof, whether they be ordinary or extraordinary. Secured Party shall endeavor to provide Grantor with notice of any such action by Secured Party pursuant to the preceding sentence; provided, any failure to provide any such notice shall not impair any right or action of Secured Party or any Secured Creditor. If Grantor shall become entitled to receive or shall receive any interest in or certificate (including, without limitation, any interest in or certificate representing a dividend or a distribution in connection with any reclassification, increase, or reduction of capital, or issued in connection with any reorganization), or any option or rights arising from or relating to any of the Collateral, whether as an addition to, in substitution of, as a conversion of, or in exchange for any of the Collateral, or otherwise, Grantor agrees to accept the same as Secured Party’s agent and to hold the same in trust on behalf of and for the benefit of Secured Party, and to deliver the same immediately to Secured Party in the exact form received, with appropriate undated stock or similar powers, duly executed in blank, to be held by Secured Party, subject to the terms hereof, as Collateral. Unless an Event of Default exists or will result therefrom and subject to the Credit Agreement, Grantor shall be entitled to receive all cash dividends distributions not representing a return of capital or liquidating dividend paid or distributed with respect to the Pledged Equity Interest, other than dividends or distributions or interests payable in Equity Interests of the issuer of such Pledged Equity Interest which, if evidenced by certificated securities, shall be delivered to Secured Party as set forth in the immediately preceding sentence, whether or not an Event of Default exists). Secured Party shall be entitled to all dividends and distributions, and to any sums paid upon or in respect of any Collateral, upon the liquidation, dissolution, or reorganization of the issuer thereof which shall be paid to Secured Party to be held by it as additional collateral security for and application to the Secured Obligations as provided in the Credit Agreement and other Loan Documents. All dividends, distributions and Proceeds paid or distributed in respect of the Collateral which are received by Grantor in violation of this Agreement shall, until paid or delivered to Secured Party, be held by Grantor in trust as additional Collateral for the Secured Obligations.
     4.11. Right of Secured Party to Notify Issuers. If an Event of Default exists and at such other times as Secured Party is entitled to receive dividends, distributions and other property in respect of or consisting of any Collateral which is or represents a Security or Equity Interest, Secured Party may notify issuers of such Security or Equity Interest to make payments of all dividends and distributions directly to Secured Party and Secured Party may take control of all Proceeds of any Securities and Equity Interests. Until Secured Party elects to exercise such rights, if an Event of Default exists, Grantor, as agent of Secured Party, shall collect, segregate and hold in trust all dividends and other amounts paid or distributed with respect to Securities and Equity Interests.
     4.12. Insurance. Grantor shall, at its own expense, maintain insurance in accordance with the terms set forth in the Credit Agreement. All such policies of insurance shall be written for the benefit of Secured Party for itself and Secured Creditors and Grantor, as their interests may appear, and shall provide for at least thirty Business Days’ prior written notice of cancellation to Secured Party. Upon reasonable request by Secured Party, Grantor shall promptly furnish to Secured Party evidence of such insurance in form and content reasonably satisfactory to Secured Party. If Grantor fails to perform or observe any applicable covenants as to insurance, Secured Party may at its option obtain insurance on only Secured Party’s and Secured Creditors’ interest in the Collateral, any premium thereby paid by Secured Party to

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become part of the Secured Obligations, bear interest prior to the existence of an Event of Default, at the then applicable Base Rate, and during the existence of an Event of Default, at the Default Rate. If Secured Party maintains such substitute insurance, the premium for such insurance shall be due on demand and payable by Grantor to Secured Party. Grantor grants and appoints Secured Party its attorney-in-fact to endorse any check or draft that may be payable to Grantor in order to collect any payments in respect of insurance, including any refunds of unearned premiums in connection with any cancellation, adjustment, or termination of any policy of insurance. Secured Party shall endeavor to provide Grantor with a copy of each such item endorsed by Secured Party; provided, any failure to provide any such copy shall not impair any right or action of Secured Party or any Secured Creditor. Any such sums collected by Secured Party shall be credited, except to the extent applied to the purchase by Secured Party of similar insurance, to any amounts then owing on the Secured Obligations in accordance with the Credit Agreement.
     4.13. Transfers and Other Liens. Except as permitted by the Credit Agreement, Grantor shall not (a) sell, assign (by operation of Law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except as permitted under the Credit Agreement and the other Loan Documents, or (b) create or permit to exist any Lien, option, or other charge or encumbrance upon or with respect to any of (i) the Pledged Equity Interests, or (ii) the Collateral (other than the Pledged Equity Interests), except for Permitted Liens.
     4.14. Secured Party Appointed Attorney-in-Fact. Grantor hereby irrevocably appoints Secured Party Grantor’s attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor or otherwise to take any action and to execute any instrument which Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation (provided, Secured Party shall not have any duty to take any such action or execute any instrument):
     (a) to obtain and adjust insurance required to be paid to Secured Party pursuant to Section 4.12;
     (b) to ask, demand, collect, sue for, recover, compromise, receive, and give acquittance and receipts for moneys due and to become due under or in connection with the Collateral;
     (c) to receive, indorse, and collect any drafts or other Instruments, Documents, and Chattel Paper, in connection therewith; and
     (d) to file any claims or take any action or institute any proceedings which Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any Collateral or the rights of Secured Party with respect to any of the Collateral.
     DEBTOR HEREBY IRREVOCABLY GRANTS TO SECURED PARTY DEBTOR’S PROXY (EXERCISABLE IF AN EVENT OF DEFAULT EXISTS) TO VOTE ANY SECURITIES INCLUDED IN COLLATERAL (INCLUDING ANY PLEDGED EQUITY INTEREST) AND APPOINTS SECURED PARTY DEBTOR’S ATTORNEY-IN-FACT (EXERCISABLE IF AN EVENT OF DEFAULT EXISTS) TO PERFORM ALL

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OBLIGATIONS OF DEBTOR UNDER THIS AGREEMENT AND TO EXERCISE ALL OF SECURED PARTY’S AND EACH OTHER SECURED CREDITOR’S RIGHTS HEREUNDER. THE PROXY AND EACH POWER OF ATTORNEY HEREIN GRANTED, AND EACH STOCK POWER AND SIMILAR POWER NOW OR HEREAFTER GRANTED (INCLUDING ANY EVIDENCED BY A SEPARATE WRITING), ARE COUPLED WITH AN INTEREST AND ARE IRREVOCABLE PRIOR TO THE RELEASE DATE.
     Secured Party shall endeavor to provide Grantor with notice of any action by Secured Party pursuant to this Section 4.14; provided, any failure to provide any such notice shall not impair any right or action of Secured Party or any Secured Creditor.
     4.15. Dilution of Ownership. As to any Pledged Equity Interests, Grantor will not consent to or approve of the issuance of (a) any additional shares or units of any class of Equity Interests of such issuer (unless promptly upon issuance additional Equity Interests are pledged and delivered to Secured Party pursuant to the terms hereof to the extent necessary to give Secured Party a security interest after such issuance in at least the same percentage of such issuer’s outstanding securities or other Equity Interest as Secured Party had before such issuance), (b) any instrument convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any such securities or other Equity Interests, or (c) any warrants, options, contracts or other commitments entitling any third party to purchase or otherwise acquire any such securities or other Equity Interests.
     4.16. Waiver. To the extent not prohibited by Applicable Law, Grantor agrees that any provision of any Organization Document of any issuer of any Collateral, any Applicable Law, any certificate or instrument evidencing Collateral or any other governance document that in any manner restricts, prohibits or provides conditions to (a) the grant of a Lien on any interest in such issuer or any other Collateral, (b) any transfer of any interest in such issuer or any other Collateral, (c) any change in management or control of such issuer or any other Collateral, (d) the admission of any transferee of any Collateral as a shareholder, member, partner or other equity holder of the issuer of such Collateral, or (e) any other exercise by Secured Party or any other Secured Creditor of any rights pursuant to this Agreement, any other Loan Document or Law shall not apply to (i) the grant of any Lien hereunder, (ii) the execution, delivery and performance of this Agreement by Grantor, or (iii) the foreclosure or other realization upon any interest in any Collateral. Furthermore, Grantor will not permit any amendment to or restatement of any Organization Document or any other governance document or enter into or permit to exist any agreement that in any manner adversely affects Secured Party’s ability to foreclose on any Collateral or which conflicts with the provisions of this Section 4.16 without the prior written consent of Secured Party.
     4.17. Restrictions on Securities. No issuer of any Pledged Equity Interests which is either a partnership or limited liability company shall amend or restate its Organization Documents to provide that any Equity Interest of such issuer is a security governed by Chapter 8 of the UCC or permit any Equity Interest of such issuer to be evidenced by a certificate or other instrument. No certificate or other instrument evidencing or constituting any Pledged Equity Interest shall contain any restriction on transfer or other legend not acceptable to Secured Party. With respect to each certificate that contains any such legend that is not acceptable to Secured

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Party, Grantor shall cause the issuer of each such certificate to be reissued in a form acceptable to Secured Party.
     4.18. Changes to Representations, Schedules. Not later than 30 days after the last day of each fiscal quarter of Borrower during which any information disclosed on any Schedule to this Agreement changed and at such other times as required by this Agreement, Grantor shall deliver to Secured Party any updated Schedule (provided, the delivery of any updated Schedule shall not be deemed a waiver of any obligation of Grantor under any Loan Document and such updated Schedule shall not be effective until it is accepted by Secured Party). Grantor shall promptly notify Secured Party of any change in any representation herein and any information on any Schedule hereto if such change could reasonably be expected to have a Material Adverse Effect.
ARTICLE V
RIGHTS AND POWERS OF SECURED PARTY.
     5.1. Secured Party May Perform. If Grantor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by each Grantor under Section 5.6. Secured Party shall endeavor to provide Grantor with notice of any action by Secured Party pursuant to the preceding sentence; provided, any failure to provide any such notice shall not impair any right or action of Secured Party or any Secured Creditor.
     5.2. Secured Party’s Duties. The powers conferred on Secured Party hereunder are solely to protect Secured Party’s and Secured Creditors’ interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by Secured Party and Secured Creditors hereunder, neither Secured Party nor any other Secured Creditor shall have any duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relative to any Collateral, whether or not Secured Party or any other Secured Creditor has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property. Except as provided in this Section 5.2, neither Secured Party nor any other Secured Creditor shall have any duty or liability to protect or preserve any Collateral or to preserve rights pertaining thereto. Nothing contained in this Agreement shall be construed as requiring or obligating Secured Party or any other Secured Creditor, and neither Secured Party nor any other Secured Creditor shall be required or obligated, to (a) present or file any claim or notice or take any action, with respect to any Collateral or in connection therewith or (b) notify Grantor of any decline in the value of any Collateral.
     5.3. Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default (each, an “Event of Default”):
     (a) Any representation or warranty made by or on behalf of Grantor under or in connection with this Agreement shall be false as of the date on which made.

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     (b) The breach by Grantor of any of the terms or provisions of Article IV or Article V.
     (c) The breach by Grantor (other than a breach which constitutes an Event of Default under Section 5.3(a) or (b)) of any of the terms or provisions of this Agreement which is not remedied within 10 days after first to occur of (i) the giving of written notice to Grantor by Secured Party, and (ii) Grantor having knowledge of the existence of such breach.
     (d) The existence of an Event of Default (as defined in the Credit Agreement).
     5.4. Remedies. If an Event of Default exists:
     (a) Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it or any other Secured Creditor pursuant to any Applicable Law, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of Texas at that time (whether or not the Uniform Commercial Code applies to the affected Collateral), and also may require Grantor to, and Grantor will at its expense and upon request of Secured Party forthwith, assemble all or part of the Collateral as directed by Secured Party and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties at public or private sale, at any of Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Secured Party may deem commercially reasonable. Grantor agrees that, to the extent notice of sale shall be required by Law, ten days’ notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
     (b) All cash proceeds received by Secured Party upon any sale of, collection of, or other realization upon, all or any part of the Collateral shall be applied as set forth in the Credit Agreement.
     (c) All payments received by Grantor under or in connection with any Collateral shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Grantor, and shall be forthwith paid or delivered over to Secured Party in the same form as so received (with any necessary endorsement).
     (d) Because of the Securities Act of 1933, as amended (“Securities Act”), and other Laws, including without limitation state “blue sky” Laws, or contractual restrictions or agreements, there may be legal restrictions or limitations affecting Secured Party in any attempts to dispose of the Collateral and the enforcement of rights under this Agreement. For these reasons, Secured Party is authorized by Grantor, but not obligated, if any Event of Default exists, to sell or otherwise dispose of any of the Collateral at private sale, subject to an investment letter, or in any other manner which will not require the Collateral, or any part thereof, to be registered in accordance with the Securities Act, or any other Law. Secured Party is also hereby authorized by Grantor, but not obligated, to take such actions, give such notices, obtain such consents, and

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do such other things as Secured Party may deem required or appropriate under the Securities Act or other securities Laws or other Laws or contractual restrictions or agreements in the event of a sale or disposition of any Collateral. Grantor understands that Secured Party may in its discretion approach a restricted number of potential purchasers and that a sale under such circumstances may yield a lower price for the Collateral than would otherwise be obtainable if same were registered and/or sold in the open market. No sale so made in good faith by Secured Party shall be deemed to be not “commercially reasonable” because so made. Grantor agrees that if an Event of Default exists, and Secured Party sells the Collateral or any portion thereof at any private sale or sales, Secured Party shall have the right to rely upon the advice and opinion of appraisers and other Persons, which appraisers and other Persons are acceptable to Secured Party, as to the best price reasonably obtainable upon such a private sale thereof. In the absence of actual fraud or gross negligence, such reliance shall be conclusive evidence that Secured Party and the other Secured Creditors handled such matter in a commercially reasonable manner under Applicable Law. To the extent required by applicable Law, Secured Party shall provide notice to Grantor of an action taken by Secured Party pursuant to this Section 5.4(d).
     (e) After notice to Grantor, Secured Party and such Persons as Secured Party may reasonably designate shall have the right, at Grantor’s own cost and expense, to verify under reasonable procedures, the validity, amount, quality, quantity, value, condition, and status of, or any other matter relating to, the Collateral, including, in the case of Accounts or Collateral in the possession of any third person, by contacting Account Grantors or the third person possessing such Collateral for the purpose of making such a verification. Secured Party shall have the absolute right to share any information it gains from such inspection or verification with any Secured Creditor.
     (f) For purposes of enabling Secured Party to exercise rights and remedies under this Agreement, Grantor grants (to the extent not otherwise prohibited by a license with respect thereto) to Secured Party an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to Grantor or any other Person; provided, that if the license granted to Secured Party is a sublicense, Grantor shall be solely responsible for, and indemnify Secured Party against, any royalty or other compensation payable to Grantor’s licensor or other Person) to use all of Grantor’s Software, and including in such license reasonable access to all media in which any of the licensed items may be recorded and all related manuals. The use of such license by Secured Party shall be exercised, at the option of Secured Party, if an Event of Default exists; provided, that any license, sub-license, or other transaction entered into by Secured Party in accordance herewith shall be binding upon Grantor notwithstanding any subsequent cure or waiver of an Event of Default. Secured Party shall endeavor to provide Grantor with notice of exercise of any rights with respect to such license; provided, any failure to provide any such notice shall not impair any right or action of Secured Party or any Secured Creditor.
     (g) For the purpose of enabling Secured Party to exercise rights and remedies under this Agreement, Grantor grants (to the extent not otherwise prohibited by a license with respect thereto) to Secured Party an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to Grantor or any other Person; provided, that if the license granted to Secured Party is a sublicense, Grantor shall be solely responsible for, and indemnify Secured Party against, any royalty or other compensation payable to Grantor’s licensor or other Person) to use, license, or sub-license any of the Collateral consisting of Intellectual Property and

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wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all Software used for the use, compilation, or printout thereof. In connection therewith, Grantor shall execute and deliver a license agreement to Secured Party to evidence the grant of such license. The use of such license by Secured Party shall be exercised, at the option of Secured Party, if an Event of Default exists; provided, that any license, sub-license, or other transaction entered into by Secured Party in accordance herewith shall be binding upon Grantor notwithstanding any subsequent cure or waiver of an Event of Default. Secured Party shall endeavor to provide Grantor with notice of exercise of any rights with respect to such license; provided, any failure to provide any such notice shall not impair any right or action of Secured Party or any Secured Creditor.
     5.5. Appointment of Receiver or Trustee. In connection with the exercise of Secured Party’s rights under this Agreement or any other Loan Document, Secured Party may, if an Event of Default exists, obtain the appointment of a receiver or trustee to assume, upon receipt of any necessary judicial or other Governmental Authority consents or approvals, control of or ownership of any Collateral. Such receiver or trustee shall have all rights and powers provided to it by Law or by court order or provided to Secured Party under this Agreement or any other Loan Document. Upon the appointment of such trustee or receiver, Grantor shall cooperate, to the extent necessary or appropriate, in the expeditious preparation, execution, and filing of an application to any Governmental Authority or for consent to the transfer of control or assignment of such Collateral to the receiver or trustee. To the extent required by applicable Law, Secured Party shall provide to Grantor notice of the request for or appointment of such receiver or trustee.
     5.6. Further Approvals Required.
     (a) In connection with the exercise by Secured Party of rights under this Agreement that affects the disposition of or use of any Collateral (including rights relating to the disposition of or operation under any Permit), it may be necessary to obtain the prior consent or approval of Governmental Authorities and other Persons to a transfer or assignment of Collateral. Grantor shall execute, deliver, and file, and hereby appoints (to the extent not prohibited by Applicable Law) Secured Party as its attorney (exercisable if an Event of Default exists), to execute, deliver, and file on Grantor’s behalf and in Grantor’s name, all applications, certificates, filings, instruments, and other documents (including without limitation any application for an assignment or transfer of control or ownership) that may be necessary or appropriate, in Secured Party’s reasonable opinion, to obtain such consents or approvals. Secured Party shall endeavor to provide Grantor with a copy of each such document executed, delivered or filed by Secured Party; provided, any failure to provide any such copy shall not impair any right or action of Secured Party or any Secured Creditor. Grantor shall use commercially reasonable efforts to obtain the foregoing consents, waivers, and approvals, including receipt of consents, waivers, and approvals under applicable agreements regardless of whether a Default or Event of Default exists.
     (b) Grantor acknowledges that there is no adequate remedy at Law for failure by it to comply with the provisions of this Section 5.5 and that such failure would not be adequately compensable in damages, and therefore agrees that this Section 5.5 may be specifically enforced.

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     5.7. INDEMNITY AND EXPENSES.
     (a) DEBTOR WILL UPON DEMAND PAY TO SECURED PARTY AND EACH SECURED CREDITOR THE AMOUNT OF ANY AND ALL EXPENSES, INCLUDING THE FEES AND EXPENSES OF ITS COUNSEL AND OF ANY EXPERTS AND AGENTS, WHICH SECURED PARTY OR SUCH SECURED CREDITOR MAY INCUR IN CONNECTION WITH (I) THE CUSTODY, PRESERVATION, USE OR OPERATION OF, OR THE SALE OF, COLLECTION FROM, OR OTHER REALIZATION UPON, ANY OF THE COLLATERAL, (II) THE EXERCISE OR ENFORCEMENT OF ANY OF THE RIGHTS OF SECURED PARTY OR ANY SECURED CREDITOR HEREUNDER, OR (III) THE FAILURE BY DEBTOR TO PERFORM OR OBSERVE ANY OF THE PROVISIONS HEREOF.
     (b) DEBTOR WILL UPON DEMAND PAY TO SECURED PARTY AND EACH SECURED CREDITOR THE AMOUNT OF ANY AND ALL REASONABLE EXPENSES, INCLUDING THE REASONABLE FEES AND EXPENSES OF ITS COUNSEL AND OF ANY EXPERTS AND AGENTS, WHICH SECURED PARTY OR SUCH SECURED CREDITOR MAY INCUR IN CONNECTION WITH THE ADMINISTRATION OF THIS AGREEMENT.
     (c) DEBTOR SHALL INDEMNIFY SECURED PARTY AND SECURED CREDITORS, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES (INCLUDING THE REASONABLE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE), INCURRED BY ANY INDEMNITEE OR ASSERTED AGAINST ANY INDEMNITEE BY ANY THIRD PARTY OR BY DEBTOR OR ANY OTHER LOAN PARTY ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF THE EXECUTION OR DELIVERY OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER, THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR, IN THE CASE OF SECURED PARTY (AND ANY SUB-AGENT THEREOF) AND ITS RELATED PARTIES ONLY, THE ADMINISTRATION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.
ARTICLE VI
MISCELLANEOUS
     6.1. Waiver of Subrogation. Until the Release Date, Grantor shall not assert, enforce, or otherwise exercise (a) any right of subrogation to any of the rights or Liens of Secured Party, any other Secured Creditor or any Person acting for the benefit of Secured Party or any other Secured Creditor against any other Loan Party or any Collateral or other security, or (b) any right of recourse, reimbursement, contribution, indemnification, or similar right against any other Loan Party on all or any part of the Secured Obligations or any other Loan Party, and Grantor

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hereby waives any and all of the foregoing rights and the benefit of, and any right to participate in, and Collateral or other security given to Secured Party or any other Secured Creditor or any other Person acting for the benefit of Secured Party or any other Secured Creditor, to secure payment of the Secured Obligations. This Section 6.1 shall survive the termination of this Agreement, and any satisfaction and discharge of Grantor by virtue of any payment, court order, or Law.
     6.2. Cumulative Rights. All rights of Secured Party and each other Secured Creditor under the Loan Documents, Swap Contracts and Cash Management Documents are cumulative of each other and of every other right which Secured Party and each other Secured Creditor may otherwise have at Law or in equity or under any other agreement. The exercise of one or more rights shall not prejudice or impair the concurrent or subsequent exercise of other rights.
     6.3. Amendments; Waivers. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Grantor, shall be effective unless in writing signed by the Secured Party and Grantor and acknowledged by the Administrative Agent and, if required, by Required Lenders, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
     6.4. Continuing Security Interest. This Agreement creates a continuing security interest in the Collateral and shall (a) remain in full force and effect until the Release Date, (b) be binding upon Grantor, its successors and assigns permitted hereby, and (c) inure to the benefit of, and be enforceable by, Secured Party and its successors, transferees and assigns. Upon the occurrence of the Release Date, this Agreement and all obligations (other than those expressly stated to survive such termination) of Secured Party and Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the granting parties and Secured Party will, at Grantor’ expense, execute and deliver to Grantor such documents (including without limitation UCC termination statements) as Grantor shall reasonably request to evidence such termination and shall deliver to Grantor any Collateral held by Secured Party hereunder. Grantor agrees that to the extent that Secured Party or any other Secured Creditor receives any payment or benefit and such payment or benefit, or any part thereof, is subsequently invalidated, declared to be fraudulent or preferential, set aside or is required to be repaid to a trustee, receiver, or any other Person under any Grantor Relief Law, common law or equitable cause, then to the extent of such payment or benefit, the Secured Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or benefit had not been made and, further, any such repayment by Secured Party or any other Secured Creditor, to the extent that Secured Party or any other Secured Creditor did not directly receive a corresponding cash payment, shall be added to and be additional Secured Obligations payable upon demand by Secured Party or any other Secured Creditor and secured hereby, and, if the Lien and security interest hereof shall have been released, such Lien and security interest shall be reinstated with the same effect and priority as on the date of execution hereof all as if no release of such Lien or security interest had ever occurred.

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     6.5. GOVERNING LAW; WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION AND SERVICE OF PROCESS.
     (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT SECURED PARTY AND EACH SECURED CREDITOR SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.
     (b) DEBTOR, SECURED PARTY AND EACH SECURED CREDITOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK, NEW YORK AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND DEBTOR, SECURED PARTY AND EACH SECURED CREDITOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT NOT PROHIBITED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. DEBTOR, SECURED PARTY AND EACH SECURED CREDITOR, AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT SECURED PARTY OR ANY SECURED CREDITOR MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST DEBTOR OR ITS PROPERTIES IN THE COURTS OF OR ANY JURISDICTION.
     (c) DEBTOR, SECURED PARTY AND EACH SECURED CREDITOR, IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT NOT PROHIBITED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 6.5(b). DEBTOR, SECURED PARTY AND EACH SECURED CREDITOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT NOT PROHIBITED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
     6.6. Waiver of Right to Trial by Jury. DEBTOR, SECURED PARTY AND EACH SECURED CREDITOR HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE

32

TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND DEBTOR, SECURED PARTY AND EACH SECURED CREDITOR HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
     6.7. Secured Party’s Right to Use Agents. Secured Party may exercise its rights under this Agreement through an agent or other designee.
     6.8. No Interference, Compensation or Expense. Secured Party may exercise its rights under this Agreement (a) without resistance or interference by Grantor and (b) without payment of any rent, license fee, or compensation of any kind to Grantor.
     6.9. Waivers of Rights Inhibiting Enforcement. Grantor waives (a) any claim that, as to any part of the Collateral, a private sale, should Secured Party elect so to proceed, is, in and of itself, not a commercially reasonable method of sale for such Collateral, (b) except as otherwise provided in this Agreement, TO THE FULLEST EXTENT NOT PROHIBITED BY APPLICABLE LAW, NOTICE OR JUDICIAL HEARING IN CONNECTION WITH SECURED PARTY’S DISPOSITION OF ANY OF THE COLLATERAL INCLUDING ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT THAT EACH GRANTOR WOULD OTHERWISE HAVE UNDER ANY LAW AND ALL OTHER REQUIREMENTS AS TO THE TIME, PLACE AND TERMS OF SALE OR OTHER REQUIREMENTS WITH RESPECT TO THE ENFORCEMENT OF SECURED PARTY’S OR SECURED CREDITORS’ RIGHTS HEREUNDER and (c) all rights of redemption, appraisement or valuation.
     6.10. Waiver. To the fullest extent permitted by Applicable Law, Grantor, which is a partner in any partnership in which any Pledged Partnership Interests are being pledged hereunder, a member in any limited liability company in which any Pledged LLC Interests are being pledged hereunder, an equity holder in any corporation in which any Pledged Stock is being pledged hereunder, or a trustee, settlor or beneficiary of any trust in which any Pledged Trust Interests are being pledged hereunder, hereby agrees that any provision of any Organization Document, any Applicable Law or any other governance document that in any manner restricts, prohibits or provides conditions to (a) the grant of a Lien on any interest in such partnership, limited liability company, corporation or trust, (b) any transfer of any interest in such partnership, limited liability company, corporation or trust, (c) any change in management or control of such partnership, limited liability company, corporation or trust, or (d) any other exercise by Secured Party or any other Secured Creditor of any rights pursuant to this Agreement, any other Loan Document or Law shall not apply to (i) the grant of any Lien hereunder, (ii) the execution, delivery and performance of this Agreement by Grantor, or (iii) the foreclosure or other realization upon any interest in any Pledged Equity Interest. Furthermore, Grantor agrees that it will not permit any amendment to or restatement of any Organization Document or any other governance document in any manner to adversely affect Secured Party’s

33

ability to foreclose on any Pledged Equity Interest or which conflicts with the provisions of this Section 6.10 without the prior written consent of Secured Party.
     6.11. Obligations Not Affected. To the fullest extent not prohibited by Applicable Law, the obligations of Grantor under this Agreement shall remain in full force and effect without regard to, and shall not be impaired or affected by:
     (a) any amendment, addition, or supplement to, or restatement of any Loan Document, Swap Contract, Cash Management Document or any instrument delivered in connection therewith or any assignment or transfer thereof;
     (b) any exercise, non-exercise, or waiver by Secured Party or any other Secured Creditor of any right, remedy, power, or privilege under or in respect of, or any release of any guaranty, any collateral, or the Collateral or any part thereof provided pursuant to, this Agreement, any Loan Document, any Swap Contract or any Cash Management Document;
     (c) any waiver, consent, extension, indulgence, or other action or inaction in respect of this Agreement, any other Loan Document, any Swap Contract or any Cash Management Document or any assignment or transfer of any thereof;
     (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation, or the like of any Loan Party or any other Person, whether or not Grantor shall have notice or knowledge of any of the foregoing; or
     (e) any other event which may give Grantor or any other Loan Party a defense to, or a discharge of, any of its obligations under any Loan Document, any Swap Contract or any Cash Management Document.
     6.12. Notices and Deliveries. All notices and other communications provided for herein shall be effectuated in the manner provided for in Section 10.02 of the Credit Agreement; provided, that notices to Grantor shall be addressed to Grantor’s address in Schedule 2, Section(a), to the attention of President.
     6.13. Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     6.14. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (including, as to Grantor, all Persons who may become bound as a debtor or a new debtor to this Agreement); provided, Grantor may not assign any of its rights or obligations under this Agreement.

34

     6.15. Counterparts. This Agreement may be executed in any number of counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.
     6.16. [Maximum Liability. Anything in this Agreement to the contrary notwithstanding, the obligations of Grantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable Law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of Grantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of Grantor in respect of intercompany indebtedness to other Loan Parties or Affiliates of other Loan Parties to the extent that such indebtedness would be discharged in an amount equal to the amount paid or property conveyed by Grantor under the Loan Documents) and after giving effect as assets, subject to Section 6.2, to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation or contribution of Grantor pursuant to (a) Applicable Law or (b) any agreement providing for an equitable allocation among Grantor and other Loan Parties of obligations arising under the Loan Documents, Swap Contracts and Cash Management Documents.]
     6.17. ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

The Remainder of This Page Is Intentionally Left Blank.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

DEBTOR:

By:

Print Name:

Print Title:

Security Agreement Signature Page

SECURED PARTY:

CITIBANK, N.A., as Secured Party

By:

Print Name:

Print Title:

Security Agreement Signature Page

STATE OF __________________	§
COUNTY OF	§
     This instrument was acknowledged before me on the _________ day of __________, 20__________, by __________, _________ of __________, a __________, on behalf of said __________.
[S E A L]

Notary Public:

Printed Name:

My commission expires:

STATE OF __________________	§
COUNTY OF	§
     This instrument was acknowledged before me on the _________ day of ___, 20__________, by _________, _________ of CITIBANK, N.A., a national banking association, on behalf of said association.
[S E A L]

Notary Public:

Printed Name:

My commission expires:

Security Agreement Signature Page

SCHEDULE 1
ORGANIZATION AND NAMES
(a)	Jurisdiction of organization:

(b)	Entity type:

(c)	Changes in jurisdiction of organization, name or entity type:

(d)	Trade names:

(e)	Federal Taxpayer Identification Number:

(f)	Corporate or other organizational number:

(g)	UCC Filing Office:

SCHEDULE 2
Addresses
(a) Chief Executive Office:

Street Address and Zip or	Mailing Address and Zip
Postal Code	or Postal Code	County/ Independent City	State	Country

(b) Locations where books and records are kept:

Street Address and Zip or	Mailing Address and Zip
Postal Code	or Postal Code	County/ Independent City	State	Country

(c) Locations where tangible personal property are kept:

Street Address and Zip or	Mailing Address and Zip
Postal Code	or Postal Code	County/Independent City	State	Country

(d) Locations of owned and leased real property:

Street Address and Zip or	Mailing Address and Zip	County/Independent
Postal Code	or Postal Code	City	State	Country

(e) All other places of business not listed above:

Street Address and	Mailing Address and	County/ Independent
Zip or Postal Code	Zip or Postal Code	City	State	Country

(f) Persons (other than the Grantor) who have possession of Collateral or other property:

Collateral
Name	Address	possessed	Country

SCHEDULE 3
Equity Interests

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SCHEDULE 4
Indebtedness Evidenced By Instruments

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SCHEDULE 5(a)
Trademarks Registration

Nature of
	Grantor’s Interest				Goods or
Registered	(e.g. owner,	Registered	Registration	Int’l Class	Services	Date	Country of
Owner	licensee)	Trademark	No.	Covered	Covered	Registered	Registration
To be Provided By Grantor

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SCHEDULE 5(b)
Trademark Applications

	Nature of	Trademark
	Grantor’s	Application
	Interest	relates to			Goods or	Date	Country
Registered	(e.g. owner,	following	Serial	Int’l Class	Services	of	of
Owner	licensee)	Trademark	No.	Covered	Covered	Application	Application
To be Provided By Grantor

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SCHEDULE 5(c)
Registered Patents

Nature of Grantor’s
Interest
Registered Owner	(e.g. owner, licensee)	Registered Patent No.	Issue Date	Country of Issue
To be Provided By Grantor

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SCHEDULE 5(d)
Patent Applications

Nature of Grantor’s
Interest
Registered Owner	(e.g. owner, licensee)	Serial No.	Filing Date	Country of Issue
To be Provided By Grantor

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SCHEDULE 5(e)
Copyright Registrations

Nature of Grantor’s
Interest
Registered Owner	(e.g. owner, licensee)	Serial No.	Copyright	Issue Date	Country of Issue
To be Provided By Grantor

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SCHEDULE 5(f)
Copyright Applications

Nature of Grantor’s
	Interest				Country of
Registered Owner	(e.g. owner, licensee)	Registration No.	Copyright	Application Date	Application
To be Provided By Grantor

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SCHEDULE 6
Deposit Accounts

Branch Name,
Bank	Street Address	ABA No.	Account No.	Account Name	Account Type
To be Provided By Grantor

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SCHEDULE 7
Securities Accounts

Securities				Securities Contract
Intermediary	Street Address	Account Name	Account Number	Description
To be Provided By Grantor

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SCHEDULE 8
Commodity Accounts

Commodity				Commodity Contract
Intermediary	Street Address	Account Name	Account Number	Description
To be Provided By Grantor

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SCHEDULE 9
Letters of Credit

Schedule 12			Letters of Credit
Branch Name,
Bank Issuer	Street Address	Letter of Credit No.	Issue Date	Expiry	Face Amount
To be Provided By Grantor

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SCHEDULE 10
Required Consents

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SCHEDULE 11
Insurance

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SCHEDULE 12
Commercial Tort Claims

Case Name or Style	Case Number	Court in Which Pending
To be Provided By Grantor

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Exhibit I
DEED OF TRUST
from
SOUTHERN FLOW COMPANIES, INC.,
as Grantor
in favor of
Mary C. Tucker,
as Trustee
for the benefit of
CITIBANK, N.A.,
as Administrative Agent, as Beneficiary
August 23, 2007

-i-

TABLE OF CONTENTS
(Continued)

-ii-

TABLE OF CONTENTS
(Continued)

-iii-

When recorded, return to:
James R. Littlejohn
Winstead PC
5400 Renaissance Tower
1201 Elm Street
Dallas, Texas 75270
DEED OF TRUST
     This DEED OF TRUST (herein referred to as the “Deed of Trust”), entered into as of August      , 2007, by, Southern Flow Companies, Inc., a                                         , (“Grantor”), whose chief executive office and mailing address for notice hereunder is at                                         , Attention:                                         , and whose organizational identification number issued by the State of                      is                     , to Mary C. Tucker (“Trustee”), whose address is 3950 Regent Boulevard, Mail Stop S1B135, Irving, Texas 75063, for the benefit of the hereinafter described Beneficiary.
W I T N E S S E T H:
ARTICLE I
DEFINITIONS
     1.1 Definitions. As used herein, the following terms shall have the following meanings:
     Administrative Agent: As defined in the Credit Agreement.
     Beneficiary: Citibank, N.A., in its capacity as Administrative Agent, for the benefit of Secured Creditors, whose address for notice hereunder is 8401 N. Central Expressway, Suite 500, Dallas, Texas 75225, Attention: Gary D. Pitcock
     Charges: As defined in Section 12.11(b) hereof.
     Constituent Party: Any signatory to this Deed of Trust that signs on Grantor’s behalf that is a corporation, general partnership, limited partnership, joint venture, trust, or other type of business organization.
     Contracts: All of the right, title, and interest of Grantor in, to, and under any and all (i) contracts for the purchase of all or any portion of the Mortgaged Property, whether such Contracts are now or at any time hereafter existing, including but without limitation, any and all earnest money or other deposits escrowed or to be escrowed or letters of credit provided or to be provided by the purchasers under the Contracts, including all amendments and supplements to and renewals and extensions of the Contracts at any time made, and together with all payments, earnings, income, and profits arising from

DEED OF TRUST - Page 1

sale of all or any portion of the Mortgaged Property or from the Contracts and all other sums due or to become due under and pursuant thereto and together with any and all earnest money, security, letters of credit or other deposits under any of the Contracts; (ii) contracts, licenses, permits, and rights relating to living unit equivalents or other entitlements for water, wastewater, and other utility services whether executed, granted, or issued by a private Person or a Governmental Authority or quasi-governmental agency, which are directly or indirectly related to, or connected with, the development of the Mortgaged Property, whether such contracts, licenses, and permits are now or at any time thereafter existing, including without limitation, any and all rights of living unit equivalents or other entitlements with respect to water, wastewater, and other utility services, certificates, licenses, zoning variances, permits, and no-action letters from each Governmental Authority required: (a) to evidence compliance by Grantor and all improvements constructed or to be constructed on the Mortgaged Property with all legal requirements applicable to the Mortgaged Property, and (b) to develop and/or operate the Mortgaged Property as a commercial and/or residential project; (iii) any and all right, title, and interest Grantor may have in any financing arrangements relating to the financing of or the purchase of all or any portion of the Mortgaged Property by future purchasers; (iv) all contracts with architects, engineers or other professionals relating to the design and/or construction of the Improvements, plans, including all amendments and supplements to and renewals and extensions of such contracts at any time made, and together with all rebates, refunds or deposits, and all other sums due or to become due under and pursuant thereto and together with all powers, privileges, options, and other benefits of Grantor under such contracts; and (v) all other contracts which in any way relate to the use, enjoyment, occupancy, operation, maintenance, management or ownership of the Mortgaged Property (save and except any and all leases, subleases or other agreements pursuant to which Grantor is granted a possessory interest in the Land), including but not limited to maintenance and service contracts and management agreements.
     Credit Agreement: The Credit Agreement dated as of August ___, 2007, among PowerSecure International, Inc., a Delaware corporation, Citibank, N.A., as Administrative Agent, Citibank N.A., as L/C Issuer, and the other lenders party thereto, together with all amendments and restatements thereto.
     Debtor Relief Laws: The Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
     Default Rate: The rate of interest specified in the Credit Agreement as the “Default Rate” to be paid at the times specified in the Credit Agreement, but not in excess of the Highest Lawful Rate.
     Disposition: Any sale, lease (except as permitted under this Deed of Trust), sublease, exchange, assignment, conveyance, transfer, trade, or other disposition of all or any portion of the Mortgaged Property (or any interest therein) or all or any part of the

DEED OF TRUST - Page 2

beneficial ownership interest in Grantor (if Grantor is a corporation, partnership, general partnership, limited partnership, joint venture, trust, or other type of business association or legal entity).
     Environmental Law: Any federal, state, or local Law, statute, ordinance, or regulation, whether now or hereafter in effect, pertaining to health, industrial hygiene, or the environmental conditions on, under, or about the Mortgaged Property, including without limitation, the following, as now or hereafter amended: Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (“CERCLA”), 42 U.S.C. § 9601 et seq.; Resource, Conservation and Recovery Act (“RCRA”), 42 U.S.C. § 6901 et seq. as amended by the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), Pub. L. 99-499, 100 Stat. 1613; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; Emergency Planning and Community Right to Know Act of 1986, 42 U.S.C. § 1101 et seq.; Clean Water Act (“CWA”), 33 U.S.C. § 1251 et seq.; Clean Air Act (“CAA”), 42 U.S.C. § 7401 et seq.; Federal Water Pollution Control Act (“FWPCA”), 33 U.S.C. § 1251 et seq.; and any corresponding state Laws or ordinances including but not limited to the Texas Water Code (“TWC”) § 26.001 et seq; Texas Health & Safety Code (“THSC”) § 361.001 et seq.; Texas Solid Waste Disposal Act, Tex. Rev. Civ. Stat. Ann. art. 4477-7; and regulations, rules, guidelines, or standards promulgated pursuant to such Laws, statutes and regulations, as such statutes, regulations, rules, guidelines, and standards are amended from time to time.
     Event of Default: Any happening or occurrence described in Article VI hereof.
     Fixtures: All materials, supplies, equipment, systems, apparatus, and other items now owned or hereafter acquired by Grantor and now or hereafter attached to, installed in, or used in connection with (temporarily or permanently) any of the Improvements or the Land, which are now owned or hereafter acquired by Grantor and are now or hereafter attached to the Land or the Improvements, and including but not limited to any and all partitions, dynamos, window screens and shades, draperies, rugs and other floor coverings, awnings, motors, engines, boilers, furnaces, pipes, cleaning, call and sprinkler systems, fire extinguishing apparatus and equipment, water tanks, swimming pools, heating, ventilating, refrigeration, plumbing, laundry, lighting, generating, cleaning, waste disposal, transportation (of people or things, including but not limited to, stairways, elevators, escalators, and conveyors), incinerating, air conditioning and air cooling equipment and systems, gas and electric machinery, appurtenances and equipment, disposals, dishwashers, refrigerators and ranges, recreational equipment and facilities of all kinds, and lighting, traffic control, waste disposal, raw and potable water, gas, electrical, storm and sanitary sewer, telephone and cable television facilities, and all other utilities whether or not situated in easements, together with all accessions, appurtenances, replacements, betterments, and substitutions for any of the foregoing and the proceeds thereof.
     Governmental Authority: Any and all applicable courts, boards, agencies, commissions, offices, or authorities of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise), whether now or hereafter in existence.

DEED OF TRUST - Page 3

     Grantor: The Person described as Grantor in the initial paragraph of this Deed of Trust and any and all subsequent owners of the Mortgaged Property or any part thereof (without hereby implying Beneficiary’s consent to any Disposition of the Mortgaged Property).
     Guarantor (individually and/or collectively, as the context may require): Those Persons, if any, designated as Guarantor in the Guaranty.
     Guaranty (individually and/or collectively, as the context may require): That or those instruments of guaranty, if any, now or hereafter in effect, from Guarantor to Beneficiary, Administrative Agent or any Secured Creditor guaranteeing the repayment and performance of all or any part of the Indebtedness or the satisfaction of, or continued compliance with, the Obligations, or both.
     Hazardous Substance: Hazardous Substance is any substance, product, waste, or other material which is or becomes listed, regulated, or addressed as being a toxic, hazardous, polluting, or similarly harmful substance under any Environmental Law, including without limitation: (i) any substance included within the definition of “hazardous waste” pursuant to Section 1004 of RCRA; (ii) any substance included within the definition of “hazardous substance” pursuant to Section 101 of CERCLA; (iii) any substance included within (a) the definition of “regulated substance” pursuant to Section 26.342(9) of TWC; or (b) the definition of “hazardous substance” pursuant to Section 361.003(13) of THSC; (iv) asbestos; (v) polychlorinated biphenyls; (vi) petroleum products; (vii) underground storage tanks, whether empty, filled or partially filled with any substance; (viii) any radioactive materials, urea formaldehyde foam insulation or radon; (ix) any substance included within the definition of “waste” pursuant to Section 30.003(b) of TWC or “pollutant” pursuant to Section 26.001(13) of TWC; and (x) any other chemical, material or substance, the exposure to which is prohibited, limited or regulated by any Governmental Authority on the basis that such chemical, material or substance is toxic, hazardous or harmful to human health or the environment.
     Highest Lawful Rate: As defined in Section 12.11 hereof.
     Impositions: (i) All real estate and personal property taxes, charges, assessments, standby fees, excises, and levies and any interest, costs, or penalties with respect thereto, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever which at any time prior to or after the execution hereof may be assessed, levied, or imposed upon the Mortgaged Property or the ownership, use, occupancy, or enjoyment thereof, or any portion thereof, or the sidewalks, streets, or alleyways adjacent thereto; (ii) any charges, fees, license payments, or other sums payable for or under any easement, license, or agreement maintained for the benefit of the Mortgaged Property; (iii) water, gas, sewer, electricity, and other utility charges and fees relating to the Mortgaged Property; and (iv) assessments and charges arising under any subdivision, condominium, planned unit development, or other declarations, restrictions, regimes, or agreements affecting the Mortgaged Property.

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     Improvements: Any and all buildings, covered garages, air conditioning towers, open parking areas, structures and other improvements, and any and all additions, alterations, betterments or appurtenances thereto, now or at any time hereafter situated, placed, or constructed upon the Land or any part thereof.
     Indebtedness: (i) The Secured Obligations (as defined in the Credit Agreement), (ii) the principal of, interest on, or other sums evidenced by the Notes or the Loan Documents; (iii) any other amounts, payments, or premiums payable under the Loan Documents; (iv) such additional sums, with interest thereon, as may hereafter be borrowed from any Secured Creditor pursuant to a Loan Document, its successors or assigns, by the then record owner of the Mortgaged Property, when evidenced by a promissory note which, by its terms, is secured hereby (it being contemplated by Grantor, Beneficiary and Secured Creditors that such future indebtedness may be incurred); (v) any and all other indebtedness, obligations, and liabilities of any kind or character of Grantor to Beneficiary or any Secured Creditor pursuant to a Loan Document or other agreement evidencing or governing the Secured Obligations, now or hereafter existing, absolute or contingent, due or not due, arising by operation of Law or otherwise, or direct or indirect, primary or secondary, joint, several, joint and several, fixed or contingent, secured or unsecured by additional or different security or securities, including indebtedness, obligations, and liabilities to Beneficiary or any Secured Creditor pursuant to a Loan Document or other agreement evidencing or governing the Secured Obligations of Grantor as a member of any partnership, joint venture, trust or other type of business association, or other group, and whether incurred by Grantor as principal, surety, endorser, guarantor, accommodation party or otherwise, it being contemplated by Grantor and Beneficiary and Secured Creditors that Grantor may hereafter become indebted to Beneficiary and Secured Creditors in further sum or sums, and (vi) all present and future amounts in respect of the foregoing that would become due but for the operation of any provision of Debtor Relief Laws, and all present and future accrued and unpaid interest, including, without limitation, post-petition interest if Grantor or any other Loan Party voluntarily or involuntarily becomes subject to any Debtor Relief Laws. Notwithstanding the foregoing provisions of this definition, this Deed of Trust shall not secure any such other loan, advance, debt, obligation or liability with respect to which Beneficiary or any Secured Creditor is by applicable Law prohibited from obtaining a lien on real estate, nor shall this definition operate or be effective to constitute or require any assumption or payment by any Person, in any way, of any debt or obligation of any other Person to the extent that the same would violate or exceed the limit provided in any applicable usury or other Law.
     Land: The real property or interest therein described in Exhibit “A” attached hereto and incorporated herein by this reference, together with all right, title, interest, and privileges of Grantor in and to (i) all streets, ways, roads, alleys, easements, rights-of-way, licenses, rights of ingress and egress, vehicle parking rights and public places, existing or proposed, abutting, adjacent, used in connection with or pertaining to such real property or the improvements thereon; (ii) any strips or gores of real property between such real property and abutting or adjacent properties; (iii) all water and water rights, timber and crops pertaining to such real estate; and (iv) all appurtenances and all reversions and remainders in or to such real property.

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     Law: As defined in the Credit Agreement.
     Legal Requirements: (i) Any and all present and future judicial decisions, statutes, rulings, rules, regulations, permits, certificates, or ordinances of any Governmental Authority in any way applicable to Grantor, any Guarantor or the Mortgaged Property, including, without limiting the generality of the foregoing, the ownership, use, occupancy, possession, operation, maintenance, alteration, repair, or reconstruction thereof, (ii) any and all covenants, conditions, and restrictions contained in any deeds, other forms of conveyance, or in any other instruments of any nature that relate in any way or are applicable to the Mortgaged Property or the ownership, use, or occupancy thereof, (iii) Grantor’s or any Guarantor’s presently or subsequently effective bylaws and articles of incorporation or partnership, limited partnership, joint venture, trust, or other form of business association agreement, (iv) any and all Space Leases, (v) any and all Contracts, and (vi) any and all leases, other than those described in (iv) above, and other contracts (written or oral) of any nature that relate in any way to the Mortgaged Property and to which Grantor or any Guarantor may be bound, including, without limiting the generality of the foregoing, any lease or other contract pursuant to which Grantor is granted a possessory interest in and to the Land and/or the Improvements.
     License: As defined in Section 9.2 hereof.
     Loan Documents: As defined in the Credit Agreement.
     Loan Party: As defined in the Credit Agreement.
     Material Adverse Effect: (i) a Material Adverse Effect (as defined in the Credit Agreement) and (ii) any material and adverse effect on the value of the Mortgaged Property.
     Minerals: All substances in, on, or under the Land which are now, or may become in the future, intrinsically valuable, that is, valuable in themselves, and which now or may be in the future enjoyed through extraction or removal from the property, including without limitation, oil, gas, and all other hydrocarbons, coal, lignite, carbon dioxide and all other nonhydrocarbon gases, uranium and all other radioactive substances, and gold, silver, copper, iron and all other metallic substances or ores, including all as-extracted collateral (as defined in the UCC).
     Mortgaged Property: The Land, Fixtures, Improvements, Personalty, Contracts, Space Leases and Rents, and any interest of Grantor now owned or hereafter acquired in and to the Land, Minerals, Fixtures, Improvements, Personalty, Contracts, Space Leases and Rents, together with any and all other security and collateral of any nature whatsoever, now or hereafter given for the repayment or performance of the Indebtedness or the performance and discharge of the Obligations. As used in this Deed of Trust, the term “Mortgaged Property” shall be expressly defined as meaning all or, where the context permits or requires, any portion of the above and all or, where the context permits or requires, any interest therein.

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     Notes: As defined in the Credit Agreement.
     Obligations: Any and all of the covenants, conditions, warranties, representations, and other obligations (other than to repay or perform the Indebtedness) made or undertaken by Grantor, Guarantor, or any other Person or party to the Loan Documents to Beneficiary, any Secured Creditor, Trustee, or others as set forth in the Loan Documents, the Space Leases, and in any deed, lease, sublease, or other form of conveyance, or any other agreement pursuant to which Grantor is granted a possessory interest in the Land.
     Permitted Exceptions: The liens, easements, restrictions, security interests, and other matters (if any) as reflected on Exhibit “B” attached hereto and incorporated herein by reference and the liens and security interests created by the Loan Documents.
     Person: As defined in the Credit Agreement.
     Personalty: All of the right, title, and interest of Grantor in and to (i) furniture, furnishings, equipment, machinery, goods (including, but not limited to, crops, farm products, timber and timber to be cut, and extracted Minerals); (ii) general intangibles, money, insurance proceeds, accounts, contract and subcontract rights, trademarks, trade names, inventory; (iii) all refundable, returnable, or reimbursable fees, deposits or other funds or evidences of credit or indebtedness deposited by or on behalf of Grantor with any Governmental Authority, boards, corporations, providers of utility services, public or private, including specifically, but without limitation, all refundable, returnable, or reimbursable tap fees, utility deposits, commitment fees and development costs, any awards, remunerations, reimbursements, settlements, or compensation heretofore made or hereafter to be made by any Governmental Authority pertaining to the Land, Improvements, Fixtures, Contracts, or Personalty, including but not limited to those for any vacation of, or change of grade in, any streets affecting the Land or the Improvements and those for municipal utility district or other utility costs incurred or deposits made in connection with the Land; and (iv) all other personal property of any kind or character as defined in and subject to the provisions of the UCC (Article 9 — Secured Transactions); any and all of which are now owned or hereafter acquired by Grantor, and which are now or hereafter situated in, on, or about the Land or the Improvements, or used in or necessary to the complete and proper planning, development, construction, financing, use, occupancy, or operation thereof, or acquired (whether delivered to the Land or stored elsewhere) for use in or on the Land or the Improvements, together with all accessions, replacements, and substitutions thereto or therefor and the proceeds thereof.
     Related Indebtedness: As defined in Section 12.11(b) hereof.
     Release: “Release,” “removal,” “environment,” and “disposal” shall have the meanings given such terms in CERCLA, and the term “disposal” shall also have the meaning given it in RCRA; provided that in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment, and provided

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further that to the extent the Laws of the State of Texas establish a meaning for “release,” “removal,” “environment,” or “disposal,” which is broader than that specified in either CERCLA and RCRA, such broader meaning shall apply.
     Remedial Work: Any investigation, site monitoring, containment, cleanup, removal, restoration, or other work of any kind or nature reasonably necessary or desirable under any applicable Environmental Law in connection with the current or future presence, suspected presence, release, or suspected release of a Hazardous Substance in or into the air, soil, ground water, surface water, or soil vapor at, on, about, under, or within the Mortgaged Property, or any part thereof.
     Rents: All of the rents, revenues, income, proceeds, profits, security and other types of deposits (after Grantor acquires title thereto), and other benefits paid or payable by parties to the Contracts and/or Space Leases, other than Grantor for using, leasing, licensing, possessing, operating from, residing in, selling, or otherwise enjoying all or any portion of the Mortgaged Property.
     Secured Creditor: As defined in the Credit Agreement.
     Secured Obligations: As defined in the Credit Agreement.
     Space Leases: Any and all leases, master leases, subleases, licenses, concessions, or other agreements (written or oral, now or hereafter in effect) which grant to third parties a possessory interest in and to, or the right to use, all or any part of the Mortgaged Property, together with all security and other deposits or payments made in connection therewith.
     Subordinate Mortgage: Any mortgage, deed of trust, pledge, lien (statutory, constitutional, or contractual), security interest, encumbrance or charge, or conditional sale or other title retention agreement, covering all or any portion of the Mortgaged Property executed and delivered by Grantor, the lien of which is subordinate and inferior to the lien of this Deed of Trust.
     Trustee: The individual described as Trustee in the initial paragraph of this Deed of Trust.
     UCC: The Uniform Commercial Code, as amended from time to time, in effect in the state in which the Mortgaged Property is located.
     1.2 Additional Definitions. As used herein, the following terms shall have the following meanings:
     (a) “Hereof,” “hereby,” “hereto,” “hereunder,” “herewith,” and similar terms mean of, by, to, under and with respect to, this Deed of Trust or to the other documents or matters being referenced.
     (b) “Heretofore” means before, “hereafter” means after, and “herewith” means concurrently with, the date of this Deed of Trust.

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     (c) All pronouns, whether in masculine, feminine or neuter form, shall be deemed to refer to the object of such pronoun whether same is masculine, feminine or neuter in gender, as the context may suggest or require.
     (d) All terms used herein, whether or not defined in Section 1.1 hereof, and whether used in singular or plural form, shall be deemed to refer to the object of such term whether such is singular or plural in nature, as the context may suggest or require.
ARTICLE II
GRANT
     2.1 Grant. To secure the full and timely payment and performance of the Indebtedness and the full and timely performance and discharge of the Obligations, Grantor has GRANTED, BARGAINED, SOLD and CONVEYED, and by these presents does GRANT, BARGAIN, SELL and CONVEY, unto Trustee, in trust, the Mortgaged Property, subject, however, to the Permitted Exceptions, TO HAVE AND TO HOLD the Mortgaged Property unto Trustee, forever, and Grantor does hereby bind itself, its successors, and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Trustee against every Person whomsoever lawfully claiming or to claim the same or any part thereof; provided, however, that if Grantor shall pay and perform (or cause to be paid and performed) the Indebtedness as and when the same shall become due and payable and shall fully perform and discharge (or cause to be fully performed and discharged) the Obligations on or before the date same are to be performed and discharged, then the liens, security interests, estates, and rights granted by this Deed of Trust shall terminate, in accordance with the provisions hereof, otherwise same shall remain in full force and effect. A certificate or other written statement executed on behalf of Trustee or Beneficiary confirming that the Indebtedness has not been fully paid and performed or the Obligations have not been fully performed or discharged shall be sufficient evidence thereof for the purpose of reliance by third parties on such fact.
ARTICLE III
WARRANTIES AND REPRESENTATIONS
     Grantor hereby unconditionally warrants and represents to Beneficiary, as of the date hereof and at all times during the term of this Deed of Trust, as follows:
     3.1 Information. All information, financial statements, reports, papers, and data given or to be given to Beneficiary or any Secured Creditor with respect to the Mortgaged Property are, or at the time of delivery will be, accurate, complete, and correct in all material respects and do not, or will not, omit any fact, the inclusion of which is necessary to prevent the facts contained therein from being materially misleading.
     3.2 Title and Lien. Grantor has good and indefeasible title to the Land in fee simple and Improvements, and good and marketable title to the Fixtures and Personalty, free and clear of any liens, charges, encumbrances, security interests, claim, easements, restrictions, options, leases (other than the Space Leases), covenants, and other rights, titles, interests, or estates of any

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nature whatsoever, except the Permitted Exceptions. This Deed of Trust constitutes a valid, subsisting first lien on the Land, the Improvements, and the Fixtures; a valid, subsisting first priority security interest in and to the Personalty, Contracts, and to the extent that the terms Space Leases and Rents include items covered by the UCC, in and to the Space Leases and Rents; and a valid, subsisting first priority assignment of the Space Leases and Rents not covered by the UCC, all in accordance with the terms hereof.
     3.3 Business Purposes. The loan evidenced by the Notes and other extensions of credit pursuant to the Loan Documents and other agreements evidencing or governing the Secured Obligations are solely for the purpose of carrying on or acquiring a business of Grantor, and is not for personal, family, household, or agricultural purposes.
     3.4 Taxes. Grantor, each Constituent Party, and each Guarantor have filed all federal, state, county, municipal, and city income and other tax returns required to have been filed by them related to the Mortgaged Property and have paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by them related to the Mortgaged Property. Neither Grantor, any Constituent Party, nor any Guarantor knows of any basis for any additional assessment in respect of any such taxes and related liabilities related to the Mortgaged Property.
     3.5 Mailing Address. Grantor’s mailing address, as set forth in the opening paragraph hereof or as changed pursuant to the provisions hereof, is true and correct.
     3.6 Relationship of Grantor and Beneficiary and Secured Creditors. The relationship between Grantor and Beneficiary and Secured Creditors is solely that of debtor and creditor, and neither Beneficiary nor any Secured Creditor has any fiduciary or other special relationship with Grantor, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between Grantor and Beneficiary and Secured Creditors to be other than that of debtor and creditor.
     3.7 No Reliance on Beneficiary or any Secured Creditor. Grantor is experienced in the ownership and operation of properties similar to the Mortgaged Property, and Grantor, Beneficiary and Secured Creditors have and are relying solely upon Grantor’s expertise and business plan in connection with the ownership and operation of the Mortgaged Property. Grantor is not relying on Beneficiary’s or any Secured Creditor’s expertise or business acumen in connection with the Mortgaged Property.
     3.8 Environmental and Hazardous Substances. The following representations and warranties of Grantor are made without regard to whether Beneficiary or any Secured Creditor has, or hereafter obtains, any knowledge or report of the environmental condition of the Mortgaged Property:
     (a) To Grantor’s knowledge, the Mortgaged Property and the operations conducted thereon do not violate any applicable Law, statute, ordinance, rule, regulation, order or determination of any Governmental Authority or any restrictive covenant or deed restriction (recorded or otherwise), including without limitation all applicable zoning ordinances and building codes, flood disaster Laws and Environmental Laws;

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     (b) Without limitation of subparagraph (a) immediately preceding, except as previously disclosed in writing to Beneficiary, to Grantor’s knowledge, the Mortgaged Property and operations conducted thereon by the current or prior owner or operator of such Mortgaged Property or operation, are not in violation of or subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by any Governmental Authority or nongovernmental entity or Person or to any remedial obligations under any Environmental Law;
     (c) Grantor has used its best efforts to determine and has determined the extent of the existence of Hazardous Substances generated, placed, held, located, disposed of or otherwise released, on, under, from or about the Mortgaged Property and of any release, suspected release, or threatened release, thereof;
     (d) Grantor has not undertaken, permitted, authorized or suffered and will not undertake, permit, authorize or suffer, the presence, use, manufacture, handling, generation, transportation, storage, treatment, discharge, release, burial or disposal on, under, from or about the Mortgaged Property of any Hazardous Substance, or the transportation to or from the Mortgaged Property of any Hazardous Substance, except in compliance with applicable Laws, regulations and industry standards;
     (e) Except as otherwise previously disclosed to Beneficiary in writing, there is no pending or threatened litigation or proceeding before any Governmental Authority in which any Person alleges the presence, release, threat of release, placement on, under, from or about the Mortgaged Property, or the manufacture, handling, generation, transportation, storage, treatment, discharge, burial, or disposal on, under, from or about the Mortgaged Property, or the transportation to or from the Mortgaged Property, of any Hazardous Substance;
     (f) Except as otherwise previously disclosed to Beneficiary in writing, Grantor has not received any notice and has no actual or constructive knowledge that any Governmental Authority or any employee or agent thereof has determined that there is or has been a presence, release, threat of release, placement on, under, from or about the Mortgaged Property, or the use, manufacture, handling, generation, transportation, storage, treatment, discharge, burial or disposal on, under, from or about the Mortgaged Property, or the transportation to or from the Mortgaged Property, of any Hazardous Substance;
     (g) Except as previously disclosed to Beneficiary in writing, there have been no communications or agreements with any Governmental Authority or agency (federal, state or local) or any private Person, including, but not limited to, any prior owner or operator of the Mortgaged Property, relating in any way to any liability arising from, or the violation of any Law, regulation or industry standard relating to, the presence, release, threat of release, placement on, under, from or about the Mortgaged Property, or the use, manufacture, handling, generation, transportation, storage, treatment, discharge, burial or disposal on, under, from or about the Mortgaged Property, or the transportation to or from the Mortgaged Property, of any Hazardous Substance except for communications made in the ordinary course of business in connection with permits, reports, and routine

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inspections issued, prepared or conducted by Government Authorities having jurisdiction over the Mortgaged Property;
     (h) Grantor will permit Beneficiary to join and participate in, as a party if it so elects, any legal proceedings or actions initiated with respect to the Mortgaged Property in connection with any Environmental Law or Hazardous Substance and pay all attorneys’ fees incurred by Beneficiary in connection therewith;
     (i) Grantor has been issued all required federal, state and local licenses, certificates or permits relating to, and Grantor and its facilities, business assets, property, leaseholds and equipment are in compliance in all respects with all applicable federal, state and local Laws, rules and regulations relating to, air emissions, water discharge, noise emissions, solid or liquid waste disposal, hazardous wastes or materials, or other environmental, health or safety matters;
     (j) Grantor has no material contingent liability in connection with any release or threatened release of any Hazardous Substance into the indoor or outdoor environment;
     (k) The use which Grantor or any owner or operator of the Mortgaged Property makes or intends to make of the Mortgaged Property will not result in any disposal or other release of any Hazardous Substance on, from, or to the Mortgaged Property which disposal or release would constitute a violation of any Environmental Law or any other applicable Law or regulation or industry standard.
Grantor recognizes and acknowledges that, in entering into the transactions evidenced by the Loan Documents and the other agreements evidencing or governing the Secured Obligations and making the extensions of credit creating Secured Obligations, Beneficiary and Secured Creditors are expressly and primarily relying on the truth and accuracy of the foregoing warranties and representations without any obligation to investigate the Mortgaged Property and notwithstanding any investigation of the Mortgaged Property by Beneficiary or any Secured Creditor; that such reliance exists on the part of Beneficiary and Secured Creditors prior thereto; that such warranties and representations are a material inducement to Secured Creditors in making the loans evidenced by the Notes, extending credit pursuant to the Loan Documents and extending credit creating Secured Obligations; and that Secured Creditors would not be willing to make the loans evidenced by the Notes, extending credit pursuant to the Loan Documents and extending credit creating Secured Obligations in the absence of any of such warranties and representations.
     3.9 No Litigation. Except as disclosed in writing to Beneficiary, there are no (i) actions, suits, or proceedings, at law or in equity, before any Governmental Authority or arbitrator pending or threatened against or affecting or involving the Mortgaged Property, or (ii) outstanding or unpaid judgments against the Mortgaged Property.

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ARTICLE IV
AFFIRMATIVE COVENANTS
     Grantor hereby unconditionally covenants and agrees with Beneficiary, until the entire Indebtedness shall have been finally paid in full and all of the Obligations shall have been fully performed and discharged as follows:
     4.1 Compliance with Legal Requirements. Grantor will promptly and faithfully comply with, conform to, and obey all Legal Requirements, whether the same shall necessitate structural changes in, improvements to, or interfere with the use or enjoyment of, the Mortgaged Property.
     4.2 First Lien Status. Grantor will protect the first lien and security interest status of this Deed of Trust and the other Loan Documents and will not permit to be created or to exist in respect of the Mortgaged Property or any part thereof any lien or security interest on a parity with, superior to, or inferior to any of the liens or security interests hereof, except for the Permitted Exceptions.
     4.3 Payment of Impositions. Grantor will duly pay and discharge, or cause to be paid and discharged, the Impositions not later than the earlier to occur of (i) the due date thereof, (ii) the day any fine, penalty, interest, or cost may be added thereto or imposed, or (iii) the day any lien may be filed for the nonpayment thereof (if such day is used to determine the due date of the respective item), and Grantor shall deliver to Beneficiary a written receipt evidencing the payment of the respective Imposition.
     4.4 Repair. Grantor will keep the Mortgaged Property in first-class order and condition and will make all repairs, replacements, renewals, additions, betterments, improvements, and alterations thereof and thereto, interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen, which are necessary or reasonably appropriate to keep same in such order and condition. Grantor will prevent any act, occurrence, or neglect which might impair the value or usefulness of the Mortgaged Property for its intended usage. In instances where repairs, replacements, renewals, additions, betterments, improvements, or alterations are required in and to the Mortgaged Property on an emergency basis to prevent loss, damage, waste, or destruction thereof, Grantor shall proceed to repair, replace, add to, better, improve, or alter same, or cause same to be repaired, replaced, added to, bettered, improved, or altered, notwithstanding anything to the contrary contained in Section 5.2 hereof; provided, however, that in instances where such emergency measures are to be taken, Grantor will notify Beneficiary in writing of the commencement of same and the measures to be taken, and, when same are completed, the completion date and the measures actually taken.
     4.5 Insurance. Grantor will obtain and maintain insurance upon and relating to the Mortgaged Property with such insurers, in such amounts and covering such risks as shall be satisfactory to Beneficiary, from time to time, including but not limited to: (i) owner’s and contractors’ policies of comprehensive general public liability insurance (including automobile coverage); (ii) hazard insurance against all risks of loss, including collapse, in an amount not less than the full replacement cost of all Improvements, including the cost of debris removal, with

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annual agreed amount endorsement and sufficient at all times to prevent Grantor from becoming a coinsurer; (iii) business interruption or rental loss insurance; (iv) if the Mortgaged Property is in a “Flood Hazard Area,” a flood insurance policy, or binder therefor, in an amount equal to the principal amount of the Notes and the maximum credit available pursuant to the Loan Documents and the other documents evidencing or governing the Secured Obligations or the maximum amount available under the Flood Disaster Protection Act of 1973, and regulations issued pursuant thereto, as amended from time to time, whichever is less, in form complying with the “insurance purchase requirement” of that Act; (v) workmen’s compensation insurance for Grantor and any general contractor performing any work on or with respect to the Mortgaged Property; and (vi) such other insurance, if any, as Beneficiary may require from time to time. Each insurance policy issued in connection herewith shall provide by way of endorsements, riders or otherwise that (a) with respect to liability insurance, it shall name Beneficiary as an additional insured, with respect to the other insurance, it shall be payable to Beneficiary as a mortgagee and not as a coinsured, and with respect to all policies of insurance carried by each Lessee for the benefit of Grantor, it shall be payable to Beneficiary as Beneficiary’s interest may appear; (b) the coverage of Beneficiary shall not be terminated, reduced, or affected in any manner regardless of any breach or violation by Grantor of any warranties, declarations, or conditions in such policy; (c) no such insurance policy shall be canceled, endorsed, altered, or reissued to effect a change in coverage for any reason and to any extent whatsoever unless such insurer shall have first given Beneficiary thirty (30) days’ prior written notice thereof; and (d) Beneficiary may, but shall not be obligated to, make premium payments to prevent any cancellation, endorsement, alteration, or reissuance, and such payments shall be accepted by the insurer to prevent same. Beneficiary shall be furnished with the original of each such initial policy coincident with the execution of this Deed of Trust and the original of each renewal policy not less than fifteen (15) days prior to the expiration of the initial, or each immediately preceding renewal policy, together with receipts or other evidence that the premiums thereon have been paid for one (1) year. Grantor shall furnish to Beneficiary, on or before thirty (30) days after the close of each of Grantor’s fiscal years, a statement certified by Grantor or a duly authorized officer of Grantor of the amounts of insurance maintained in compliance herewith, of the risks covered by such insurance and of the insurance company or companies which carry such insurance. To the extent that the Lease requires Grantor to carry any of the foregoing types of insurance in amounts greater than those required herein or with exclusions from coverage narrower than those permitted herein, such that compliance with the foregoing provisions alone might result in a breach of the Lease, Grantor shall, in addition to complying with the foregoing requirements, provide, maintain, and keep in force the insurance policies required under the Lease.
     TEXAS FINANCE CODE SECTION 307.052 COLLATERAL PROTECTION INSURANCE NOTICE: (A) GRANTOR IS REQUIRED TO: (i) KEEP THE MORTGAGED PROPERTY INSURED AGAINST DAMAGE IN THE AMOUNT BENEFICIARY AND THE LOAN DOCUMENTS SPECIFY; (ii) PURCHASE THE INSURANCE FROM AN INSURER THAT IS AUTHORIZED TO DO BUSINESS IN THE STATE OF TEXAS OR AN ELIGIBLE SURPLUS LINES INSURER; AND (iii) NAME BENEFICIARY AS THE PERSON TO BE PAID UNDER THE POLICY OR POLICIES IN THE EVENT OF A LOSS; (B) GRANTOR MUST, IF REQUIRED BY BENEFICIARY OR THE LOAN DOCUMENTS, DELIVER TO BENEFICIARY A COPY OF EACH POLICY AND PROOF OF THE PAYMENT OF PREMIUMS; AND

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(C) IF GRANTOR FAILS TO MEET ANY REQUIREMENT LISTED IS CLAUSES (A) OR (B) , BENEFICIARY MAY OBTAIN COLLATERAL PROTECTION INSURANCE ON BEHALF OF GRANTOR AT GRANTOR’S EXPENSE.
     4.6 Inspection. Grantor will permit Trustee and Beneficiary, and their agents, representatives, and employees, to inspect the Mortgaged Property at all reasonable times, with or without prior notice to Grantor.
     4.7 Payment for Labor and Materials. Grantor will promptly pay all bills for labor, materials, and specifically fabricated materials incurred in connection with the Mortgaged Property and never permit to exist in respect of the Mortgaged Property or any part thereof any lien or security interest, even though inferior to the liens and security interests hereof, for any such bill, and in any event never permit to be created or exist in respect of the Mortgaged Property or any part thereof any other or additional lien or security interest on a parity with, superior, or inferior to any of the liens or security interests hereof, except for the Permitted Exceptions.
     4.8 Further Assurances and Corrections. From time to time, at the request of Beneficiary, Grantor will (i) promptly correct any defect, error, or omission which may be discovered in the contents of this Deed of Trust or in any other Loan Document or in the execution or acknowledgment thereof; (ii) execute, acknowledge, deliver, record and/or file such further instruments (including, without limitation, further deeds of trust, security agreements, financing statements, continuation statements and assignments of rents or leases) and perform such further acts and provide such further assurances as may be necessary, desirable, or proper, in Beneficiary’s opinion, to carry out more effectively the purposes of this Deed of Trust and the Loan Documents and to subject to the liens and security interests hereof and thereof any property intended by the terms hereof or thereof to be covered hereby or thereby, including without limitation, any renewals, additions, substitutions, replacements, or appurtenances to the Mortgaged Property; (iii) execute, acknowledge, deliver, procure, file, and/or record any document or instrument (including without limitation, any financing statement) deemed advisable by Beneficiary to protect the liens and the security interests herein granted against the rights or interests of third Persons; and (iv) pay all costs connected with any of the foregoing.
     4.9 Tax on Deed of Trust. At any time any Law shall be enacted imposing or authorizing the imposition of any tax upon this Deed of Trust, or upon any rights, titles, liens, or security interests created hereby, or upon the Indebtedness or any part thereof, Grantor will immediately pay all such taxes, provided that if such Law as enacted makes it unlawful for Grantor to pay such tax, Grantor shall not pay nor be obligated to pay such tax. Nevertheless, if a Law is enacted making it unlawful for Grantor to pay such taxes, then Grantor must prepay the Indebtedness in full within sixty (60) days after demand therefor by Beneficiary.
     4.10 Expenses. Subject to the provisions of Section 12.11 hereof, Grantor will pay on demand all and bona fide out-of-pocket costs, fees, and expenses and other expenditures, including, but not limited to, attorneys’ fees and expenses, paid or incurred by Beneficiary or Trustee to third parties incident to this Deed of Trust or any other Loan Document (including without limitation, attorneys’ fees and expenses in connection with the negotiation, preparation, and execution hereof and of any other Loan Document and any amendment hereto or thereto, any

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release hereof, any consent, approval or waiver hereunder or under any other Loan Document, the making of any advance under the Notes or extension of credit pursuant to the Loan Documents, and any suit to which Beneficiary or Trustee is a party involving this Deed of Trust or the Mortgaged Property) or incident to the enforcement of the Indebtedness or the Obligations or the exercise of any right or remedy of Beneficiary under any Loan Document.
     4.11 Delivery of Contracts. Grantor will deliver to Beneficiary a copy of each Contract promptly after the execution of same by all parties thereto. Within twenty (20) days after a request by Beneficiary, Grantor shall prepare and deliver to Beneficiary a complete listing of all Contracts, showing date, term, parties, subject matter, concessions, whether any defaults exist, and other information specified by Beneficiary, of or with respect to each of such Contracts, together with a copy thereof (if so requested by Beneficiary).
     4.12 Environment and Hazardous Substances. Grantor will:
     (a) except pursuant to and in compliance with applicable Environmental Laws and regulations and industry standards, not knowingly or recklessly use, generate, manufacture, produce, store, release, discharge, or dispose of on, under, from or about the Mortgaged Property or transport to or from the Mortgaged Property any Hazardous Substance and will use its best efforts to prevent any other Person from doing so;
     (b) maintain the Mortgaged Property in compliance with all Environmental Laws and industry standards and upon discovery thereof promptly take corrective action to remedy any noncompliance with any Environmental Law or industry standard;
     (c) establish and maintain, at Grantor’s sole expense, a system to assure and monitor continued compliance with Environmental Laws and the presence of Hazardous Substances on the Mortgaged Property by any and all owners or operators of the Mortgaged Property, which system shall include (i) annual reviews of such compliance by employees or agents of Grantor who are familiar with the requirements of the Environmental Laws; (ii) at the request of Beneficiary, but no more than once each year, a detailed review of such compliance and of the environmental condition of the Mortgaged Property; (iii) an Environmental Report in scope satisfactory to Beneficiary and prepared by an environmental consultant approved in advance by Beneficiary; provided, however, that if any Environmental Report indicates a violation of any Environmental Law or a need for Remedial Work, such system shall include, at the request of Beneficiary, a detailed review of the status of such violation or Remedial Work (a “Supplemental Report”) prepared by such environmental consultant. Grantor shall furnish an Environmental Report or such Supplemental Report to Beneficiary within sixty (60) days after Beneficiary so requests, together with such additional information as Beneficiary may reasonably request;
     (d) give prompt written notices to Beneficiary of: (i) any proceeding or inquiry by any Governmental Authority or nongovernmental Person with respect to the presence of any Hazardous Substance on, under, from or about the Mortgaged Property or the migration thereof from or to other property; (ii) all claims made or threatened by any third party against Grantor or the Mortgaged Property or any other owner or operator

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of the Mortgaged Property relating to any loss or injury resulting from any Hazardous Substance; and (iii) Grantor’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Mortgaged Property that could cause the Mortgaged Property or any part thereof to be subject to any investigation or cleanup of the Mortgaged Property pursuant to any Environmental Law or that could result in Grantor becoming liable for any cost related to any investigation or cleanup of such real property;
     (e) permit Beneficiary to join and participate in, as a party if it so elects, any legal proceedings or actions initiated with respect to the Mortgaged Property in connection with any Environmental Law or Hazardous Substance and Grantor shall pay all attorneys’ fees incurred by Beneficiary in connection therewith;
     (f) PROTECT, INDEMNIFY AND HOLD HARMLESS TRUSTEE, BENEFICIARY AND EACH SECURED CREDITOR, THEIR RESPECTIVE PARENTS, SUBSIDIARIES, DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, AGENTS, SUCCESSORS AND ASSIGNS FROM AND AGAINST ANY AND ALL LOSS, DAMAGE, COSTS, EXPENSE, ACTION, CAUSES OF ACTION, OR LIABILITY (INCLUDING ATTORNEYS’ FEES AND COSTS) (WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE, AND EXCLUDING ONLY LOSSES RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OF ANY SUCH PERSON) DIRECTLY OR INDIRECTLY ARISING FROM OR ATTRIBUTABLE TO THE USE, GENERATION, MANUFACTURE, PRODUCTION, STORAGE, RELEASE, THREATENED RELEASE, DISCHARGE, DISPOSAL, OR PRESENCE OF A HAZARDOUS SUBSTANCE ON, UNDER, FROM OR ABOUT THE MORTGAGED PROPERTY, WHETHER KNOWN OR UNKNOWN AT THE TIME OF THE EXECUTION HEREOF, INCLUDING WITHOUT LIMITATION (I) ALL FORESEEABLE CONSEQUENTIAL DAMAGES OF ANY SUCH USE, GENERATION, MANUFACTURE, PRODUCTION, STORAGE, RELEASE, THREATENED RELEASE, DISCHARGE, DISPOSAL OR PRESENCE; AND (II) THE COSTS OF ANY REQUIRED OR NECESSARY ENVIRONMENTAL INVESTIGATION OR MONITORING, ANY REPAIR, CLEANUP OR DETOXIFICATION OF THE MORTGAGED PROPERTY AND THE PREPARATION AND IMPLEMENTATION OF ANY CLOSURE, REMEDIAL OR OTHER REQUIRED PLANS. THIS COVENANT AND THE INDEMNITY CONTAINED HEREIN SHALL SURVIVE THE RELEASE OF ANY LIENS HELD BY TRUSTEE, BENEFICIARY AND EACH SECURED CREDITOR ON THE MORTGAGED PROPERTY, OR THE EXTINGUISHMENT OF SUCH LIENS BY FORECLOSURE OR ACTION IN LIEU THEREOF; AND
     (g) in the event that Remedial Work is reasonably necessary or desirable because of, or in connection with, the current or future presence, suspected presence, release or suspected release of a Hazardous Substance in or into the air, soil, groundwater, surface water or soil vapor at, on, about, under or within the Mortgaged

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Property (or any portion thereof), within thirty (30) days after written demand for performance thereof by Beneficiary (or such shorter period of time as may be required under any applicable Law, regulation, order or agreement), commence and thereafter diligently prosecute to completion, all such Remedial Work; subject, however, to Grantor’s obtaining any necessary or desirable consent, concurrence or approval of any applicable Governmental Authority. All Remedial Work shall be performed by contractors under the supervision of a consulting engineer approved by Beneficiary. All costs and expenses of such Remedial Work shall be paid by Grantor including, without limitation, Beneficiary’s attorneys’ fees and costs incurred in connection with monitoring or review of such Remedial Work. In the event Grantor shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, such Remedial Work, Beneficiaries may, but shall not be required to, cause such Remedial Work to be performed and all costs and expenses thereof, or incurred in connection therewith, shall become part of the Indebtedness.
ARTICLE V
NEGATIVE COVENANTS
     Grantor hereby unconditionally covenants and agrees with Beneficiary until the entire Indebtedness shall have been finally paid and performed in full and all of the Obligations shall have been fully performed and discharged as follows:
     5.1 Use Violations. Grantor will not use, maintain, operate, or occupy, or allow the use, maintenance, operation, or occupancy of, the Mortgaged Property in any manner which (i) violates any Legal Requirement, (ii) may be dangerous unless safeguarded as required by Law and/or appropriate insurance, (iii) constitutes a public or private nuisance, or (iv) makes void, voidable, or cancelable, or increases the premium of, any insurance then in force with respect thereto.
     5.2 Waste; Alterations. Grantor will not commit or permit any waste or impairment of the Mortgaged Property and will not (subject to the provisions of Sections 4.3 and 4.6 hereof), without the prior written consent of Beneficiary, make or permit to be made any alterations or additions to the Mortgaged Property of a material nature.
     5.3 Replacement of Fixtures and Personalty. Grantor will not, without the prior written consent of Beneficiary, permit any of the Fixtures or Personalty to be removed at any time from the Land or Improvements unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is replaced by an article of equal suitability and value, owned by Grantor, free and clear of any lien or security interest except as may be approved in writing by Beneficiary.
     5.4 Change in Zoning. Grantor will not seek or acquiesce in a zoning reclassification of all or any portion of the Mortgaged Property or grant or consent to any easement, dedication, plat, or restriction (or allow any easement to become enforceable by prescription), or any amendment or modification thereof, covering all or any portion of the Mortgaged Property, without Beneficiary’s prior written consent.

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     5.5 No Drilling. Grantor will not, without the prior written consent of Beneficiary, permit any drilling or exploration for or extraction, removal, or production of, any Minerals from the surface or subsurface of the Land regardless of the depth thereof or the method of mining or extraction thereof.
     5.6 No Disposition. Grantor will not make a Disposition without obtaining Beneficiary’s prior written consent to the Disposition.
     5.7 No Subordinate Mortgages. Grantor will not create, place, or permit to be created or placed, or through any act or failure to act, acquiesce in the placing of, or allow to remain any Subordinate Mortgage regardless of whether such Subordinate Mortgage is expressly subordinate to the liens or security interests of the Loan Documents with respect to the Mortgaged Property, other than the Permitted Exceptions.
     5.8 Change of Entity; Address. Grantor shall not change the jurisdiction of its organization from the jurisdiction specified in the initial paragraph of this Deed of Trust, its type of entity from the type of entity specified in the initial paragraph of this Deed of Trust, its name from the name specified in the initial paragraph of this Deed of Trust, or its organizational identification number from the organizational number specified in the initial paragraph of this Deed of Trust, unless Grantor has delivered to Beneficiary 30 days prior written notice and taken such actions as Beneficiary may reasonably require with respect to such change. Absent such official written notice of a change in address for Grantor, then Beneficiary and Trustee shall be entitled for all purposes under this Deed of Trust to rely upon Grantor’s address as set forth in the initial paragraph of this Deed of Trust, as same may have been theretofore changed in accordance with the provisions hereof.
ARTICLE VI
EVENTS OF DEFAULT
     The term “Event of Default,” as used herein, shall mean the occurrence or happening, at any time and from time to time, of any one or more of the following:
     6.1 False Representation. Any representation, warranty, or statement made by Grantor in, under, or pursuant to this Deed of Trust or any affidavit or other instrument executed or delivered with respect to this Deed of Trust or the Indebtedness is determined to be false or misleading in any material respect as of the date hereof or thereof or shall become so at any time prior to the final repayment and performance in full of the Indebtedness.
     6.2 No Further Encumbrances. Grantor creates, places, or permits to be created or placed, or through any act or failure to act, acquiesces in the placing of, or allows to remain, any Subordinate Mortgage, regardless of whether such Subordinate Mortgage is expressly subordinate to the liens or security interests of the Loan Documents, with respect to the Mortgaged Property, other than the Permitted Exceptions.
     6.3 Disposition of Mortgaged Property and Beneficial Interest in Grantor. Grantor makes a Disposition, without the prior written consent of Beneficiary.

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     6.4 Condemnation. Any condemnation proceeding is instituted or threatened which would, in Beneficiary’s sole judgment, materially impair the use and enjoyment of the Mortgaged Property for its intended purposes.
     6.5 Destruction of Improvements. The Mortgaged Property is demolished, destroyed, or substantially damaged so that, in Beneficiary’s sole judgment, it cannot be restored or rebuilt with available funds to the condition existing immediately prior to such demolition, destruction, or damage within a reasonable period of time.
     6.6 Abandonment. Grantor abandons all or any portion of the Mortgaged Property.
     6.7 Event of Default in Loan Documents. An Event of Default as defined in any of the Loan Documents.
ARTICLE VII
REMEDIES
     7.1 Beneficiary’s Remedies Upon Default. Upon the occurrence of an Event of Default or any event or circumstance which, with the lapse of time, or the giving of notice, or both, would constitute an Event of Default, Beneficiary may, at Beneficiary’s option, and by or through Trustee, by Beneficiary itself or otherwise, do any one or more of the following:
     (a) Right to Perform Grantor’s Covenants. If Grantor has failed to keep or perform any covenant whatsoever contained in this Deed of Trust or the other Loan Documents, Beneficiary may, but shall not be obligated to any Person to do so, perform or attempt to perform said covenant, and any payment made or expense incurred in the performance or attempted performance of any such covenant shall be and become a part of the Indebtedness, and Grantor promises, upon demand, to pay to Beneficiary, at the place where the Notes are payable, all sums so advanced or paid by Beneficiary, with interest from the date when paid or incurred by Beneficiary at the Default Rate. No such payment by Beneficiary shall constitute a waiver of any Event of Default. In addition to the liens and security interests hereof, Beneficiary shall be subrogated to all rights, titles, liens, and security interests securing the payment of any debt, claim, tax, or assessment for the payment of which Beneficiary may make an advance, or which Beneficiary may pay.
     (b) Right of Entry. Beneficiary may, prior or subsequent to the institution of any foreclosure proceedings, enter upon the Mortgaged Property, or any part thereof, and take exclusive possession of the Mortgaged Property and of all books, records, and accounts relating thereto and to exercise without interference from Grantor any and all rights which Grantor has with respect to the management, possession, operation, protection, or preservation of the Mortgaged Property, including without limitation the right to rent the same for the account of Grantor and to deduct from such Rents all costs, expenses, and liabilities of every character incurred by Beneficiary in collecting such Rents and in managing, operating, maintaining, protecting, or preserving the Mortgaged Property and to apply the remainder of such Rents on the Indebtedness in such manner as

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Beneficiary may elect. All such costs, expenses, and liabilities incurred by Beneficiary in collecting such Rents and in managing, operating, maintaining, protecting, or preserving the Mortgaged Property, if not paid out of Rents as hereinabove provided, shall constitute a demand obligation owing by Grantor and shall bear interest from the date of expenditure until paid at the Default Rate, all of which shall constitute a portion of the Indebtedness. If necessary to obtain the possession provided for above, Beneficiary may invoke any and all legal remedies to dispossess Grantor, including specifically one or more actions for forcible entry and detainer, trespass to try title, and restitution. In connection with any action taken by Beneficiary pursuant to this subsection, neither Beneficiary nor any Secured Creditor shall be liable for any loss sustained by Grantor resulting from any failure to let the Mortgaged Property, or any part thereof, or from any other act or omission of Beneficiary in managing the Mortgaged Property unless such loss is caused by the willful misconduct of Beneficiary, nor shall Beneficiary be obligated to perform or discharge any obligation, duty, or liability under any Space Lease or under or by reason hereof or the exercise of rights or remedies hereunder. Should Beneficiary incur any such liability, the amount thereof, including without limitation costs, expenses, and attorneys’ fees, together with interest thereon from the date of expenditure until paid at the Default Rate, shall be secured hereby, and Grantor shall reimburse Beneficiary therefor immediately upon demand. Nothing in this subsection shall impose any duty, obligation, or responsibility upon Beneficiary or any Secured Creditor for the control, care, management, leasing, or repair of the Mortgaged Property, nor for the carrying out of any of the terms and conditions of any such Space Lease; nor shall it operate to make Beneficiary or any Secured Creditor responsible or liable for any waste committed on the Mortgaged Property by the tenants or by any other parties, or for any Hazardous Substance on or under the Mortgaged Property, or for any dangerous or defective condition of the Mortgaged Property or for any negligence in the management, leasing, upkeep, repair, or control of the Mortgaged Property resulting in loss or injury or death to any tenant, licensee, employee, or stranger. Grantor hereby assents to, ratifies, and confirms any and all actions of Beneficiary with respect to the Mortgaged Property taken under this subsection.
     The remedies in this subsection are in addition to other remedies available to Beneficiary and the exercise of the remedies in this subsection shall not be deemed to be an election of nonjudicial or judicial remedies otherwise available to Beneficiary. The remedies in this Article VII are available under and governed by the real property Laws of Texas and are not governed by the personal property Laws of Texas, including but not limited to, the power to dispose of personal property in a commercially reasonable manner under Section 9.610 of the UCC. No action by Beneficiary, taken pursuant to this subsection, shall be deemed to be an election to dispose of personal property under Section 9.621 of the UCC. Any receipt of consideration received by Beneficiary pursuant to this subsection shall be immediately credited against the Indebtedness (in the order provided in the Credit Agreement) and the value of said consideration shall be treated like any other payment against the Indebtedness.
     (c) Right to Accelerate. As provided in the Credit Agreement and the other documents evidencing the Secured Obligations, Beneficiary or Secured Creditors (in such number as may be required by the Credit Agreement) may, without notice, demand,

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presentment, notice of nonpayment or nonperformance, protest, notice of protest, notice of intent to accelerate, notice of acceleration, or any other notice or any other action, all of which are hereby waived by Grantor and all other parties obligated in any manner whatsoever on the Indebtedness, declare the entire unpaid balance of the Indebtedness immediately due and payable, and upon such declaration, the entire unpaid balance of the Indebtedness shall be immediately due and payable. The Credit Agreement also provides for circumstances in which the Indebtedness is automatically accelerated without any action by Beneficiary or any Secured Creditor. The failure to exercise any remedy available to Beneficiary or any Secured Creditor shall not be deemed to be a waiver of any rights or remedies of Beneficiary or any Secured Creditor under the Loan Documents or any document evidencing or governing the Secured Obligations, at law or in equity.
     (d) Foreclosure-Power of Sale. Beneficiary may request Trustee to proceed with foreclosure under the power of sale which is hereby conferred, such foreclosure to be accomplished in accordance with the following provisions:
     (1) Public Sale. Trustee is hereby authorized and empowered, and it shall be Trustee’s special duty, upon such request of Beneficiary, to sell the Mortgaged Property, or any part thereof, at public auction to the highest bidder for cash, with or without having taken possession of same. Any such sale (including notice thereof) shall comply with the applicable requirements, at the time of the sale, of Section 51.002 of the Texas Property Code or, if and to the extent such statute is not then in force, with the applicable requirements, at the time of the sale, of the successor statute or statutes, if any, governing sales of Texas real property under powers of sale conferred by deeds of trust. If there is no statute in force at the time of the sale governing sales of Texas real property under powers of sale conferred by deeds of trust, such sale shall comply with applicable Law, at the time of the sale, governing sales of Texas real property under powers of sale conferred by deeds of trust.
     (2) Right to Require Proof of Financial Ability and/or Cash Bid. At any time during the bidding, Trustee may require a bidding party (A) to disclose its full name, state and city of residence, occupation, and specific business office location, and the name and address of the principal the bidding party is representing (if applicable), and (B) to demonstrate reasonable evidence of the bidding party’s financial ability (or, if applicable, the financial ability of the principal of such bidding party), as a condition to the bidding party submitting bids at the foreclosure sale. If any such bidding party (the “Questioned Bidder”) declines to comply with Trustee’s requirement in this regard, or if such Questioned Bidder does respond but Trustee, in Trustee’s sole and absolute discretion, deems the information or the evidence of the financial ability of the Questioned Bidder (or, if applicable, the principal of such bidding party) to be inadequate, then Trustee may continue the bidding with reservation; and in such event (1) Trustee shall be authorized to caution the Questioned Bidder concerning the legal obligations to be incurred in submitting bids, and (2) if the Questioned Bidder is not the highest bidder at the sale, or if having been the highest bidder the Questioned Bidder fails to deliver the cash purchase price payment promptly

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to Trustee, all bids by the Questioned Bidder shall be null and void. Trustee may, in Trustee’s sole and absolute discretion, determine that a credit bid may be in the best interest of Grantor and Beneficiary, and elect to sell the Mortgaged Property for credit or for a combination of cash and credit; provided, however, that Trustee shall have no obligation to accept any bid except an all cash bid. In the event Trustee requires a cash bid and cash is not delivered within a reasonable time after conclusion of the bidding process, as specified by Trustee, but in no event later than 3:45 p.m. local time on the day of sale, then said contingent sale shall be null and void, the bidding process may be recommenced, and any subsequent bids or sale shall be made as if no prior bids were made or accepted.
     (3) Sale Subject to Unmatured Indebtedness. In addition to the rights and powers of sale granted under the preceding provisions of this subsection, if default is made in the payment of any installment or any performance of the Indebtedness, Beneficiary may, at Beneficiary’s option, at once or at any time thereafter while any matured installment remains unpaid, without declaring the entire Indebtedness to be due and payable, orally or in writing direct Trustee to enforce this trust and to sell the Mortgaged Property subject to such unmatured Indebtedness and to the rights, powers, liens, security interests, and assignments securing or providing recourse for payment of such unmatured Indebtedness, in the same manner, all as provided in the preceding provisions of this subsection. Sales made without maturing the Indebtedness may be made hereunder whenever there is a default in the payment of any installment or any performance of the Indebtedness, without exhausting the power of sale granted hereby, and without affecting in any way the power of sale granted under this subsection, the unmatured balance of the Indebtedness or the rights, powers, liens, security interests, and assignments securing or providing recourse for payment or any performance of the Indebtedness.
     (4) Partial Foreclosure. Sale of a part of the Mortgaged Property shall not exhaust the power of sale, but sales may be made from time to time until the Indebtedness is finally paid and performed in full and the Obligations are performed and discharged in full. It is intended by each of the foregoing provisions of this subsection that Trustee may, after any request or direction by Beneficiary, sell not only the Land and the Improvements, but also the Fixtures and Personalty and other interests constituting a part of the Mortgaged Property or any part thereof, along with the Land and the Improvements or any part thereof, as a unit and as a part of a single sale, or may sell at any time or from time to time any part or parts of the Mortgaged Property separately from the remainder of the Mortgaged Property. It shall not be necessary to have present or to exhibit at any sale any of the Mortgaged Property.
     (5) Trustee’s Deeds. After any sale under this subsection, Trustee shall make good and sufficient deeds, assignments, and other conveyances to the purchaser or purchasers thereunder in the name of Grantor, conveying the Mortgaged Property or any part thereof so sold to the purchaser or purchasers with general warranty of title by Grantor. It is agreed that in any deeds,

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assignments or other conveyances given by Trustee, any and all statements of fact or other recitals therein made as to the identity of Beneficiary, the occurrence or existence of any Event of Default, the notice of intention to accelerate, or acceleration of, the maturity of the Indebtedness, the request to sell, notice of sale, time, place, terms and manner of sale, and receipt, distribution, and application of the money realized therefrom, the due and proper appointment of a substitute trustee, and without being limited by the foregoing, any other act or thing having been duly done by or on behalf of Beneficiary or by or on behalf of Trustee, shall be taken by all courts of law and equity as prima facie evidence that such statements or recitals state true, correct, and complete facts and are without further question to be so accepted, and Grantor does hereby ratify and confirm any and all acts that Trustee may lawfully do in the premises by virtue hereof.
     (e) Beneficiary’s Judicial Remedies. Beneficiary, or Trustee, upon written request of Beneficiary, may proceed by suit or suits, at law or in equity, to enforce the payment and performance of the Indebtedness and the performance and discharge of the Obligations in accordance with the terms hereof, of the Notes, and the other Loan Documents, to foreclose the liens and security interests of this Deed of Trust as against all or any part of the Mortgaged Property, and to have all or any part of the Mortgaged Property sold under the judgment or decree of a court of competent jurisdiction. This remedy shall be cumulative of any other nonjudicial remedies available to Beneficiary with respect to the Loan Documents. Proceeding with a request or receiving a judgment for legal relief shall not be or be deemed to be an election of remedies or bar any available nonjudicial remedy of Beneficiary.
     (f) Beneficiary’s Right to Appointment of Receiver. Beneficiary, as a matter of right and without regard to the sufficiency of the security for repayment and performance of the Indebtedness and performance and discharge of the Obligations, without notice to Grantor and without any showing of insolvency, fraud, or mismanagement on the part of Grantor, and without the necessity of filing any judicial or other proceeding other than the proceeding for appointment of a receiver, shall be entitled to the appointment of a receiver or receivers of the Mortgaged Property or any part thereof, and of the Rents, and Grantor hereby irrevocably consents to the appointment of a receiver or receivers. Any receiver appointed pursuant to the provisions of this subsection shall have the usual powers and duties of receivers in such matters.
     (g) Beneficiary’s Uniform Commercial Code Remedies. Beneficiary may exercise its rights of enforcement with respect to Fixtures and Personalty under the UCC, and in conjunction with, in addition to or in substitution for the rights and remedies under the UCC Beneficiary may and Grantor agrees as follows:
     (1) without demand or notice to Grantor, enter upon the Mortgaged Property to take possession of, assemble, receive, and collect the Personalty, or any part thereof, or to render it unusable; and

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     (2) Beneficiary may require Grantor to assemble the Personalty and make it available at a place Beneficiary designates which is mutually convenient to allow Beneficiary to take possession or dispose of the Personalty; and
     (3) written notice mailed to Grantor as provided herein at least ten (10) days prior to the date of public sale of the Personalty or prior to the date after which private sale of the Personalty will be made shall constitute reasonable notice; and
     (4) any sale made pursuant to the provisions of this subsection shall be deemed to have been a public sale conducted in a commercially reasonable manner if held contemporaneously with the sale of the other Mortgaged Property under power of sale as provided herein upon giving the same notice with respect to the sale of the Personalty hereunder as is required for such sale of the other Mortgaged Property under power of sale, and such sale shall be deemed to be pursuant to a security agreement covering both real and personal property under Section 9.604 of the UCC; and
     (5) in the event of a foreclosure sale, whether made by Trustee under the terms hereof, or under judgment of a court, the Personalty and the other Mortgaged Property may, at the option of Beneficiary, be sold as a whole; and
     (6) it shall not be necessary that Beneficiary take possession of the Personalty, or any part thereof, prior to the time that any sale pursuant to the provisions of this subsection is conducted, and it shall not be necessary that the Personalty or any part thereof be present at the location of such sale; and
     (7) prior to application of proceeds of disposition of the Personalty to the Indebtedness, such proceeds shall be applied to the reasonable expenses of retaking, holding, preparing for sale or lease, selling, leasing and the like, and the reasonable attorneys’ fees and legal expenses incurred by Beneficiary; and
     (8) after notification, if any, hereafter provided in this subsection, Beneficiary may sell, lease, or otherwise dispose of the Personalty, or any part thereof, in one or more parcels at public or private sale or sales, at Beneficiary’s offices or elsewhere, for cash, on credit, or for future delivery. Upon the request of Beneficiary, Grantor shall assemble the Personalty and make it available to Beneficiary at any place designated by Beneficiary that is reasonably convenient to Grantor and Beneficiary. Grantor agrees that Beneficiary shall not be obligated to give more than ten (10) days’ written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters. Grantor shall be liable for all expenses of retaking, holding, preparing for sale, or the like, and all attorneys’ fees, legal expenses, and all other costs and expenses incurred by Beneficiary in connection with the collection of the Indebtedness and the enforcement of Beneficiary’s and Secured Creditors’ rights under the Loan Documents. Beneficiary shall apply the proceeds of the sale of the Personalty against the

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Indebtedness in accordance with the provisions of Section 7.4 of this Deed of Trust. Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Personalty are insufficient to pay and perform the Indebtedness in full. Grantor waives all rights of marshalling in respect of the Personalty; and
     (9) any and all statements of fact or other recitals made in any bill of sale or assignment or other instrument evidencing any foreclosure sale hereunder, the nonpayment of the Indebtedness, the occurrence of any Event of Default, Beneficiary having declared all or a portion of such Indebtedness to be due and payable, the notice of time, place, and terms of sale and of the properties to be sold having been duly given, or any other act or thing having been duly done by Beneficiary, shall be taken as prima facie evidence of the truth of the facts so stated and recited; and
     (10) Beneficiary may appoint or delegate any one or more Persons as agent to perform any act or acts necessary or incident to any sale held by Beneficiary, including the sending of notices and the conduct of the sale, but in the name and on behalf of Beneficiary.
     (h) Rights Relating to Space Leases and Rents. Grantor has, pursuant to Article IX of this Deed of Trust, assigned, as collateral, to Beneficiary all Rents under each of the Space Leases covering all or any portion of the Mortgaged Property. Beneficiary, or Trustee on Beneficiary’s behalf, may at any time, and without notice, either in person, by agent, or by receiver to be appointed by a court, enter and take possession of the Mortgaged Property or any part thereof, and in its own name, sue for or otherwise collect the Rents. Grantor hereby agrees with Beneficiary, upon notice from Trustee or Beneficiary to Grantor of the occurrence of an Event of Default, terminate the limited license granted to Grantor in Section 9.2 hereof, and thereafter direct the lessees under the Space Leases to pay direct to Beneficiary the Rents due and to become due under the Space Leases and attorn in respect of all other obligations thereunder direct to Beneficiary, or Trustee on Beneficiary’s behalf, without any obligation on their part to determine whether an Event of Default does in fact exist or has in fact occurred. All Rents collected by Beneficiary, or Trustee acting on Beneficiary’s behalf, shall be applied as provided for in Section 7.4 of this Deed of Trust; provided, however, that if the costs, expenses, and attorneys’ fees shall exceed the amount of Rents collected, the excess shall be added to the Indebtedness, shall bear interest at the Default Rate, and shall be immediately due and payable. The entering upon and taking possession of the Mortgaged Property, the collection of Rents, and the application thereof as aforesaid shall not cure or waive any Event of Default or notice of default, if any, hereunder nor invalidate any act done pursuant to such notice, except to the extent any such default is fully cured. Failure or discontinuance by Beneficiary, or Trustee on Beneficiary’s behalf, at any time or from time to time, to collect said Rents shall not in any manner impair the subsequent enforcement by Beneficiary, or Trustee on Beneficiary’s behalf, of the right, power and authority herein conferred upon it. Nothing contained herein, nor the exercise of any right, power, or authority herein granted to Beneficiary, or Trustee on Beneficiary’s behalf, shall be, or shall be construed to be, an affirmation by it of any tenancy, lease, or option, nor an assumption of liability under, nor the subordination of, the lien or charge

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of this Deed of Trust, to any such tenancy, lease, or option, nor an election of judicial relief, if any such relief is requested or obtained as to Space Leases or Rents, with respect to the Mortgaged Property or any other collateral given by Grantor to Beneficiary. In addition, from time to time Beneficiary may elect, and notice hereby is given to each lessee under any Space Lease, to subordinate the lien of this Deed of Trust to any Space Lease by unilaterally executing and recording an instrument of subordination, and upon such election the lien of this Deed of Trust shall be subordinate to the Space Lease identified in such instrument of subordination; provided, however, in each instance such subordination will not affect or be applicable to, and expressly excludes any lien, charge, encumbrance, security interest, claim, easement, restriction, option, covenant and other rights, titles, interests or estates of any nature whatsoever with respect to all or any portion of the Mortgaged Property to the extent that the same may have arisen or intervened during the period between the recordation of this Deed of Trust and the execution of the Space Lease identified in such instrument of subordination.
     (i) Other Rights. Beneficiary (i) may surrender the insurance policies maintained pursuant to Section 4.7 hereof or any part thereof, and upon receipt shall apply the unearned premiums as a credit on the Indebtedness, in accordance with the provisions of Section 7.4 hereof, and, in connection therewith, Grantor hereby appoints Beneficiary as agent and attorney-in-fact (which, together with each other power of attorney herein granted, is coupled with an interest and is therefore irrevocable) for Grantor to collect such premiums; and (ii) apply the reserve for Impositions and insurance premiums, if any, required by the provisions of this Deed of Trust, toward payment of the Indebtedness; and (iii) shall have and may exercise any and all other rights and remedies which Beneficiary may have at law or in equity, or by virtue of any Loan Document or under the UCC, or otherwise.
     (j) Beneficiary as Purchaser. Beneficiary may be the purchaser of the Mortgaged Property or any part thereof, at any sale thereof, whether such sale be under the power of sale herein vested in Trustee or upon any other foreclosure of the liens and security interests hereof, or otherwise, and Beneficiary shall, upon any such purchase, acquire good title to the Mortgaged Property so purchased, free of the liens and security interests hereof, unless the sale was made subject to an unmatured portion of the Indebtedness. Beneficiary, as purchaser, shall be treated in the same manner as any third party purchaser and the proceeds of Beneficiary’s purchase shall be applied in accordance with Section 7.4 of this Deed of Trust.
     7.2 Other Rights of Beneficiary. Should any part of the Mortgaged Property come into the possession of Beneficiary, whether before or after default, Beneficiary may (for itself or by or through other Persons) hold, lease, manage, use, or operate the Mortgaged Property for such time and upon such terms as Beneficiary may deem prudent under the circumstances (making such repairs, alterations, additions, and improvements thereto and taking such other action as Beneficiary may from time to time deem necessary or desirable) for the purpose of preserving the Mortgaged Property or its value, pursuant to the order of a court of appropriate jurisdiction or in accordance with any other rights held by Beneficiary in respect of the Mortgaged Property. Grantor covenants to promptly reimburse and pay to Beneficiary on demand, at the place where the Notes are payable, the amount of all expenses (including without

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limitation the cost of any insurance, Impositions, or other charges) incurred by Beneficiary in connection with Beneficiary’s custody, preservation, use, or operation of the Mortgaged Property, together with interest thereon from the date incurred by Beneficiary at the Default Rate; and all such expenses, costs, taxes, interest, and other charges shall be and become a part of the Indebtedness. It is agreed, however, that the risk of loss or damage to the Mortgaged Property is on Grantor, and Beneficiary shall have no liability whatsoever for decline in value of the Mortgaged Property, for failure to obtain or maintain insurance, or for failure to determine whether insurance in force is adequate as to amount or as to the risks insured. Possession by Beneficiary shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to any Mortgaged Property or collateral not in Beneficiary’s possession.
     7.3 Possession After Foreclosure. If the liens or security interests hereof shall be foreclosed by power of sale granted herein, by judicial action, or otherwise, the purchaser at any such sale shall receive, as an incident to purchaser’s ownership, immediate possession of the property purchased, and if Grantor or Grantor’s successors shall hold possession of said property or any part thereof subsequent to foreclosure, Grantor and Grantor’s successors shall be considered as tenants at sufferance of the purchaser at foreclosure sale (without limitation of other rights or remedies, at a reasonable rental per day, due and payable daily, based upon the value of the portion of the Mortgaged Property so occupied and sold to such purchaser), and anyone occupying such portion of the Mortgaged Property, after demand is made for possession thereof, shall be guilty of forcible detainer and shall be subject to eviction and removal, forcible or otherwise, with or without process of Law, and all damages by reason thereof are hereby expressly waived.
     7.4 Application of Proceeds. The proceeds from any sale, lease, or other disposition made pursuant to this Article VII, or the proceeds from the surrender of any insurance policies pursuant hereto, or any Rents collected by Beneficiary from the Mortgaged Property, or the reserve for Impositions and insurance premiums, if any, required by the provisions of this Deed of Trust or sums received pursuant to Section 8.1 hereof, or proceeds from insurance which Beneficiary elects to apply to the Indebtedness pursuant to Section 8.2 hereof, shall be applied by Trustee, or by Beneficiary, as the case may be, to the Indebtedness in the following order and priority: (i) to the payment of all expenses of advertising, selling, and conveying the Mortgaged Property or part thereof, and/or prosecuting or otherwise collecting Rents, proceeds, premiums, or other sums including reasonable attorneys’ fees and a reasonable fee or commission to Trustee, not to exceed five percent (5%) of the proceeds thereof or sums so received; (ii) to the remainder of the Indebtedness in the order as provided in the Credit Agreement; (iii) the balance, if any and to the extent applicable, remaining after the full and final payment of the Indebtedness and full performance and discharge of the Obligations to the holder or beneficiary of any inferior liens covering the Mortgaged Property, if any, in order of the priority of such inferior liens (Trustee and Beneficiary shall hereby be entitled to rely exclusively upon a commitment for title insurance issued to determine such priority); and (iv) the cash balance, if any, to Grantor. The application of proceeds of sale or other proceeds as otherwise provided herein shall be deemed to be a payment of the Indebtedness like any other payment. The balance of the Indebtedness remaining unpaid, if any, shall remain fully due and owing in accordance with the terms of the Notes or the other Loan Documents.

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     7.5 Abandonment of Sale. In the event a foreclosure hereunder is commenced by Trustee in accordance with Subsection 7.1(d) hereof, at any time before the sale, Trustee may abandon the sale, and Beneficiary may then institute suit for the collection of the Indebtedness and for the foreclosure of the liens and security interests hereof and of the Loan Documents. If Beneficiary should institute a suit for the collection of the Indebtedness and for a foreclosure of the liens and security interests, Beneficiary may, at any time before the entry of a final judgment in said suit, dismiss the same and require Trustee to sell the Mortgaged Property or any part thereof in accordance with the provisions of this Deed of Trust.
     7.6 Payment of Fees. If the Notes or any other part of the Indebtedness shall be collected or if any of the Obligations shall be enforced by legal proceedings, whether through a probate or bankruptcy court or otherwise, or shall be placed in the hands of an attorney for collection after maturity, whether matured by the expiration of time or as provided in the Loan Documents of other documents evidencing or governing the Secured Obligations or by an option given to Beneficiary or Secured Creditors to mature same, or if Beneficiary becomes a party to any suit where this Deed of Trust or the Mortgaged Property or any part thereof is involved, Grantor agrees to pay Beneficiary’s attorneys’ fees and expenses incurred, and such fees shall be and become a part of the Indebtedness and shall bear interest from the date such costs are incurred at the Default Rate.
     7.7 Miscellaneous.
     (a) In case Beneficiary shall have proceeded to invoke any right, remedy, or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon same for any reason, Beneficiary shall have the unqualified right so to do and, in such event, Grantor and Beneficiary shall be restored to their former positions with respect to the Indebtedness, the Loan Documents, the Mortgaged Property or otherwise, and the rights, remedies, recourses and powers of Beneficiary shall continue as if same had never been invoked.
     (b) In addition to the remedies set forth in this Article, upon the occurrence of an Event of Default, Beneficiary and Trustee shall, in addition, have all other remedies available to them at law or in equity.
     (c) All rights, remedies, and recourses of Beneficiary granted in the Notes, this Deed of Trust, the other Loan Documents, any other pledge of collateral, or otherwise available at law or equity: (i) shall be cumulative and concurrent; (ii) may be pursued separately, successively, or concurrently against Grantor, the Mortgaged Property, or any one or more of them, at the sole discretion of Beneficiary; (iii) may be exercised as often as occasion therefor shall arise, it being agreed by Grantor that the exercise or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse; (iv) shall be nonexclusive; (v) shall not be conditioned upon Beneficiary exercising or pursuing any remedy in relation to the Mortgaged Property prior to Beneficiary bringing suit to recover the Indebtedness or suit on the Obligations; and (vi) in the event Beneficiary elects to bring suit on the Indebtedness and/or the Obligations and obtains a judgment against Grantor prior to exercising any remedies in relation to the Mortgaged Property, all liens and

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security interests, including the lien of this Deed of Trust, shall remain in full force and effect and may be exercised at Beneficiary’s option.
     (d) Beneficiary may release, regardless of consideration, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating, or releasing the lien or security interests evidenced by this Deed of Trust or the other Loan Documents or affecting the obligations of Grantor or any other party to pay or perform the Indebtedness or perform and discharge the Obligations. For payment or performance of the Indebtedness, Beneficiary may resort to any of the collateral therefor in such order and manner as Beneficiary may elect. No collateral heretofore, herewith, or hereafter taken by Beneficiary shall in any manner impair or affect the collateral given pursuant to the Loan Documents, and all collateral shall be taken, considered, and held as cumulative.
     (e) Grantor hereby irrevocably and unconditionally waives and releases: (i) all benefits that might accrue to Grantor by virtue of any present or future Law exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption, or extension of time for payment; (ii) all notices of any Event of Default or of Trustee’s exercise of any right, remedy, or recourse provided for under the Loan Documents; and (iii) any right to a marshalling of assets or a sale in inverse order of alienation.
     (f) Grantor and Beneficiary mutually agree that there are no, nor shall there be any, implied covenants of good faith and fair dealing or other similar covenants or agreements in this Deed of Trust and the other Loan Documents. All agreed contractual duties are set forth in this Deed of Trust, the Notes, and the other Loan Documents.
     (g) The remedies in this Article VII are available under and governed by the real property Laws of Texas and are not governed by the personal property Laws of Texas, including but not limited to, the power to dispose of personal property in a commercially reasonable manner under Section 9.610 of the UCC.
     7.8 Waiver of Deficiency Statute.
     (a) In the event an interest in any of the Mortgaged Property is foreclosed upon pursuant to a judicial or nonjudicial foreclosure sale, Grantor agrees as follows. Notwithstanding the provisions of Sections 51.003, 51.004, and 51.005 of the Texas Property Code (as the same may be amended from time to time), and to the extent permitted by Law, Grantor agrees that Beneficiary and Secured Creditors shall be entitled to seek a deficiency judgment from Grantor and any other party obligated on the Notes and the other Indebtedness equal to the difference between the amount owing on the Notes and the other Indebtedness and the amount for which the Mortgaged Property was sold pursuant to judicial or nonjudicial foreclosure sale. Grantor expressly recognizes that this section constitutes a waiver of the above-cited provisions of the Texas Property Code which would otherwise permit Grantor and other Persons against whom recovery of deficiencies is sought or each Guarantor independently (even absent the initiation of

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deficiency proceedings against them) to present competent evidence of the fair market value of the Mortgaged Property as of the date of the foreclosure sale and offset against any deficiency the amount by which the foreclosure sale price is determined to be less than such fair market value. Grantor further recognizes and agrees that this waiver creates an irrebuttable presumption that the foreclosure sale price is equal to the fair market value of the Mortgaged Property for purposes of calculating deficiencies owed by Grantor, Guarantor, and others against whom recovery of a deficiency is sought.
     (b) Alternatively, in the event the waiver provided for in subsection (a) above is determined by a court of competent jurisdiction to be unenforceable, the following shall be the basis for the finder of fact’s determination of the fair market value of the Mortgaged Property as of the date of the foreclosure sale in proceedings governed by Sections 51.003, 51.004 and 51.005 of the Texas Property Code (as amended from time to time): (i) the Mortgaged Property shall be valued in an “as is” condition as of the date of the foreclosure sale, without any assumption or expectation that the Mortgaged Property will be repaired or improved in any manner before a resale of the Mortgaged Property after foreclosure; (ii) the valuation shall be based upon an assumption that the foreclosure purchaser desires a resale of the Mortgaged Property for cash promptly (but no later than twelve (12) months) following the foreclosure sale; (iii) all reasonable closing costs customarily borne by the seller in commercial real estate transactions should be deducted from the gross fair market value of the Mortgaged Property, including, without limitation, brokerage commissions, title insurance, a survey of the Mortgaged Property, tax prorations, attorneys’ fees, and marketing costs; (iv) the gross fair market value of the Mortgaged Property shall be further discounted to account for any estimated holding costs associated with maintaining the Mortgaged Property pending sale, including, without limitation, utilities expenses, property management fees, taxes and assessments (to the extent not accounted for in (iii) above), and other maintenance, operational and ownership expenses; and (v) any expert opinion testimony given or considered in connection with a determination of the fair market value of the Mortgaged Property must be given by Persons having at least five (5) years experience in appraising property similar to the Mortgaged Property and who have conducted and prepared a complete written appraisal of the Mortgaged Property taking into consideration the factors set forth above.
ARTICLE VIII
SPECIAL PROVISIONS
     8.1 Condemnation Proceeds. Beneficiary shall be entitled to receive any and all sums which may be awarded and become payable to Grantor for condemnation of the Mortgaged Property or any part thereof, for public or quasi-public use, or by virtue of private sale in lieu thereof, and any sums which may be awarded or become payable to Grantor for damages caused by public works or construction on or near the Mortgaged Property. All such sums are hereby assigned to Beneficiary, and Grantor shall, upon request of Beneficiary, make, execute, acknowledge, and deliver any and all additional assignments and documents as may be necessary from time to time to enable Beneficiary to collect and receipt for any such sums. Beneficiary shall not be, under any circumstances, liable or responsible for failure to collect, or exercise

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diligence in the collection of, any of such sums. Any sums received by Beneficiary as a result of condemnation shall be applied to the Indebtedness in accordance with the provisions of Section 7.4 hereof.
     8.2 Insurance Proceeds. The proceeds of any and all insurance upon the Mortgaged Property (other than proceeds of general public liability insurance) shall be collected by Beneficiary, and Beneficiary shall have the option, in Beneficiary’s sole discretion, to apply any proceeds so collected either to the restoration of the Mortgaged Property, in the amounts, manner, method and pursuant to such requirements and documents as Beneficiary may require, or to the liquidation of the Indebtedness in accordance with the provisions of Section 7.4 hereof.
     8.3 Reserve for Impositions and Insurance Premiums. At Beneficiary’s request, Grantor shall create a fund or reserve for the payment of all insurance premiums and Impositions against or affecting the Mortgaged Property by paying to Beneficiary, on the first day of each calendar month prior to the maturity of the Notes, a sum equal to the premiums that will next become due and payable on the insurance policies covering Grantor, the Mortgaged Property or any part thereof or such other insurance policies required hereby or by the Loan Documents, plus Impositions next due on the Mortgaged Property or any part thereof as estimated by Beneficiary, less all sums paid previously to Beneficiary therefor, divided by the number of months to elapse before one month prior to the date when each of such premiums and Impositions will become due, such sums to be held by Beneficiary without interest to Grantor, unless interest is required by applicable Law, for the purposes of paying such premiums and Impositions. Any excess reserve shall, at the discretion of Beneficiary, be credited by Beneficiary on subsequent reserve payments or subsequent payments to be made on the Notes by the maker thereof and the other Indebtedness, and any deficiency shall be paid by Grantor to Beneficiary on or before the date when Beneficiary demands such payment to be made, but in no event after the date when such premiums and Impositions shall become delinquent. In the event there exists a deficiency in such fund or reserve at any time when Impositions or insurance premiums are due and payable, Beneficiary may, but shall not be obligated to, advance the amount of such deficiency on behalf of Grantor and such amounts so advanced shall become a part of the Indebtedness, shall be immediately due and payable, and shall bear interest at the Default Rate from the date of such advance through and including the date of repayment. Transfer of legal title to the Mortgaged Property shall automatically transfer to the holder of legal title to the Mortgaged Property the interest of Grantor in all sums deposited with Beneficiary under the provisions hereof or otherwise.
     8.4 INDEMNITY. GRANTOR SHALL INDEMNIFY, DEFEND, AND HOLD HARMLESS BENEFICIARY, TRUSTEE AND SECURED CREDITORS, THEIR PARENTS, SUBSIDIARIES, DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, AGENTS, SUCCESSORS, AND ASSIGNS FROM AND AGAINST ANY AND ALL LIABILITY, DAMAGE, LOSS, COST, OR EXPENSE (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND EXPENSES), ACTION, CAUSE OF ACTION, PROCEEDING, CLAIM OR DISPUTE INCURRED OR SUFFERED BY BENEFICIARY, TRUSTEE OR A SECURED CREDITOR, WHETHER VOLUNTARILY OR INVOLUNTARILY INCURRED OR SUFFERED, IN RESPECT OF THE FOLLOWING:

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     (1) ANY LITIGATION CONCERNING THIS DEED OF TRUST, THE OTHER LOAN DOCUMENTS OR THE MORTGAGED PROPERTY, OR ANY INTEREST OF GRANTOR, TRUSTEE OR BENEFICIARY THEREIN, OR THE RIGHT OF OCCUPANCY THEREOF BY GRANTOR OR BENEFICIARY, WHETHER OR NOT ANY SUCH LITIGATION IS PROSECUTED TO A FINAL, NON-APPEALABLE JUDGMENT;
     (2) ANY DISPUTE, INCLUDING DISPUTES AS TO THE DISBURSEMENT OF PROCEEDS OF THE NOTES NOT YET DISBURSED OR THE USE OF ANY PROCEEDS OF INDEBTEDNESS, AMONG OR BETWEEN ANY OF THE CONSTITUENT PARTIES OR OTHER PARTNERS OR VENTURERS OF GRANTOR IF GRANTOR IS A GENERAL OR LIMITED PARTNERSHIP, OR AMONG OR BETWEEN ANY EMPLOYEES, OFFICERS, DIRECTORS OR SHAREHOLDERS OF GRANTOR IF GRANTOR IS A CORPORATION, OR AMONG OR BETWEEN ANY MEMBERS, TRUSTEES OR OTHER RESPONSIBLE PARTIES IF GRANTOR IS AN ASSOCIATION, TRUST OR OTHER ENTITY;
     (3) ANY ACTION TAKEN OR NOT TAKEN BY BENEFICIARY OR TRUSTEE WHICH IS ALLOWED OR PERMITTED UNDER THIS DEED OF TRUST OR ANY OF THE OTHER LOAN DOCUMENTS RELATING TO GRANTOR, THE MORTGAGED PROPERTY, ANY CONSTITUENT PARTIES OR OTHERWISE IN CONNECTION WITH THE LOAN DOCUMENTS, INCLUDING WITHOUT LIMITATION, THE PROTECTION OR ENFORCEMENT OF ANY LIEN, SECURITY INTEREST, ASSIGNMENT AND/OR ENFORCEMENT OF THE ASSIGNMENT OF LEASES AND RENTS, OR OTHER RIGHT, REMEDY OR RECOURSE CREATED OR AFFORDED BY THIS DEED OF TRUST OR THE OTHER LOAN DOCUMENTS;
     (4) THE USE, GENERATION, MANUFACTURE, PRODUCTION, STORAGE, RELEASE, THREATENED RELEASE, DISCHARGE, DISPOSAL, OR PRESENCE OF A HAZARDOUS SUBSTANCE ON, UNDER OR ABOUT THE MORTGAGED PROPERTY, WHETHER KNOWN OR UNKNOWN AT THE TIME OF THE EXECUTION HEREOF, INCLUDING WITHOUT LIMITATION (i) ALL FORESEEABLE CONSEQUENTIAL DAMAGES OF ANY SUCH USE, GENERATION, MANUFACTURE, PRODUCTION, STORAGE, RELEASE, THREATENED RELEASE, DISCHARGE, DISPOSAL, OR PRESENCE, AND (ii) THE COSTS OF ANY REQUIRED OR NECESSARY ENVIRONMENTAL INVESTIGATION OR MONITORING, ANY REPAIR, CLEANUP, OR DETOXIFICATION OF THE MORTGAGED PROPERTY, AND THE PREPARATION AND IMPLEMENTATION OF ANY CLOSURE, REMEDIAL, OR OTHER REQUIRED PLANS;
     (5) THE EXERCISE OF THE RIGHTS OR REMEDIES UNDER SECTION 7.1(b) HEREOF, AND FROM ANY AND ALL CLAIMS AND DEMANDS WHATSOEVER WHICH MAY BE ASSERTED AGAINST BENEFICIARY OR ANY SECURED CREDITOR BY REASON OF ANY

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ALLEGED OBLIGATIONS OR UNDERTAKINGS ON ITS PART TO PERFORM OR DISCHARGE ANY OF THE TERMS, COVENANTS, OR AGREEMENTS CONTAINED IN ANY SPACE LEASE; AND
     (6) ANY ACTION BROUGHT BY BENEFICIARY, TRUSTEE OR ANY SECURED CREDITOR AGAINST GRANTOR UNDER THIS DEED OF TRUST OR THE OTHER LOAN DOCUMENTS, WHETHER OR NOT SUCH ACTION IS PROSECUTED TO A FINAL, NON-APPEALABLE JUDGMENT.
BENEFICIARY AND/OR TRUSTEE MAY EMPLOY AN ATTORNEY OR ATTORNEYS TO PROTEST OR ENFORCE ITS RIGHTS, REMEDIES AND RECOURSES UNDER THIS DEED OF TRUST AND THE OTHER LOAN DOCUMENTS, AND TO ADVISE AND DEFEND BENEFICIARY AND/OR TRUSTEE WITH RESPECT TO ANY SUCH ACTIONS AND OTHER MATTERS. GRANTOR SHALL REIMBURSE BENEFICIARY AND/OR TRUSTEE FOR THEIR RESPECTIVE ATTORNEYS’ FEES AND EXPENSES (INCLUDING EXPENSES AND COSTS FOR EXPERTS) IMMEDIATELY UPON RECEIPT OF A WRITTEN DEMAND THEREFOR, WHETHER ON A MONTHLY OR OTHER TIME INTERVAL, AND WHETHER OR NOT AN ACTION IS ACTUALLY COMMENCED OR CONCLUDED. ALL OTHER REIMBURSEMENT AND INDEMNITY OBLIGATIONS HEREUNDER SHALL BECOME DUE AND PAYABLE WHEN ACTUALLY INCURRED BY BENEFICIARY AND/OR TRUSTEE. ANY PAYMENTS NOT MADE WITHIN FIVE (5) DAYS AFTER WRITTEN DEMAND THEREFOR SHALL BEAR INTEREST AT THE DEFAULT RATE FROM THE DATE OF SUCH DEMAND UNTIL FULLY PAID. THE PROVISIONS OF THIS SECTION 8.4 SHALL SURVIVE REPAYMENT OF THE INDEBTEDNESS AND PERFORMANCE OF THE OBLIGATIONS, THE RELEASE OF THE LIEN OF THIS DEED OF TRUST, ANY FORECLOSURE (OR ACTION IN LIEU OF FORECLOSURE) AND THE EXERCISE BY BENEFICIARY OF ANY AND ALL REMEDIES SET FORTH HEREIN OR IN THE LOAN DOCUMENTS.
     8.5 Subrogation. Grantor waives any and all right to claim, recover, or subrogation against Beneficiary and Secured Creditors or their respective officers, directors, employees, agents, attorneys, or representatives for loss or damage to Grantor, the Mortgaged Property, Grantor’s property or the property of others under Grantor’s control from any cause insured against or required to be insured against by the provisions of the Loan Documents.
     8.6 Waiver of Setoff. The Indebtedness, or any part thereof, shall be paid by Grantor without notice, demand, counterclaim, setoff, deduction, or defense and without abatement, suspension, deferment, diminution, or reduction by reason of: (i) any damage to, destruction of, or any condemnation or similar taking of the Mortgaged Property; (ii) any restriction or prevention of or interference with any use of the Mortgaged Property; (iii) any title defect or encumbrance or any eviction from the Mortgaged Property by superior title or otherwise; (iv) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation, or other like proceeding relating to Trustee, Beneficiary, any Secured Creditor, or Grantor, or any action taken with respect to this Deed of Trust by any trustee or receiver of Beneficiary, any Secured Creditor or Grantor, or by any court, in any such proceeding; (v) any claim which Grantor has or might have against Trustee, Beneficiary or any Secured Creditor;

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(vi) any default or failure on the part of Beneficiary or any Secured Creditor to perform or comply with any of the terms hereof or of any other agreement with Grantor; or (vii) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not Grantor shall have notice or knowledge of any of the foregoing. Except as expressly provided herein, Grantor waives all rights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, diminution, or reduction of the Indebtedness.
     8.7 Setoff. Beneficiary and each Secured Creditor shall be entitled to exercise both the rights of setoff and banker’s lien, if applicable, against the interest of Grantor in and to each and every account and other property of Grantor which are in the possession of Beneficiary or such Secured Creditor to the full extent of the outstanding balance of the Indebtedness.
ARTICLE IX
ASSIGNMENT OF SPACE LEASES AND RENTS
     9.1 Assignment. For Ten Dollars ($10.00) and other good and valuable consideration, including the Indebtedness, the receipt and sufficiency of which are hereby acknowledged and confessed, Grantor has GRANTED, BARGAINED, SOLD, and CONVEYED, and by these presents does GRANT, BARGAIN, SELL, and CONVEY unto Beneficiary, as security for the payment and performance of the Indebtedness and the performance and discharge of the Obligations, the Space Leases and the Rents subject only to the Permitted Exceptions applicable thereto and the License (herein defined); TO HAVE AND TO HOLD the Space Leases and the Rents unto Beneficiary, forever, and Grantor does hereby bind itself, its successors, and assigns to warrant and forever defend the title to the Space Leases and the Rents unto Beneficiary against every Person whomsoever lawfully claiming or to claim the same or any part thereof; provided, however, that if Grantor shall pay or cause to be paid and performed the Indebtedness as and when same shall become due and payable and shall perform and discharge or cause to be performed and discharged the Obligations on or before the date same are to be performed and discharged, then this assignment shall terminate and be of no further force and effect, and all rights, titles, and interests conveyed pursuant to this assignment shall become vested in Grantor without the necessity of any further act or requirement by Grantor, Trustee, or Beneficiary.
     9.2 Limited License. Beneficiary hereby grants to Grantor a limited license (the “License”), nonexclusive with the rights of Beneficiary reserved in Section 9.4 hereof, to exercise and enjoy all incidences of the status of a lessor of the Space Leases and the Rents, including without limitation, the right to collect, demand, sue for, attach, levy, recover, and receive the Rents, and to give proper receipts, releases, and acquittances therefor. Grantor hereby agrees to receive all Rents and hold the same as a trust fund to be applied, and to apply the Rents so collected, first to the payment and performance of the Indebtedness, next to the payment of the Impositions, and then to the performance and discharge of the Obligations. Thereafter, Grantor may use the balance of the Rent collected in any manner not inconsistent with the Loan Documents.
     9.3 Enforcement of Space Leases. So long as the License is in effect, Grantor shall (i) submit any and all proposed Space Leases to Beneficiary for approval prior to the execution

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thereof, (ii) duly and punctually perform and comply with any and all representations, warranties, covenants, and agreements expressed as binding upon the lessor under any Space Lease, (iii) maintain each of the Space Leases in full force and effect during the term thereof, (iv) appear in and defend any action or proceeding in any manner connected with any of the Space Leases, (v) deliver to Beneficiary copies of all Space Leases, and (vi) deliver to Beneficiary such further information, and execute and deliver to Beneficiary such further assurances and assignments, with respect to the Space Leases as Beneficiary may from time to time request. Without Beneficiary’s prior written consent, Grantor shall not (i) do or knowingly permit to be done anything to impair the value of any of the Space Leases, (ii) except for security or similar deposits, collect any of the Rent more than one (1) month in advance of the time when the same becomes due under the terms of any Space Lease, (iii) discount any future accruing Rents, (iv) amend, modify, or terminate any of the Space Leases, or (v) assign or grant a security interest in or to the License or any of the Space Leases and/or Rents.
     9.4 No Merger of Estates. So long as any part of the Indebtedness and the Obligations secured hereby remain unpaid and unperformed or undischarged, the fee and leasehold estates to the Mortgaged Property shall not merge but rather shall remain separate and distinct, notwithstanding the union of such estates either in Grantor, Beneficiary, any lessee, or any third party purchaser or otherwise.
ARTICLE X
SECURITY AGREEMENT
     10.1 Security Interest. This Deed of Trust (a) shall be construed as a deed of trust on real property, and (b) shall also constitute and serve as a “Security Agreement” on personal property within the meaning of, and shall constitute until the grant of this Deed of Trust shall terminate as provided in Article II hereof, a first and prior security interest under the UCC as to property within the scope thereof and in the state where the Mortgaged Property is located with respect to the Personalty, Fixtures, Contracts, Space Leases and Rents. To this end, Grantor has GRANTED, BARGAINED, CONVEYED, ASSIGNED, TRANSFERRED, and SET OVER, and by these presents does GRANT, BARGAIN, CONVEY, ASSIGN, TRANSFER and SET OVER, unto Trustee and Beneficiary, a security interest in all of Grantor’s right, title and interest in, to, under and with respect to the Personalty, Fixtures, Contracts, Space Leases, and Rents to secure the full and timely payment and performance of the Indebtedness and the full and timely performance and discharge of the Obligations. It is the intent of Grantor, Beneficiary, and Trustee that this Deed of Trust encumber all Space Leases and Rents, that all items contained in the definition of “Space Leases” and “Rents” which are included within the UCC be covered by the security interest granted in this Article X, and that all items contained in the definition of “Space Leases” and “Rents” which are excluded from the UCC be covered by the provisions of Article II and Article IX hereof.
     10.2 Financing Statements. Grantor hereby agrees with Beneficiary to authenticate and deliver to Beneficiary, in form and substance satisfactory to Beneficiary, such “Financing Statements” and such further assurances as Beneficiary may, from time to time, reasonably consider necessary to create, perfect, and preserve Beneficiary’s security interest herein granted, and Beneficiary may cause such statements and assurances to be recorded and filed, at such

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times and places as may be required or permitted by Law to so create, perfect, and preserve such security interest.
     10.3 Fixture Filing. This Deed of Trust shall also constitute a “fixture filing” for the purposes of the UCC. All or part of the Mortgaged Property are or are to become fixtures; information concerning the security interest herein granted may be obtained from either party at the address of such party set forth herein. For purposes of the security interest herein granted, the address of debtor (Grantor) is set forth in the first paragraph of this Deed of Trust and the address of the secured party (Beneficiary) is set forth in Article I hereof. Grantor does own an interest of record in the Mortgaged Property. The complete and current name of the owner of all fee interest in the Land is as stated in Exhibit A.
ARTICLE XI
CONCERNING THE TRUSTEE
     11.1 No Required Action. Trustee shall not be required to take any action toward the execution and enforcement of the trust hereby created or to institute, appear in, or defend any action, suit, or other proceeding in connection therewith where, in his opinion, such action would be likely to involve him in expense or liability, unless requested so to do by a written instrument signed by Beneficiary and, if Trustee so requests, unless Trustee is tendered security and indemnity satisfactory to Trustee against any and all cost, expense, and liability arising therefrom. Trustee shall not be responsible for the execution, acknowledgment, or validity of the Loan Documents, or for the proper authorization thereof, or for the sufficiency of the lien and security interest purported to be created hereby, and Trustee makes no representation in respect thereof or in respect of the rights, remedies, and recourses of Beneficiary.
     11.2 Certain Rights. With the approval of Beneficiary, Trustee shall have the right to take any and all of the following actions: (i) to select, employ, and advise with counsel (who may be, but need not be, counsel for Beneficiary) upon any matters arising hereunder, including the preparation, execution, and interpretation of the Loan Documents, and shall be fully protected in relying as to legal matters on the advice of counsel, (ii) to execute any of the trusts and powers hereof and to perform any duty hereunder either directly or through his agents or attorneys, (iii) to select and employ, in and about the execution of his duties hereunder, suitable accountants, engineers and other experts, agents and attorneys-in-fact, either corporate or individual, not regularly in the employ of Trustee, and Trustee shall not be answerable for any act, default, negligence, or misconduct of any such accountant, engineer or other expert, agent or attorney-in-fact, if selected with reasonable care, or for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for Trustee’s gross negligence or bad faith, and (iv) any and all other lawful action as Beneficiary may instruct Trustee to take to protect or enforce Beneficiary’s rights hereunder. Trustee shall not be personally liable in case of entry by Trustee, or anyone entering by virtue of the powers herein granted to Trustee, upon the Mortgaged Property for debts contracted for or liability or damages incurred in the management or operation of the Mortgaged Property. Trustee shall have the right to rely on any instrument, document, or signature authorizing or supporting any action taken or proposed to be taken by Trustee hereunder, believed by Trustee in good faith to be genuine. Trustee shall be entitled to reimbursement for

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expenses incurred by Trustee in the performance of Trustee’s duties hereunder and to reasonable compensation for such of Trustee’s services hereunder as shall be rendered. Grantor will, from time to time, pay the compensation due to Trustee hereunder and reimburse Trustee for, and save Trustee harmless against, any and all liability and expenses which may be incurred by Trustee in the performance of Trustee’s duties.
     11.3 Retention of Money. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by applicable Law) and Trustee shall be under no liability for interest on any moneys received by Trustee hereunder.
     11.4 Successor Trustees. Trustee may resign by the giving of notice of such resignation in writing or verbally to Beneficiary. If Trustee shall die, resign, or become disqualified from acting in the execution of this trust, or if, for any reason, Beneficiary shall prefer to appoint a substitute trustee or multiple substitute trustees, or successive substitute trustees or successive multiple substitute trustees, to act instead of the aforenamed Trustee, Beneficiary shall have full power to appoint a substitute trustee (or, if preferred, multiple substitute trustees) in succession who shall succeed (and if multiple substitute trustees are appointed, each of such multiple substitute trustees shall succeed) to all the estates, rights, powers, and duties of the aforenamed Trustee. Such appointment may be executed by any authorized agent of Beneficiary, and if such Beneficiary be a corporation and such appointment be executed in its behalf by any officer of such corporation, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation. Grantor hereby ratifies and confirms any and all acts which the aforenamed Trustee, or his successor or successors in this trust, shall do lawfully by virtue hereof. If multiple substitute Trustees are appointed, each of such multiple substitute Trustees shall be empowered and authorized to act alone without the necessity of the joinder of the other multiple substitute trustees, whenever any action or undertaking of such substitute trustees is requested or required under or pursuant to this Deed of Trust or applicable Law.
     11.5 Perfection of Appointment. Should any deed, conveyance, or instrument of any nature be required from Grantor by any Trustee or substitute Trustee to more fully and certainly vest in and confirm to Trustee or substitute Trustee such estates, rights, powers, and duties, then, upon request by Trustee or substitute Trustee, any and all such deeds, conveyances and instruments shall be made, executed, acknowledged, and delivered and shall be caused to be recorded and/or filed by Grantor.
     11.6 Succession Instruments. Any substitute Trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed, or conveyance, become vested with all the estates, properties, rights, powers, and trusts of its or his predecessor in the rights hereunder with like effect as if originally named as Trustee herein; but nevertheless, upon the written request of Beneficiary or of the substitute Trustee, Trustee ceasing to act shall execute and deliver any instrument transferring to such substitute Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, and trusts of Trustee so ceasing to act, and shall duly assign,

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transfer and deliver any of the property and moneys held by such Trustee to the substitute Trustee so appointed in Trustee’s place.
     11.7 No Representation by Trustee or Beneficiary. By accepting or approving anything required to be observed, performed, or fulfilled or to be given to Trustee or Beneficiary pursuant to the Loan Documents, including without limitation, any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, neither Trustee nor Beneficiary shall be deemed to have warranted, consented to, or affirmed the sufficiency, legality, effectiveness, or legal effect of the same, or of any term, provision, or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty or affirmation with respect thereto by Trustee or Beneficiary.
ARTICLE XII
MISCELLANEOUS
     12.1 Release. If the Indebtedness is finally paid and performed in full in accordance with the terms of this Deed of Trust, the Notes, and the other Loan Documents and Secured Creditors shall have no further obligation to extend credit under and pursuant to the provisions in the Loan Documents, and if Grantor shall well and truly perform each and every of the Obligations to be performed and discharged in accordance with the terms of this Deed of Trust, the Notes and the other Loan Documents, then this conveyance shall become null and void and be released at Grantor’s request and expense.
     12.2 Performance at Grantor’s Expense. Subject to the provisions of Section 12.11 hereof, Grantor shall (i) pay all legal fees incurred by Beneficiary in connection with the preparation of the Loan Documents (including any amendments thereto or consents, releases, or waivers granted thereunder); (ii) reimburse Beneficiary, promptly upon demand, for all amounts expended, advanced, or incurred by Beneficiary to satisfy any obligation of Grantor under the Loan Documents, which amounts shall include all court costs, attorneys’ fees (including, without limitation, for trial, appeal, or other proceedings), fees of auditors and accountants and other investigation expenses reasonably incurred by Beneficiary in connection with any such matters; and (iii) any and all other costs and expenses of performing or complying with any and all of the Obligations. Except to the extent that costs and expenses are included within the definition of “Indebtedness,” the payment of such costs and expenses shall not be credited, in any way and to any extent, against any installment on or portion of the Indebtedness.
     12.3 Survival of Obligations. Each and all of the Obligations shall survive the execution and delivery of the Loan Documents and the consummation of the loan called for therein and shall continue in full force and effect until the Indebtedness shall have been finally paid and performed in full; provided, however, that nothing contained in this Section shall limit the obligations of Grantor as otherwise set forth herein.
     12.4 Recording and Filing. Grantor will cause the Loan Documents (requested by Beneficiary) and all amendments and supplements thereto and substitutions therefor to be recorded, filed, re-recorded, and refiled in such manner and in such places as Trustee or

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Beneficiary shall reasonably request, and will pay all such recording, filing, re-recording and refiling taxes, documentary stamp taxes, fees, and other charges.
     12.5 Notices. All notices or other communications required or permitted to be given pursuant to this Deed of Trust shall be in writing and shall be considered as properly given if (i) mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, (ii) by delivering same in person to the intended addressee, (iii) by delivery to an independent third party commercial delivery service for same day or next day delivery and providing for evidence of receipt at the office of the intended addressee, or (iv) by prepaid telegram, telex, or telefacsimile to the addressee. Notice so mailed shall be effective upon its deposit with the United States Postal Service or any successor thereto; notice sent by such a commercial delivery service shall be effective upon delivery to such commercial delivery service; notice given by personal delivery shall be effective only if and when received by the addressee; and notice given by other means shall be effective only if and when received at the office or designated place or machine of the intended addressee. For purposes of notice, the addresses of the parties shall be as set forth herein; provided, however, that either party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days’ notice to the other party in the manner set forth herein.
     12.6 Covenants Running with the Land. All Obligations contained in this Deed of Trust and the other Loan Documents are intended by Grantor, Beneficiary, and Trustee to be, and shall be construed as, covenants running with the Mortgaged Property until the lien of this Deed of Trust has been fully released by Beneficiary.
     12.7 Successors and Assigns. Subject to the provisions of Section 6.8 hereof, all of the terms of the Loan Documents shall apply to, be binding upon, and inure to the benefit of the parties thereto, their successors, assigns, heirs, and legal representatives, and all other Persons claiming by, through, or under them.
     12.8 No Waiver; Severability. Any failure by Trustee or Beneficiary to insist, or any election by Trustee or Beneficiary not to insist, upon strict performance by Grantor or others of any of the terms, provisions, or conditions of the Loan Documents shall not be deemed to be a waiver of same or of any other terms, provisions, or conditions thereof, and Trustee or Beneficiary shall have the right at any time or times thereafter to insist upon strict performance by Grantor or others of any and all of such terms, provisions, and conditions. The Loan Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable Legal Requirements. If any provision of any of the Loan Documents or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, then neither the remainder of the instrument in which such provision is contained nor the application of such provision to other persons or circumstances nor the other instruments referred to herein shall be affected thereby, but rather shall be enforced to the greatest extent permitted by Law.
     12.9 Counterparts. To facilitate execution, this Deed of Trust may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature and acknowledgment of, or on behalf of, each party, or that the signature and acknowledgment of

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all Persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Deed of Trust to produce or account for more than a single counterpart containing the respective signatures and acknowledgment of, or on behalf of, each of the parties hereto. Any signature and acknowledgment page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures and acknowledgments thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature and acknowledgment pages.
     12.10 Applicable Law. This Deed of Trust shall be governed by and construed according to the Laws of the State of Texas from time to time in effect except to the extent preempted by United States federal Law.
     12.11 Interest Provisions.
     (a) Savings Clause. It is expressly stipulated and agreed to be the intent of Grantor and Beneficiary at all times to comply strictly with the applicable Texas Law governing the maximum rate or amount of interest payable on the Notes or the Related Indebtedness (or applicable United States federal Law to the extent that it permits Beneficiary of any Secured Creditor to contract for, charge, take, reserve or receive a greater amount of interest than under Texas Law). If the applicable Law is ever judicially interpreted so as to render usurious any amount (i) contracted for, charged, taken, reserved or received pursuant to the Notes, any of the other Loan Documents or any other communication or writing by or between or among Grantor and Beneficiary and any Secured Creditor related to the transaction or transactions that are the subject matter of the Loan Documents, (ii) contracted for, charged or received by reason of any acceleration the maturity of the Notes and/or the Related Indebtedness, or (iii) Grantor will have paid or Beneficiary or any Secured Creditor will have received by reason of any voluntary prepayment by Grantor of the Notes and/or the Related Indebtedness, then it is Grantor’s, Beneficiary’s and Secured Creditors’ express intent that all amounts charged in excess of the Highest Lawful Rate shall be automatically cancelled, ab initio, and all amounts in excess of the Highest Lawful Rate theretofore collected by Beneficiary and Secured Creditors shall be credited on the principal balance of the Notes and/or the Related Indebtedness (or, if the Notes and all Related Indebtedness have been or would thereby be paid in full, refunded to Grantor), and the provisions of the Notes and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable Law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if the Notes and/or the Related Indebtedness have been paid in full before the end of the stated term of the Notes and/or the Related Indebtedness, then Grantor, Beneficiary and Secured Creditors agree that Beneficiary and Secured Creditors shall, with reasonable promptness after Beneficiary or any Secured Creditor discovers or is advised by Grantor that interest was received in an amount in excess of the Highest Lawful Rate, either refund such excess interest to Grantor and/or credit such excess interest against the Notes and/or any Related Indebtedness then owing by Grantor to Beneficiary and Secured Creditors. Grantor hereby agrees that as a condition precedent

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to any claim seeking usury penalties against Beneficiary or any Secured Creditor, Grantor will provide written notice to Beneficiary and Secured Creditors, advising Beneficiary and Secured Creditors in reasonable detail of the nature and amount of the violation, and Beneficiary and Secured Creditors shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Grantor or crediting such excess interest against the Notes and/or the Related Indebtedness then owing by Grantor to Beneficiary and Secured Creditors. All sums contracted for, charged or received by Beneficiary and Secured Creditors for the use, forbearance or detention of any debt evidenced by the Notes and/or the Related Indebtedness shall, to the extent permitted by applicable Law, be amortized or spread, using the actuarial method, throughout the stated term of the Notes and/or the Related Indebtedness (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of the Notes and/or the Related Indebtedness does not exceed the Highest Lawful Rate from time to time in effect and applicable to the Notes and/or the Related Indebtedness for so long as debt is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to the Notes and/or the Related Indebtedness. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Beneficiary or any Secured Creditor to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.
     (b) Definitions. As used herein, the term “Highest Lawful Rate” means at the particular time in question the maximum rate of interest which, under applicable Law, any Secured Creditor is then permitted to charge on the Indebtedness. If the maximum rate of interest which, under applicable Law, any Secured Creditor is permitted to charge on the Indebtedness shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each change in the Highest Lawful Rate without notice to Grantor, taking into account all Charges (as herein defined) made in connection with the transaction evidenced by the Notes and the other Loan Documents. As used herein, the term “Charges” shall mean all fees, charges and/or any other things of value, if any, contracted for, charged, received, taken or reserved by Beneficiary or any Secured Creditor in connection with the transactions relating to the Notes and the other Loan Documents, which are treated as interest under applicable Law. As used herein, the term “Related Indebtedness” shall mean any and all debt paid or payable by Grantor to Beneficiary or any Secured Creditor pursuant to the Loan Documents or any other agreement evidencing or governing the Secured Obligations or any other communication or writing by or between Grantor and Beneficiary or any Secured Creditor related to the transaction or transactions that are the subject matter of the Loan Documents, except such debt which has been paid or is payable by Grantor to Secured Creditors under the Notes.
     (c) Ceiling Election. To the extent that Beneficiary or any Secured Creditor is relying on Chapter 303 of the Texas Finance Code to determine the Highest Lawful Rate payable on the Notes and/or the Related Indebtedness, Beneficiary and such Secured Creditor will utilize the weekly ceiling from time to time in effect as provided in such

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Chapter 303, as amended. To the extent United States federal Law permits Beneficiary or any Secured Creditor to contract for, charge, take, receive or reserve a greater amount of interest than under Texas Law, Beneficiary and such Secured Creditor will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Highest Lawful Rate. Additionally, to the extent permitted by applicable Law now or hereafter in effect, Beneficiary or any Secured Creditor may, at its option and from time to time, utilize any other method of establishing the Highest Lawful Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Grantor as provided by applicable law now or hereafter in effect.
     12.12 Subrogation. If any or all of the proceeds of the Notes or other Indebtedness have been used to extinguish, extend or renew any indebtedness heretofore existing against the Mortgaged Property, then, to the extent of such funds so used, Beneficiary shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Mortgaged Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Beneficiary and are merged with the lien and security interest created herein as cumulative security for the repayment and performance of the Indebtedness and the performance and discharge of the Obligations.
     12.13 Rights Cumulative. Trustee and Beneficiary shall have all rights, remedies, and recourses granted in the Loan Documents and available at law or in equity (including, without limitation, those granted by the UCC and applicable to the Mortgaged Property or any portion thereof), and the same (i) shall be cumulative and concurrent, (ii) may be pursued separately, successively, or concurrently against Grantor or others obligated for the Indebtedness or any part thereof, or against any one or more of them, or against the Mortgaged Property, at the sole discretion of Beneficiary, (iii) may be exercised as often as occasion therefor shall arise, it being agreed by Grantor that the exercise, discontinuance of the exercise of or failure to exercise any of the same shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse, and (iv) are intended to be, and shall be, nonexclusive. All rights and remedies of Trustee and Beneficiary hereunder and under the other Loan Documents shall extend to any period after the initiation of foreclosure proceedings, judicial or otherwise, with respect to the Mortgaged Property.
     12.14 Payments. Remittances in payment of any part of the Indebtedness other than in the required amount in funds immediately available at the place where the Notes are payable shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Beneficiary or any Secured Creditor in funds immediately available at the place where the Notes are payable (or such other place as Beneficiary, in Beneficiary’s sole discretion, may have established by delivery of written notice thereof to Grantor) and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by Beneficiary or any Secured Creditor of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default.

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     12.15 Exceptions to Covenants. Grantor shall not be deemed to be permitted to take any action or to fail to take any action with respect to any particular covenant or condition contained herein or in any of the Loan Documents if the action or omission would result in the breach of any other covenant or condition contained herein or in any of the Loan Documents which has not been specifically waived or consented to by Beneficiary, nor shall Beneficiary be deemed to have consented to any such act or omission if the same would provide cause for acceleration of the Indebtedness as a result of the breach of any other covenant or condition contained herein or in any of the Loan Documents which has not been specifically waived or consented to by Beneficiary.
     12.16 Reliance. Grantor recognizes and acknowledges that in entering into the transaction evidenced by the Loan Documents, extending credit to create Secured Obligations and accepting this Deed of Trust, Beneficiary and Secured Creditors are expressly and primarily relying on the truth and accuracy of the foregoing warranties and representations set forth in Article III hereof without any obligation to investigate the Mortgaged Property and notwithstanding any investigation of the Mortgaged Property by Beneficiary or any Secured Creditor; that such reliance exists on the part of Beneficiary and Secured Creditors prior hereto; that such warranties and representations are a material inducement to Beneficiary and Secured Creditors in extending credit evidenced by the Loan Documents, extending credit to create Secured Obligations and accepting of this Deed of Trust; and that Beneficiary and Secured Creditors would not be willing to extend credit evidenced by the Loan Documents, extending credit to create Secured Obligations and accept this Deed of Trust in the absence of any of such warranties and representations.
     12.17 Change of Security. Any part of the Mortgaged Property may be released, regardless of consideration, by Beneficiary from time to time without impairing, subordinating, or affecting in any way the lien, security interest, and other rights hereof against the remainder. The lien, security interest, and other rights granted hereby shall not be affected by any other security taken for the Indebtedness or Obligations, or any part thereof. The taking of additional collateral, or the amendment, extension, renewal, or rearrangement of the Indebtedness or Obligations, or any part thereof, shall not release or impair the lien, security interest, and other rights granted hereby, or affect the liability of any endorser or guarantor or improve the right of any junior lienholder; and this Deed of Trust, as well as any instrument given to secure any amendment, extension, renewal, or rearrangement of the Indebtedness or Obligations, or any part thereof, shall be and remain a first and prior lien, except as otherwise provided herein, on all of the Mortgaged Property not expressly released until the Indebtedness is fully and finally paid and performed and the Obligations are fully performed and discharged.
     12.18 Headings. The Article, Section, and Subsection entitlements hereof are inserted for convenience of reference only and shall in no way alter, modify, or define, or be used in construing the text of such Articles, Sections, or Subsections.
     12.19 Entire Agreement; Amendment. THIS DEED OF TRUST AND THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY

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NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions hereof and the other Loan Documents may be amended or waived only by an instrument in writing signed by Grantor and Beneficiary.
     12.20 Waiver of Right to Trial by Jury. GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM THAT RELATES TO OR ARISES OUT OF ANY OF THE LOAN DOCUMENTS OR THE ACTS OR FAILURE TO ACT OF OR BY BENEFICIARY OR ANY SECURED CREDITOR IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS DEED OF TRUST OR THE OTHER LOAN DOCUMENTS.
The Remainder of This Page Is Intentionally Left Blank.

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     EXECUTED as of the date first above written.

NOTICE OF INDEMNIFICATION:	GRANTOR:

GRANTOR HEREBY ACKNOWLEDGES AND AGREES THAT THIS DEED OF TRUST CONTAINS CERTAIN INDEMNIFICATION PROVISIONS PURSUANT TO SECTION 8.4 HEREOF.	SOUTHERN FLOW COMPANIES, INC., a Delaware corporation

By:
Gary J. Zuiderveen
Chief Financial Officer, Treasurer and Secretary

STATE OF	§
§
COUNTY OF	§
     The foregoing instrument was ACKNOWLEDGED before me this            day of August, 2007, by Gary J. Zuiderveen, the Chief Financial Officer, Treasurer and Secretary of Southern Flow Companies, Inc., a Delaware corporation, on behalf of said corporation.

[ S E A L ]
Notary Public, State of
My Commission Expires:

Printed Name of Notary Public

DEED OF TRUST - Signature Page -

EXHIBIT “A”
Land Description
Name of owner of fee title to Land:

EXHIBIT “A”, Land Description - Solo Page

EXHIBIT “B”
Permitted Exceptions

EXHIBIT “B ”, Permitted Exceptions - Page 1